As filed with the Securities and Exchange Commission on October 7, 2019

File No. 024-10884

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

(Amendment No. 4)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

MASTERWORKS 002, LLC

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

497 Broome Street

New York, New York 10013

Phone: (203) 518-5172

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Joshua B. Goldstein

General Counsel and Secretary

Masterworks 002, LLC

497 Broome Street

New York, New York 10013

Phone: (203) 518-5172

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Phone: (561) 514-0936

Fax: (561) 514-0832

7380	83-1314709
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Securities and Exchange Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the offering circular may be obtained.

MASTERWORKS 002, LLC

Preliminary Offering Circular

October 7, 2019

Subject to Completion

343,175 Class A ordinary shares

Representing Class A Limited Liability Company Interests

$6,863,500 Maximum Offering Amount

Masterworks 002, LLC is a Delaware limited liability company formed to facilitate an investment in a single work of art, an oil on canvas painting created in 1881 by Claude Monet, entitled Coup du Vent (the “Painting”). We believe that, for many investors, our Class A ordinary shares represent an effective means to gain economic exposure to the Painting and, by extension, to the fine art market.

Masterworks 002, LLC, a Delaware limited liability company, is offering up to 343,175 of its Class A ordinary shares representing Class A limited liability company interests, for an aggregate purchase price of up to $6,863,500, in a “Tier 2” offering under Regulation A (the “Offering”). The offering price will be $20.00 per Class A ordinary share. There is no minimum number of Class A ordinary shares that needs to be sold as a condition of closing of this Offering. Subscriptions, once received, are irrevocable by investors but can be rejected by us. This Offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold through our Underwriter, SDDco Brokerage Advisors LLC (“SDDco-BA” or the “Underwriter”), a Securities and Exchange Commission (“SEC”) registered broker-dealer, and a member of the Financial Industry Regulatory Authority (“FINRA”) and Securities Investors Protection Corporation (“SIPC”). SDDco-BA is not purchasing or selling any Class A ordinary shares pursuant to this Offering for its own account. SDDco-BA will be entitled to receive fees and commissions for sales of the Class A ordinary shares offered hereby from Masterworks Administrative Services, LLC not to exceed 3.89% of the gross proceeds of the Offering if the maximum offering amount is sold. See “Plan of Distribution” in this Offering Circular.

The closing of the Offering will occur on the earlier of (i) the date that subscriptions for the Class A ordinary shares offered hereby equal $6,863,500 or (ii) an earlier date determined by the Company in its discretion. The maximum offering period is 365 days from the date of commencement, but we reserve the right to terminate this Offering for any reason at any time. This Offering will commence on the date this Offering is qualified by the SEC.

Our affiliate Masterworks.io, LLC owns an online investment platform located at https://www.masterworks.io/ (the “Masterworks Platform”) that allows investors to acquire ownership of an interest in special purpose companies that invest in distinct artworks or a collection of artworks. Once an investor establishes an account on the Masterworks Platform, they can browse and screen potential artwork investments, view details of an investment and sign contractual documents online. For additional information regarding the Masterworks Platform, please see page 59.

No public market currently exists for the Class A ordinary shares. No assurance can be given that we will be able to establish a trading market for the Class A ordinary shares or that any such trading market will be available to all investors.

No sales of Class A ordinary shares will be made prior to the qualification of the Offering statement by the SEC. All Class A ordinary shares will be initially offered in all jurisdictions at the same price that is set forth in this offering circular.

Class A ordinary shares Offered by Us	Number of Class A ordinary shares	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds, Before Expenses, to Us (2)
Per Class A ordinary share:	1	$20.00	$0.00	$20.00
Total (3)	343,175	$6,863,500	$0.00	$6,863,500

(1)

We have engaged SDDco-BA as the Underwriter in connection with this Offering. SDDco-BA may engage other broker-dealers to assist us in finding potential investors. SDDco-BA will receive certain fees and commissions and expense reimbursements from Masterworks Administrative Services, LLC, in respect of its activities, but no commissions, fees or expense reimbursements of SDDco-BA shall be paid by the Company or from the proceeds of this Offering. SDDco-BA is acting solely on a “best efforts” basis and will not acquire any Class A ordinary shares. The Company intends to distribute the Offering through the Masterworks Platform. See the section entitled “Plan of Distribution” beginning on page 32 of this offering circular for additional information.

(2)

This amount does not include maximum fees and commissions payable to SDDco-BA and estimated offering expenses in an aggregate amount of approximately $311,598, all of which will be paid by Masterworks Administrative Services, LLC, rather than from the net proceeds of the Offering.

(3)	Assumes that the maximum aggregate offering amount of $6,863,500 is received by us.

The Class A ordinary shares are to be offered on a “best efforts” basis primarily through the Masterworks Platform. The Company is not offering, and does not anticipate selling, Class A ordinary shares in any state where SDDco-BA is not registered as a broker-dealer. The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing segregated account of the Company with Cross River Bank, Inc. or a similar institution and will not be commingled with any other funds, unless and until there is a closing of the Offering.

We retain complete discretion to determine that subscribers are “qualified purchasers” (as defined in Regulation A under the Securities Act) in reliance on the information and representations provided to us regarding their financial situation. Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in the Class A ordinary shares is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the information under the heading “Risk Factors” beginning on page 16.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”); however, the SEC has not made an independent determination that the securities offered are exempt from registration.

We expect that our operations will not cause us to meet the definition of an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), because (1) at all times our sole assets will consist only of cash and a single work of art referred to herein as the “Painting,” neither of which is deemed to be a “security” for purposes of the 1940 Act, and (2) at all times we will not be engaged primarily in owning, holding, investing or trading in “securities” (as such term is used for purposes of the 1940 Act).

Our principal office is located at 497 Broome Street, New York, New York 10013 and our phone number is (203) 518-5172. Our corporate website address is located at www.masterworks.io. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

This offering circular is following the offering circular format described in Part II of Form 1-A.

SDDCO BROKERAGE ADVISORS LLC

The date of this offering circular is ______, 2019.

We have not and SDDco-BA has not authorized anyone to provide any information other than that contained or incorporated by reference in this offering circular prepared by us or to which we have referred you. Neither we nor SDDco-BA take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This offering circular is an offer to sell only the Class A ordinary shares offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this offering circular is current only as of its date, regardless of the time of delivery of this offering circular or any sale of Class A ordinary shares.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this offering circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to the Offering and the distribution of this offering circular.

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THIRD PARTY DATA

Certain data included in this offering circular is derived from information provided by third-parties that we believe to be reliable. The discussions contained in this offering circular relating to the Painting, the artist, the art market, and the art industry are taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. The statistical data relating to the art market is difficult to obtain, may be incomplete, out-of-date, or inconsistent and you should not place undue reliance on any statistical or general information related to the art market included in this offering circular. The art market data used in this offering circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

TRADEMARKS AND COPYRIGHTS

We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. We do not own the copyright to the Painting, as such term is defined below. This offering circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this offering circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this offering circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Class A ordinary shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Class A ordinary shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our Class A ordinary shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Class A ordinary shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual’s net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

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For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this Offering highlight material information regarding us and this Offering that is not otherwise addressed in the “Offering Summary” section of this offering circular. You should read this entire offering circular, including the section entitled “Risk Factors,” before deciding to purchase the Class A ordinary shares.

Q:	What is Masterworks 002, LLC?

A:

Masterworks 002, LLC is a Delaware limited liability company, formed to facilitate an investment in a single work of art, an oil on canvas painting, dated 1881, signed “Claude Monet,” and entitled, Coup du Vent (translated to “Gust of Wind”) (the “Painting”). We believe that, for many investors, our Class A ordinary shares represent an effective means to gain economic exposure to the Painting and, by extension, to the fine art market.

Q:	What is Masterworks?

A:

Masterworks.io, LLC has created the first fine art investment platform that will allow anyone to invest in individual or portfolios of works of art. “Masterworks” refers to a group of companies that will provide administrative and other services to our Company. Masterworks intends to facilitate similar offerings through the Masterworks Platform located at https://www.masterworks.io/. The Masterworks Platform gives investors the ability to:

●	Browse art investment offerings;
●	Transact entirely online, including digital legal documentation, initiate funds transfer, and ownership recordation; and
●	Manage and track investments easily through an online portfolio management tool.

Q:	What is our relationship with Masterworks?

A:	We have multiple relationships with Masterworks. Notably, Masterworks:

●	Funded our organization, including this Offering;
●	Owns the Painting that will be acquired by us at closing;
●	Will manage and administer our operations after Closing; and
●	Will receive membership interests in our company.

Q.	Who holds legal title to the artwork?

A.

Title to the Painting prior to the closing of the Offering will be held in the name of 6461230, LLC, a Delaware limited liability company and a subsidiary of Masterworks. At closing, we will acquire title to the Painting pursuant to the Merger, as such term is defined below and such title will be contributed to a segregated portfolio of a Cayman Islands segregated portfolio company (“SPC”) which has not yet been formed but is planned to be formed prior to or shortly following the completion of this Offering (“Masterworks Cayman”). An SPC is a single legal entity which may establish internal portfolios. Each portfolio’s assets and liabilities are legally separated from the assets and liabilities of the SPC’s ordinary account and are also separate from assets and liabilities attributed to the SPC’s other segregated portfolios. The Company will own 100% of the share capital of Masterworks Cayman that relates to the portfolio holding the Painting.

Q.	What will Masterworks own or receive in connection with these relationships?

A.

Masterworks plans to own 85,794 Class B ordinary shares, representing a 20% “profits interest” in our fully diluted equity. The Class B ordinary shares owned by Masterworks will entitle Masterworks to 20% of the profit realized by the Company on sale of the Painting or the ability to convert such shares into Class A ordinary shares with a value at the time of conversion equal to 20% of the increase in value of our issued and outstanding Class A and Class B ordinary shares. Masterworks intends to charge a true-up equal to approximately 10% of its cost to acquire the Painting, or $623,944 as reasonable compensation for Masterworks’ capital commitment. In exchange for administrative and custodial services provided to us and paying all ordinary and necessary operating costs and expenses, Masterworks will receive equity interests in us. These equity issuances to Masterworks will effectively result in dilution of 1.5% per annum to Class A ordinary shareholders. Masterworks will also receive any Class A ordinary shares offered by this offering circular that are not sold in the Offering, if any, as partial consideration for the Painting.

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Q.	What costs and expenses will be paid by Masterworks, and what costs and expenses will be paid or reimbursed by us?

A.

Masterworks will pay all costs associated with the development and operation of the Masterworks Platform, and all costs of our organization and this Offering, including legal fees, audit fees, printer costs, compliance costs, marketing expenses and other costs relating to this Offering and all ordinary and necessary costs relating to the administration of our Company and the Painting, such as insurance, display, and storage costs, for which it will receive from the Company Class A ordinary shares at a rate of 1.5% per annum of the total Class A ordinary shares outstanding commencing immediately following the closing of this Offering. In addition, we remain responsible for and shall reimburse Masterworks only for our proportionate share of  costs associated with extraordinary or non-routine matters, such as litigation, judicial proceedings, arbitration and material or extraordinary transactions.

Q.	Can we engage in other business activities without consent of shareholders?

A.

Unless we obtain the consent of shareholders, neither we nor any subsidiary of ours nor the segregated portfolio of Masterworks Cayman that holds title to the Painting can acquire additional material assets, incur debt for borrowed money or engage in business activities that are unrelated to the ownership, maintenance, promotion and sale of the Painting. We can only issue additional membership interests in the form of Class A ordinary shares pursuant to the agreements described herein.

Q.	How is an investment in the Class A ordinary shares different from investing in other art investment opportunities offered on the Masterworks Platform?

A.

If this Offering is successful, Masterworks intends to facilitate other offerings through a similar offering process and structure. Each such offering will represent an investment opportunity in a company holding or planning to directly or indirectly hold a unique artwork or a portfolio of artwork and will therefore have different investment characteristics from every other offering. We believe that the long-term value of each company will heavily depend on the relative popularity and market value of the particular genre, artists and specific works invested in by such company. Masterworks was engaged in a Regulation A offering by its subsidiary, Masterworks 001, LLC, a Delaware limited liability company that closed on September 27, 2019 and is facilitating a Regulation A offering by its subsidiary, Masterworks 003, LLC, a Delaware limited liability company, that was declared effective by the SEC on September 11, 2019 and which is expected to close on or about October 10, 2019.

Q.	Who might benefit from an investment in the Class A ordinary shares?

A.	An investment in the Class A ordinary shares may be appropriate for investors seeking exposure to a new asset class and long-term capital appreciation by investing in a company that provides economic exposure to the fine art market through its ownership in a single piece of physical art. Investors should also be able to hold their investment for an extended time period. We caution persons who require current yield, near-term liquidity or guaranteed income, or who seek a short-term investment, that an investment in the Class A ordinary shares will not be suitable.

Q.	What risks are involved in buying the Class A ordinary shares?

A.	Investing in the Class A ordinary shares is speculative and involves a high degree of risk. You should purchase these securities only if you can afford to hold your investment for an extended period of time. We currently plan to hold the Painting for an extended period and we cannot assure you that a trading market for our shares will develop. See “Risk Factors” for a description of the risks relating to this Offering and an investment in the Class A ordinary shares.

Q.	Will you ever sell the Painting at a loss?

A.	While we believe the value of the Painting will appreciate over time, the art market is subject to global economic risks and other factors that may negatively impact collector demand, activity levels and realized prices in the market for fine art, including for the Painting. Historically, market declines have often been temporary for fine art in the aggregate. Accordingly, we intend to hold the Painting for an extended period of time and may choose to sell the Painting opportunistically if market conditions are favorable, which we believe is necessary to achieve optimal returns. At this time, we have no intention nor economic incentive to sell the Painting at a loss. In the future, we may elect to do so if we determine that such a transaction would be necessary to satisfy our fiduciary obligations to our shareholders. Lastly, circumstances may arise that may compel us to sell the Painting at an inopportune time and potentially at a loss, such as if we face litigation, regulatory challenges or if Masterworks ceases to exist.

Q.	Who can buy Class A ordinary shares?

A.	Generally, the Offering is open to everyone, though there are limits on how much you can invest.

● “Accredited investors” as defined under Rule 501(a) of Regulation D; and

● All other investors can invest up to 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. We reserve the right to reject any investor’s subscription in whole or in part for any reason.

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Q.	How do I buy Class A ordinary shares?

A.

You may purchase Class A ordinary shares in this Offering by creating a new account, or logging into your existing account, at the Masterworks Platform. For details on how to subscribe, see the section of this Offering Circular entitled “Plan of Distribution – Procedures for Subscribing.” You will need to fill out a subscription agreement on the Masterworks Platform like the one attached to this offering circular as Exhibit 4.1 for a certain investment amount and pay for the Class A ordinary shares at the time you subscribe.

Q.	Is there any minimum investment required?

A.

Yes. You must initially purchase at least 1,250 Class A ordinary shares in this Offering, or $25,000; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. We may waive the minimum investment amount based on the supply and demand for the Class A ordinary shares. For example, the Company may waive the minimum investment amount if there is not sufficient demand among fewer investors for the Class A ordinary shares.

Q.	Is there any maximum investment restriction?

A.

Yes. The maximum investment amount per investor is $500,000 or 25,000 Class A ordinary shares; however, we can waive the maximum investment amount on a case-by-case basis in our sole discretion. We may waive the maximum investment amount based on the supply and demand for the Class A ordinary shares. For example, the Company may waive the maximum investment amount if there is sufficient demand among fewer investors for the Class A ordinary shares.

Q.	Is there any minimum initial offering amount required to be sold?

A.	No. There is no minimum initial offering amount required to be sold in this Offering.

Q.	What will we do with the proceeds from this Offering?

A.

We will use all of the proceeds from this Offering, together with any remaining unsold Class A ordinary shares from this Offering, if any, for us to acquire the Painting from Masterworks pursuant to the Merger, as such term is defined below. In all cases, if a closing of this Offering occurs, we will acquire the Painting pursuant to the Merger, as such term is defined below, for aggregate consideration of $6,863,500 (with any shares issued to Masterworks valued at $20 per share for such purposes), we will have no indebtedness and the beneficial ownership percentage in the Painting represented by one Class A ordinary share will be the same whether or not this Offering is fully subscribed and irrespective of the relative size of the Offering.

Q.	Can the Painting be sold at any time or in any manner?

A.	Yes. We can sell the Painting without shareholder approval.

Q.	What happens upon a sale of the Painting?

A.	Following a sale of the Painting, we will pay or reimburse Masterworks for any expenses for which we are responsible, including applicable third-party sales commissions, income taxes and other transactional expenses. Following the payment of all of such taxes and expenses, the remaining funds, if any, will be distributed to the then holders of record of our shares in accordance with the priorities set forth in our operating agreement. As further discussed below, our intention is that we will own the Painting for an indefinite period, but the Painting will be perpetually available for sale following the Offering and we will evaluate any reasonable third party offers to acquire the Painting.

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Q.	How long will this Offering last?

A.

The closing of the Offering will occur on the earlier of (i) the date that subscriptions for the Class A ordinary shares offered hereby, total $6,863,500 or (ii) a date determined by us in our discretion. The maximum Offering period is 365 days from the date of commencement, but we reserve the right to terminate this Offering for any reason at any time.

Q.	Will we file additional information with the SEC?

A.	Yes, we will file certain information with the SEC, including:

●	An annual report;
●	A semi-annual report;
●	Supplements to the offering circular, if we have material information to disclose to you; and
●	Other reports that we may file or furnish to the SEC from time to time.

All such information will be available on the SEC’s website at www.sec.gov and on the Masterworks Platform located at https://www.masterworks.io/.

Q.	When will I get my detailed tax information?

A.	Your IRS Form 1099-DIV tax information, if required, will be provided by January 31 of the year following each taxable year.

Q.	Who can help answer my questions about the Offering?

A.	If you have more questions about the Offering, or if you would like additional copies of this offering circular, you should contact us by email at support@masterworks.io or by mail at:

Masterworks 002, LLC

c/o Masterworks Administrative Services, LLC

497 Broome Street

New York, New York 10013

Attn: Investor Relations

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SUMMARY

This summary highlights selected information contained elsewhere in this offering circular. This summary does not contain all of the information you should consider before investing in the Class A ordinary shares. You should read this entire offering circular carefully, especially the risks of investing in the Class A ordinary shares discussed under “Risk Factors,” before making an investment decision. In this offering circular, unless the context indicates otherwise, the terms “we,” “our,” “ours,” “us,” “Masterworks 002” or the “Company,” refer to Masterworks 002, LLC, a Delaware limited liability company, and its ownership of 100% of the capital shares of Masterworks Cayman that relate to the portfolio holding the Painting. For purposes of this offering circular, the term “Masterworks” refers to Masterworks.io, LLC, and/or any of its wholly owned subsidiaries, which include Masterworks Administrative Services, LLC, referred to herein as the “Administrator,” Masterworks Gallery, LLC and 6461230, LLC, which is a wholly owned subsidiary of Masterworks Gallery, LLC, but does not include Masterworks 002, LLC and Masterworks Cayman. All relevant Masterworks entities are Delaware limited liability companies, other than Masterworks Cayman which is a Cayman Islands segregated portfolio company. For purposes of this offering circular, the term “Painting” refers to that certain painting signed by Claude Monet, titled Coupe de Vent, 1881. Unless otherwise clear from the context, references throughout this offering circular to “our operating agreement” refers to the Masterworks 002, LLC’s amended and restated operating agreement to be effective on or prior to the qualification of this offering circular by the SEC and the form of which is filed as Exhibit 2.3 to the offering statement of which this offering circular forms an integral part. Certain monetary amounts relating to Masterworks’ acquisition of the Painting have been converted from British Pounds Sterling (£) to U.S. dollars ($) at an exchange rate of $1.3181 to £1.00, which was the average exchange rate in effect on June 20, 2018. Dollar amounts throughout this offering circular have been rounded to the nearest whole dollar.

Overview

We were formed as a Delaware limited liability company on July 19, 2018 to facilitate an investment in the Painting. The Administrator will manage all maintenance and administrative services relating to the Painting and the Company. We will not conduct any business activities except for activities relating to an investment in, maintenance, promotion and the eventual sale of the Painting. Our strategy will be to display and promote the Painting so as to enhance its value and broaden its exposure to the art-viewing public.

The Painting was purchased by Masterworks at a public auction held by Christie’s International PLC, on June 20, 2018, for £4,733,750, or $6,239,556 based on the average exchange rate in effect on such date, although closing of the sale did not occur until September 2018. We are offering 343,175 Class A ordinary shares in this Regulation A+ Offering for an aggregate subscription amount of $6,863,500. Following the closing of the Offering, pursuant to the Merger, as defined below, title to the Painting will be held in a segregated portfolio of Masterworks Cayman, a Cayman Islands segregated portfolio company and we will own 100% of the capital shares of Masterworks Cayman that relate to the Painting.

All of the proceeds from this Offering, together with any remaining unsold Class A ordinary shares from this Offering, if any, will be used as consideration for the Merger, as such term is defined below, pursuant to which we will acquire the Painting from Masterworks for $6,863,500. Following the closing of the Offering and the Merger, title to the Painting will be contributed to Masterworks Cayman. We do not expect to generate any revenues or cash flow unless and until the Painting is sold and no profits will be realized by investors unless they are able to sell their Class A ordinary shares or the Painting is sold. We will be totally reliant on Masterworks for administrative services and to fund operations.

The Artist

The discussions contained in this offering circular relating to Claude Monet, the Painting and the art industry are taken from third-party sources that the Company believes to be reliable and the Company believes that the information from such sources contained herein regarding Claude Monet, the Painting and the art industry is reasonable, and that the factual information therein is fair and accurate.

Claude Monet was born in Paris, France on November 14, 1840. When Monet was five years old, the family moved to Le Havre on the Norman coast, and the painter spent his formative years by the sea, a subject he would return to many times throughout his life. Following a brief service in the French military, which took the artist to Algeria, Monet returned to France and resumed his artistic education in Paris. In the 19th century, the advent of transportable tube paint and a lightweight box easel enabled artists to work primarily outdoors rather than in the studio, and for Monet, painting en plein air became a lifelong pursuit. It was around this time that Monet started to paint using small brushstrokes of unmixed and complementary colors, all but eliminating black from his palette.

The outbreak of the Franco-Prussian war in 1870, provoked Monet to take refuge in London and subsequently, the Netherlands. Though Monet returned to France after the war, he visited Amsterdam once more in 1874. That same year, Monet became a founding member of the Société Anonyme Coopérative des Artistes and participated in the first Impressionist Exhibition organized by the group. Like Monet, many of the artists in the Société Anonyme were interested in exploring avant-garde ideas and themes in their work, such as the effects of atmosphere and light on the perception of color and one’s surroundings. It is widely accepted that the name of the Impressionist movement came about as a response to Monet’s painting Impression, Sunrise, which he had submitted for the inaugural group show.

Monet continued to travel between Paris and the Norman coast to paint contemporary scenes and picturesque landscapes throughout his life. Though he noted in a letter to his dealer, Durand-Ruel, that one particular stay on the coast from late summer to early fall of 1881 was not altogether productive, four known works survive to our day. Coup de Vent, or Gust of Wind, was one of the paintings completed during this particular sojourn. The three other paintings were acquired for museum collections and include The Hut in Trouville, Low Tide at the Museo Thyssen-Bornemisza, Madrid, Seacoast at Trouville at the Museum of Fine Arts, Boston, and one landscape painting from Sainte-Adresse held in the Ordrupgaard Museum, Copenhagen. Monet’s focus on nature persisted in his body of work even after he retired to Giverny around 1883, where he continued to paint until his death in 1926.

Claude Monet, who had achieved fame and success in his own lifetime, still remains as one of the top selling artists in the Impressionist and the overall art market today with his top quality artwork continuing. to be in high demand. In 2018 alone, auction sales Monet’s artwork exceeded $355 million, up from $180 million in 2017. As a result, Monet outsold all artists by total value in 2018, except for Picasso. The success of his market was due, in large part to the extraordinary sale of the collection of Peggy and David Rockefeller at Christie’s in May 2018, resulting in sales of Monet’s artwork of over $250 million in the first half of 2018 alone.

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The Painting

Coup de Vent, or Gust of Wind, is one of four known oil paintings completed by Claude Monet on one particular trip to Normandy in the late summer to early fall of 1881. The Painting includes the artist’s signature and date on the lower right corner of the canvas. The work, which carried a pre-sale estimate of ₤5,000,000 - ₤7,000,000 (roughly $6,800,000 - $9,500,000 according to the sale catalogue) at Christie’s June 20 auction in London depicts a coastal landscape as it is swept by heavy winds. Though it has been lined for support, the painting, which measures 81.4cm by 65.5cm (32 ⅛ inches by 25 ⅛ inches), remains on its original stretcher and carries a Durand-Ruel inventory stamp as evidence of its provenance. As Monet’s primary dealer, Durand-Ruel brokered the sale of many important works, including Coup de Vent. The Painting had been offered at auction once before on November 12, 1985 by Christie’s in New York at an estimate of $450,000 - $550,000, however the bidding failed to reach a reserve price and no sale occurred. On June 19, 2018, one day prior to Masterworks’ purchase, the fair market value of the Painting was appraised at $8,500,000. The appraisal, a copy of which is attached as an exhibit to the Merger Agreement which is filed as Exhibit 6.1 to the offering statement of which this offering circular forms an integral part, is relevant only as of the date it was issued and is subject to important qualifications and limitations as set forth therein. Although the Company believes the pre-auction appraisal is relevant information for investors as part of the total mix of information available as further discussed on page 45, undue emphasis should not be placed on the appraisal amount.

The Art Market

The global art market is influenced over time by the overall strength and stability of the global economy, geopolitical conditions, capital markets and world events, all of which may affect the willingness of potential buyers and sellers to purchase and sell art. The global art market is large, but its exact size is unknown and statistical data is inconsistent. Much of the uncertainty stems from differing estimates of the size of the private dealer and gallery market, which is based on survey data, but disparities also exist in reported auction sales. According to the most recent Art Basel Report, global art sales were $67.4 billion in 2018, up 6% from 2017. The same report estimates that global sales have remained between $57 billion and $68 billion over the past decade, except during 2009 when sales declined to approximately $40 billion, which has believed to have been caused by the global financial crises.

The high-end fine art market is generally defined by works valued in excess of $1 million, is dominated by a small group of ultra-high-net-worth private collectors and institutions, and the group narrows sharply at the very top of the market, with works valued at over $10 million. The fine art market is comprised of two primary sales channels: public auction and private sales. The private sales market operates through a small network of dealers, galleries and art fairs in which transactions are privately negotiated and not publicly reported on a systematic basis. The auction market operates through a group of international and regional auction houses that conduct public sales occurring on specific pre-announced dates and publicly report sales on a regular basis. As a result, the auction market offers relatively greater transparency from a historical transaction reporting standpoint. According to the Art Basel Report, the relative size of the private sales market as compared to the auction market tends to shift based on overall sentiment, where optimism in the market tends to boost auction sales. For example, in 2018, auction sales accounted for 43% of total sales by dollar volume, as compared to approximately 47% in 2017.

The UBS Art Basel Market Report (the “Report”) defines the Impressionist and Post-Impressionist segment as inclusive of artists born between 1821 and 1874. For the 2018 calendar year, according to the Report, auction sales for this segment totaled $2.1 billion, posting a slight decline from $2.3 billion in 2017, but up from $1.3 billion in 2016. The Report places this collecting category in third place by total sales value and volume for the last few years, capturing 15% and 14% of the auction market, respectively, in 2018. Impressionist and Post-Impressionist sales were outpaced by the Modern category, with 29% of value and 31% if volume in 2017, and by the Post-War and Contemporary Market, with 50% of value and 47% of volume in 2018. In 2018, 64.7% of the market for Impressionist and Post-Impressionist art was captured by the top twenty artists, while the top ten alone captured roughly 51.6%. Monet led the segment, with 16.7% of the sales in this category for 2018.

Administrative Services

There are various services required to administer our business and maintain the Painting. Pursuant to an administrative services agreement between us, Masterworks Cayman and Masterworks, to be entered into prior to the completion of the Offering, the Administrator will manage all administrative services relating to our business and the Painting. In exchange for these services and as reimbursement for ordinary and necessary administrative costs, we will issue Class A ordinary shares to the Administrator at a rate of 1.5% of the total Class A ordinary shares outstanding after giving effect to such issuance, per annum. The share issuance in respect of fees and routine reimbursements to Masterworks will be made on a quarterly basis in arrears and there is no overall limit to the number of shares that may be issued to pay these fees. Any extraordinary or non-routine costs, payments and expenses, if any, relating to our Company or the Painting will be paid for by the Administrator, but such extraordinary or non-routine costs and payments will be reimbursed by us upon the sale of the Painting. Any termination of the Administrative Services Agreement will require the prior written consent of Masterworks Gallery, LLC.

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Selling the Painting or the Class A Ordinary Shares

We intend to own the Painting for an indefinite period, although the Painting is effectively perpetually available for sale following the Offering. We, in our sole and absolute discretion, will be able to execute a sale of the Painting at any time and in any manner and, after distribution of the proceeds of such sale, we intend to liquidate our Company.

If our Board of Managers determines that a Liquidity Option (as defined below) for the Class A ordinary shares does not exist on the seven-year anniversary of the closing of the Offering, the Company will use commercially reasonable efforts to sell the Painting as soon as reasonably practicable, but not later than the ten-year anniversary of the Closing of the Offering. A “Liquidity Option” shall refer to a means by which U.S. holders of Class A ordinary shares can monetize their investment in the Class A ordinary shares: (a) through an alternative trading system, or ATS, as defined in SEC Regulation ATS, a bulletin board connecting potential buyers with potential sellers in compliance with SEC guidelines, brokerage transactions or other means reasonably expected to provide Class A shareholders with an ability to sell their Class A ordinary shares on a continuous or episodic basis; (b) pursuant to a repurchase offer or tender offer, effected in compliance with applicable securities laws; or (c) pursuant to a best efforts secondary offering qualified by the SEC pursuant to Regulation A or similar rules in effect at such time, which secondary offering shall be filed with the SEC not later than three months following such seven-year anniversary. There is no guaranty that any such Liquidity Option or sale of the Painting will be successful, or if successful, that the net proceeds realized by shareholders from such transaction will be reflective of the estimated fair market value of the shares at such time. Masterworks will be entitled to reimbursement for costs and expenses associated with any such transaction and may earn fees from such transactions to the extent permitted by applicable laws, rules and regulations, and there can be no assurance that there will be any remaining net proceeds to be distributed after payment of such costs and expenses. The obligation to effect a sale of the Painting in the absence of a Liquidity Option can only be waived by the holders of a majority of the Class A shares.

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Merger

The Painting was purchased by 6461230, LLC on June 20, 2018, though closing of the sale did not occur until September 2018. The Company intends to use all of the proceeds from the Offering as consideration for a merger (the “Merger”) between the Company and 6461230, LLC, with the Company as the surviving entity. The closing of the Offering is conditioned on the substantially concurrent closing of the Merger. As a result of the Merger, we will succeed to all of the assets of 6461230, LLC, which shall consist of the Painting and the liabilities of 6461230, LLC, which are expected to be $0 at the effective time of the Merger. Following the closing of the Offering, title to the Painting will be contributed to Masterworks Cayman.

Qualification Rights

Masterworks will have the right to request that we qualify on Form 1-A, or a comparable form, the resale of any Class A ordinary shares beneficially owned by Masterworks. There are no limitations or restrictions on the size or frequency of such qualification requests, other than pursuant to applicable law, provided, that all costs associated with any such qualification shall be the responsibility of Masterworks. Accordingly, any such qualification will have no economic impact on holders of Class A ordinary shares. The qualification rights are set forth in the Company’s Operating Agreement.

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Organizational Structure

The following diagram reflects the planned organizational structure of Masterworks following the Offering and the material relationships between us and Masterworks that will exist following the Offering:

Investors
(Regulation A)
Masterworks.io, LLC(1)
100%
Class A
Shares
Class B
Shares
Masterworks 002,
LLC
(Company)
Masterworks Gallery,
LLC(2)
Masterworks
Administrative Services,
LLC(3)
Administrative Services
Masterworks Cayman(4)
6461230, LLC(4)
Monet

*All entities are Delaware limited liability companies, except Masterworks Cayman, which is a Cayman Islands segregated portfolio company. Masterworks.io and its subsidiaries, except Masterworks 002, LLC and Masterworks Cayman, are referred to collectively as “Masterworks.” Our officers will also serve as officers of Masterworks. Masterworks entities will engage in other business activities, including performing services to other companies that have a similar business model as our Company. Share ownership percentages assume Masterworks is not issued any Class A ordinary shares as partial consideration for the acquisition of the Painting pursuant to the Merger.

(1)

“Masterworks.io” refers to our affiliate Masterworks.io, LLC, which owns the Masterworks Platform which will facilitate online investment in connection with this Offering and will be used to facilitate similar offerings for other companies. Masterworks was engaged in a Regulation A offering by its subsidiary, Masterworks 001, LLC, a Delaware limited liability company that closed on September 27, 2019 and is facilitating a Regulation A offering by its subsidiary, Masterworks 003, LLC, a Delaware limited liability company, that was declared effective by the SEC on September 11, 2019 and which is expected to close on or about October 10, 2019.

(2)

“Masterworks Gallery” refers to Masterworks Gallery, LLC, which owns 100% of our membership interests prior to giving effect to the Offering. Masterworks Gallery will effectively sell the Painting to us in the Merger for aggregate consideration equal to $6,863,500 (which includes a true-up payment equal to approximately 10.00% of its cost), which will be funded from the proceeds of this Offering. To the extent any Class A ordinary shares are not sold in the Offering, such number of unsold shares will be issued to Masterworks Gallery in the form of Class A ordinary shares, as partial consideration for the Painting pursuant to the Merger and the respective ownership percentages of Masterworks Gallery and investors will adjust accordingly.

(3)

Masterworks Administrative Services, LLC or the “Administrator” will operate the Masterworks Platform and will perform administrative services for us and Masterworks Cayman pursuant to the administrative services agreement. The Administrator will also retain rights to display the Painting. The Administrator will be entitled to receive fees and expense reimbursements for the administration of our operations and custodial services relating to the Painting in the form of Class A ordinary shares at a rate of 1.5% of the total Class A ordinary shares outstanding after giving effect to such issuance per annum following the closing of the Offering. Ultimately, Scott W. Lynn, the founder of Masterworks and the individual responsible for funding Masterworks, has effective control over Masterworks.

(4)

The Company intends to use all of the proceeds from the Offering as consideration for a merger (the “Merger”) between the Company and 6461230, LLC, with the Company as the surviving entity. The Merger will be effective concurrently with the closing of this Offering. As a result of the Merger, 6461230, LLC will cease to exist and we will succeed to all of the assets of 6461230, LLC, which shall consist of the Painting and the liabilities of 6461230, LLC, which are expected to be $0 at the effective time of the Merger. The Merger will be consummated pursuant to a Merger Agreement, a form of which is filed as Exhibit 6.1 to the offering statement of which this offering circular forms an integral part. Following the closing of the Offering, the Company intends to contribute the Painting to a segregated portfolio of a Cayman Islands segregated portfolio company (“Masterworks Cayman”) and will own 100% of the share capital of Masterworks Cayman that relate to the Painting. A segregated portfolio company registered under the Cayman Islands Companies Law is a single legal entity which may establish internal segregated portfolios. Each portfolio’s assets and liabilities are legally separated from the assets and liabilities of the company’s ordinary account and are also separate from assets and liabilities attributed to Masterworks Cayman’s other segregated portfolios (if any). This means that a creditor of Masterworks Cayman will only be entitled to recover against assets attributed and credited to the specific segregated portfolio to which the contract is also attributed. The segregated portfolio of Masterworks Cayman holding title to the Painting does not intend to enter into any contracts or incur any liabilities, except as may be necessary in connection with a sale of the Painting.

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Risk Factors

An investment in the Class A ordinary shares includes a number of risks and uncertainties which are described in the “Risk Factors” section of this offering circular, including the following:

●	Risks Related to Our Business Model

○	Our business model is new and untested.
○	We do not expect to generate any revenues.
○	We are as undiversified as a company can possibly be.
○	We may sell the Painting at a loss or may be unable to sell the Painting at all.
○	The timing of a sale of the Painting is unpredictable.

●	Risks Associated with an Investment in a Company owning Fine Art

○	The Painting may decline in value or may not increase enough in value to cover our administrative costs.
○	The value of the Painting is highly subjective.
○	Investment in art is subject to various risks, including fraud, poor or deteriorating condition, authenticity claims, and other risks.
○	We may have overpaid for the Painting.
○	We may not be able to sell the Painting.
○	There may be high transaction costs to sell the Painting.

●	Risks Relating to Our Relationship with Masterworks

○	We are reliant on Masterworks to maintain the Painting and administer us.
○	Masterworks and its affiliates will have significant control over us and the disposition of the Painting.
○	Masterworks interests may not be aligned with your interests for several reasons, including that Masterworks:

■	will conduct other art-industry related activities,
■	may earn fees from auction houses for providing guaranteed bids at auction,
■	may earn fees from secondary transactions involving the Class A ordinary shares, and
■	will be entitled to receive a true-up upon the acquisition of the Painting by the Company equal to $623,944, or approximately 10.00% of the cost of the Painting, and further, after the Offering, Masterworks will receive fees and expense reimbursements for administrative services.

○	Our operating agreement contains provisions that reduce and waive fiduciary duties of the Board of Managers and the members.
○	Masterworks is subject to cybersecurity risks that could adversely affect us.

●	Risks Related to Ownership of the Class A ordinary shares and the Offering

○	There is no active public market for the Class A ordinary shares and no assurance can be given that a trading market will develop.
○	You may not be able to sell the Class A ordinary shares.
○	There is a risk the Offering will not close.
○

Investors in the Class A ordinary shares will continue to experience dilution after the Offering, due to our arrangement of paying the Administrator in Class A ordinary shares. If the dilution exceeds the rate of appreciation of the Painting, investors may lose money.

○	Investors using foreign currencies or credit cards to pay for their Class A ordinary shares if such payment methods are accepted by us may incur fees and interest charged by third parties in connection with such payment methods and credit card investors will be subject to increased risk.
○	By purchasing shares in this Offering, investors are bound by the arbitration provisions contained in our subscription agreement which limits their ability to bring or seek remedies on a class basis.

Company Information

Our principal office is located at 497 Broome Street, New York, New York 10013 and our phone number is (203) 518-5172. Our corporate website address is the website address of Masterworks.io located at www.masterworks.io. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

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We are a manager-managed limited liability company, managed by the Board of Managers. We were formed for the specific purpose of facilitating an investment in, maintaining, promoting and ultimately selling, the Painting. Purchasers of our Class A ordinary shares in this Offering and any previous or subsequent purchasers will be deemed to become party to our operating agreement, a form of which is filed as Exhibit 2.3 to the offering statement of which this offering circular forms an integral part. As of the date of this filing, 100% of the membership interests of Masterworks 002, LLC, which are not represented by shares or units, are owned by Masterworks. On or prior to the time of qualification of this offering circular by the SEC, the Company will enter into an amended and restated operating agreement for Masterworks 002, LLC, which will create two classes of membership interests of the Company in the form of Class A ordinary shares and Class B ordinary shares, and simultaneously, the existing membership interests currently issued and outstanding will convert automatically into 85,794 Class B ordinary shares. References throughout this offering circular to “Shares” refer generically to the Class A ordinary shares and Class B ordinary shares and references to the Masterworks 002, LLC “operating agreement” and the “operating agreement” of Masterworks 002, LLC, refer to the Masterworks 002, LLC amended and restated operating agreement that will become effective on or prior to the time of qualification of this offering circular by the SEC and the form of which is filed herewith as Exhibit 2.3 to the offering statement of which this offering circular is an integral part and unless otherwise stated herein, all discussion throughout this offering circular assumes that the amended and restated operating agreement is in full force and effect.

Subject to applicable law, the Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution. In addition the Board of Managers will have authority to take all actions with respect to a sale of the Painting; except, the Board of Managers shall not have the authority to amend our operating agreement (except in limited instances described therein), or the administrative services agreement (except in limited instances described therein), incur debt for borrowed money, issue additional Shares (other than pursuant to the agreements described herein) or engage in other business activities, subject to certain exceptions, without first obtaining the prior approval or consent of the shareholders.

The Board of Managers consists of three members and shall initially consist of, Nigel Glenday, Josh Goldstein and the Independent Manager. Our operating agreement provides that each member of the Board of Managers will serve for an indefinite term, but that each may be removed by a majority of the Board of Managers for any reason, or may choose to withdraw under certain circumstances. In addition, our operating agreement provides that holders of two-thirds (2/3) of the voting shares may affirmatively vote to remove a member of the Board of Managers for “cause.”

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THE OFFERING

Class A ordinary shares Offered	343,175 Class A ordinary shares, on a “best efforts” basis for $6,863,500 of gross proceeds. Purchasers of the Class A ordinary shares will become members of the Company.

Offering Price per Class A ordinary share by the Company	$20.00 per Class A ordinary share.

Number of Shares Outstanding Before the Offering	As of the date of this filing, 100% of the membership interests of Masterworks 002, LLC are held by Masterworks. None of such membership interests are represented by shares.

Amended and Restated Operating Agreement

On or prior to the time of qualification of this offering circular by the SEC, Masterworks 002, LLC will enter into an amended and restated operating agreement, which will create two classes of membership interests of the Company in the form of Class A ordinary shares and Class B ordinary shares, and simultaneously, the membership interests of Masterworks 002, LLC currently owned by Masterworks will convert automatically into 85,794 Class B ordinary shares of Masterworks 002, LLC. References throughout this offering circular to the “Masterworks 002, LLC operating agreement,” the “operating agreement of Masterworks 002, LLC,” or “our operating agreement” refer to the Masterworks 002, LLC amended and restated operating agreement that will become effective on or prior to the time of qualification of this offering circular by the SEC and the form of which is filed as Exhibit 2.3 to the offering statement of which this offering circular is an integral part.

Number of Shares Outstanding After the Offering

343,175 Class A ordinary shares.

85,794 Class B ordinary shares (100% held by Masterworks). Class B ordinary shares will be convertible into Class A ordinary shares based on a formula that will result in the issuance of a number of Class A ordinary shares to Masterworks equal to the quotient of (a) 20% of the aggregate increase in value of our issued and outstanding Class A and Class B ordinary shares, divided by (b) the value of the Class A ordinary shares at the time of conversion. For a detailed description of the Class B ordinary share conversion formula and an example of how it operates, see “Description of Shares.”

Minimum and Maximum Investment Amount

The maximum investment amount per investor is $500,000 (25,000 Shares) and the minimum investment amount per investor is $25,000 (1,250 Shares), however, we can waive the maximum or minimum purchase restriction on a case-by-case basis in our sole discretion. Subscriptions, once received, are irrevocable by the investors but can be rejected by us.

Subscribing Online

Our affiliate Masterworks.io owns the Masterworks Platform and Masterworks Administrative Services, LLC operates the Masterworks Platform located at https://www.masterworks.io/ that enables investors to become equity holders in companies that own artworks. Through the Masterworks Platform, investors can browse and screen potential artwork investments, view details of an investment and sign contractual documents online. After the qualification by the SEC of the offering statement of which this offering circular is a part, the Offering will be conducted through the Masterworks Platform, whereby investors will receive, review, execute and deliver subscription agreements electronically. For additional information, see “Plan of Distribution – Subscription Procedures.”

Underwriter

SDDco Brokerage Advisors LLC (“SDDco-BA” or “Broker”), a New York limited liability company and a broker-dealer that is registered with the SEC and in each state where the offering will be made is an Underwriter of this Offering on a “best efforts” basis. SDDco-BA is a member of FINRA and SIPC.

Payment for Class A ordinary shares

After the qualification by the SEC of the offering statement of which this offering circular is a part, investors can make payment of the purchase price in the form of ACH debit transfer or wire transfer into a segregated non-interest bearing account held by us with Cross River Bank, Inc. or a similar institution until the closing date of this Offering. We may also permit payment to be made in foreign currency or by credit card if and to the extent we can establish and maintain relationships with licensed currency exchange services providers and or payment processing entities to facilitate such transactions and provided, further, we are able to do so in accordance with FINRA and SEC guidelines. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors – Risks of investing using a credit card.” On the closing date, the funds in the account will be released to us and the associated Class A ordinary shares will be issued to the investors in this Offering. If there is no closing of this Offering, the funds deposited in the segregated account will be returned to subscribers by mail via a check in U.S. dollars, without interest. If we accept credit cards, any such credit card subscription shall not exceed the lesser of $15,000 or the amount permitted by applicable law, per subscriber. Further, we will use a third-party service to convert any payment in foreign currency into U.S. dollars at the time a subscription agreement is executed, and then deposit such funds in the account. The third-party service used to convert foreign currency into U.S. dollars may charge a conversion fee. Prior to accepting payment in a foreign currency, the Masterworks Platform will display or link to the name of the third-party exchange, an exchange rate and any third-party conversion fees applicable to such transaction. If any funds are returned by us if we choose to reject a subscription or elect not to proceed with the Offering, such funds will be returned by mail via a check in U.S. dollars.

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Investment Amount Restrictions

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, you are encouraged to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

Worldwide	Class A ordinary shares will be offered worldwide, provided that we may elect not to sell shares in particular jurisdictions for regulatory or other reasons. No sales of Class A ordinary shares will be made anywhere in the world prior to the qualification of the offering circular by the SEC in the United States and FINRA’s issuance of a No Objections Letter. All Class A ordinary shares will be initially offered everywhere in the world at the same U.S. dollar price that is set forth in this offering circular.

Voting Rights

The Class A ordinary shares have no voting rights other than to vote, as a single class, to approve certain acts as described in the Masterworks 002, LLC operating agreement, including the right to vote on certain amendments to the operating agreement and the administrative services agreement.

Risk Factors	Investing in the Class A ordinary shares involves risks. See the section entitled “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in the Class A ordinary shares.

Use of Proceeds	We expect that all of the proceeds from this Offering in an aggregate amount equal to $6,863,500 will be used as consideration for the Merger pursuant to which we will acquire ownership of the Painting. Following the closing of the Offering, pursuant to the Merger, title to the Painting will be contributed to Masterworks Cayman. The Administrator will pay all expenses of the Offering, fees and expenses associated with qualification of the Offering under Regulation A and all brokerage fees and expense reimbursements payable to SDDco-BA. Therefore, the gross proceeds from this Offering will equal the net proceeds from this Offering. All of the proceeds from the Offering together with any remaining unsold Class A ordinary shares from this Offering, if any, will be used as consideration for the Merger pursuant to which we will acquire ownership of the Painting from Masterworks.

Closing

The closing of the Offering will occur on (i) the date that the subscriptions for the Class A ordinary shares offered hereby total $6,863,500 or (ii) a date determined by the Company in its discretion. The maximum Offering period is 365 days from the date of commencement. The closing of the Offering is conditioned on the concurrent closing of the Merger.

Termination of the Offering	We reserve the right to terminate this Offering for any reason at any time.

Transfer Restrictions	The Class A ordinary shares may only be transferred by operation of law or with the consent of the Company:

●	To an immediate family member or an affiliate of the owner of the Class A ordinary shares,
●	To a trust or other entity for estate or tax planning purposes,
●	As a charitable gift, or
●	On a trading platform approved by Masterworks, or
●	In a transaction otherwise approved by Masterworks.

Transfer Agent and Registrar	The Company will act as registrar and maintain the Company’s share register. As of the date of this offering circular, we have not engaged a transfer agent, and do not intend to engage a transfer agent until such time as we determine its necessary or we are required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Distributions

None, unless and until there is a sale of the Painting, at which point we plan to pay a liquidating distribution. There can be no assurance as to the timing of a liquidating distribution or that we will pay a liquidating distribution at all.

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DETERMINATION OF OFFERING PRICE

The price per each Class A ordinary share was determined by dividing (1) the sum of (a) purchase price that Masterworks paid for the Painting, $6,239,556, plus (b) approximately 10.00% of such amount, or $623,944 as a true-up payable to Masterworks which, in connection with the Merger pursuant to which we will acquire the Painting, by (2) 343,175, which is the maximum number of Class A ordinary shares that will be sold in this Offering (or issued to Masterworks if any remain unsold). Masterworks Gallery will own 85,794 Class B ordinary shares representing a 20% profits interest in our Company following the Offering and will own Class A ordinary shares if and to the extent the Offering is not fully subscribed, since the number of unsold Class A ordinary shares, if any, will be paid to Masterworks as part of the consideration for the Merger. Prior to this Offering, no public market exists for the Class A ordinary shares, and there can be no assurance that a public market will ever exist for the Class A ordinary shares. The Company believes that based on the price paid for the Painting at public auction, historical appreciation rates of similar paintings by the same artist and other factors, the per share offering price constitutes a reasonable estimate of the fair value of the Class A ordinary shares as of the date of this Offering Circular.

DISTRIBUTION POLICY

We have not declared or paid dividends on the Class A ordinary shares since our formation and do not anticipate paying dividends in the foreseeable future on any shares, unless and until the Painting is sold, at which point we will pay any expenses for which we are responsible and make a liquidating distribution to our shareholders in accordance with our operating agreement. There can be no assurance as to the timing of a liquidating distribution or that we will pay a liquidating distribution at all. There are no contractual restrictions on our ability to declare or pay dividends and if any are to be paid in the future, such decision will be at the discretion of our Board of Managers and will depend on our then current financial condition and other factors deemed relevant by the Board of Managers.

RISK FACTORS

The purchase of the Class A ordinary shares offered hereby involves a high degree of risk. Each prospective investor should consult his, her or its own counsel, accountant and other advisors as to legal, tax, business, financial, and related aspects of an investment in the securities offered hereby. Prospective investors should carefully consider the following specific risk factors, in addition to the other information set forth in this offering circular, before purchasing the securities offered hereby.

Risks Related to our Business Model

The Company is a new company and our business model is untested.

The Company is a new company that was formed on July 19, 2018 and had no operating history. We cannot make any assurance that our business model can be successful. Since inception, the scope of our operations has been limited to our formation. Our business model includes novel and unique features that are untested. Our operations will be dedicated to acquiring and maintaining the Painting and facilitating the ultimate sale of the Painting. We do not expect to generate any revenues or cash flow until the Painting is sold and no profits will be realized by our investors unless the Painting is sold for more than we acquired it for and there are sufficient funds after all applicable costs, expenses and taxes in order to effectuate a distribution to holders of our Class A ordinary shares upon our liquidation. We are not aware of another company that has successfully offered investors securities that represent indirect ownership of an interest in a single work of art. Similarly, there are few, if any, companies that have offered investors securities that represents indirect ownership in a single asset with the sole goal of realizing appreciation on the value of that asset. It is difficult to predict whether this business model will succeed or if there will ever be any value in the Class A ordinary shares.

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We do not expect to generate any revenues.

Our business activities will be dedicated to maintaining the Painting and facilitating the ultimate sale of the Painting, which may not occur for many years. We intend to own the Painting for an indefinite period, although the Painting will be perpetually available for sale following the Offering and we will evaluate any reasonable third party offers to acquire the Painting. We do not expect to generate any revenues or cash flow unless the Painting is sold and no profits can be realized by our investors unless the Painting is sold for more than we acquired it and there are sufficient funds to effectuate a distribution after paying the applicable costs, taxes and expenses, or the investors sell their Class A ordinary shares. Because we do not expect to generate any positive cash flow, we will be completely reliant on Masterworks to fund our operations. Investors should be prepared to hold their Class A ordinary shares for an indefinite period, as there can be no assurance that the Class A ordinary shares can ever be resold or that the Painting can be sold for more than what we paid for it, or at all.

We are extremely undiversified as a company since our strategy is investing in a single piece of art.

Our Company was formed to facilitate an investment in, maintain and potentially sell the Painting. We will not invest in any other artwork or assets. Such lack of diversification substantially increases market risks and the risk of loss associated with an investment in our Class A ordinary shares. A consequence of limiting our scope of operations to an investment in a single Painting is that the aggregate returns realized by investors are expected to correlate to the change in value of the Painting.

The Painting may be sold at a loss or at a price that results in a liquidating distribution that is below the trading price of the Class A ordinary shares, or no liquidating distribution at all.

Any sale of the Painting could be affected at an inopportune time, at a loss and or at a price that would result in a distribution of cash that is less than the price paid by us to acquire the Painting, and our investors could lose part or all of their investment in us. Investors should be prepared to hold their Class A ordinary shares for an indefinite period of time, as there can be no assurance that the Class A ordinary shares can ever be resold or that the Painting can be sold for more than what we paid for it, or at all.

The timing and potential price of a sale of the Painting are impossible to predict, so investors need to be prepared to own the Class A ordinary shares for an uncertain or even indefinite period of time.

We intend to hold the Painting for an indefinite period, although the Painting will be perpetually available for sale following the Offering and we will evaluate any reasonable third party offers to acquire the Painting. In addition, the occurrence of certain events may compel us to sell the Painting. Accordingly, a risk of investing in the Class A ordinary shares is the unpredictability of the timing of a sale of the Painting and the unpredictability of funds being available for cash distribution and investors should be prepared for both the possibility they will not receive a cash distribution for many years, if ever, and the contrary possibility that they may receive a liquidating cash distribution at any time following the completion of the Offering. Investors should be prepared to hold their Class A ordinary shares for an indefinite period of time, as there can be no assurance that the Class A ordinary shares can ever be resold or that the Painting can be sold for more than what we paid for it, or at all.

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Our business model involves certain costs, some of which are to be paid for in the issuance of equity which will have a dilutive effect on the holders of our Class A ordinary shares.

There are various services required to administer our business and maintain the Painting. Pursuant to an administrative services agreement between us Masterworks Cayman and the Administrator to be entered into prior to the completion of the Offering, the Administrator will manage all administrative services relating to our business and the maintenance of the Painting. The Administrator will pay all ordinary and necessary costs and expenses associated with the administration of our business and maintenance of the Painting. In exchange for these services and incurring these costs, the Administrator will receive equity interests in us. These equity issuances to Masterworks will effectively result in dilution of 1.5% per annum to Class A shareholders in their indirect ownership of the Painting. Such dilutive issuances shall begin following the closing of the Offering. Any extraordinary or non-routine services, if any, will be managed and paid for by the Administrator, but actual third-party costs associated with these extraordinary or non-routine services will be reimbursed in cash upon the sale of the Painting or a sale of our Company, as applicable.

Because we do not expect to generate any positive cash flow, we will be completely reliant on the Administrator to fund our operations. The payment of the foregoing fees will have a dilutive effect on the holders of our Class A ordinary shares and will effectively reduce the tangible book value per Class A ordinary share over time.

In the event we are able to sell the Painting, your potential investment returns will be lower than the actual appreciation in value of the Painting due to applicable commissions, expenses and taxes to be paid.

In the event the Painting is sold, your distribution of cash proceeds will be reduced by commissions, expenses and taxes incurred as a result of administering, marketing and selling the Painting, as well as dilution from membership interest issuances to Masterworks. Transaction costs incurred as part of the sale of the Painting could be materially impacted by whether we choose or are able to sell the Painting privately or through a public auction. In a public auction, the principal transaction costs are a seller’s commission and buyer’s premium (a form of selling commission, based on a graduated scale set by each auction house), both of which reduce the net proceeds received by a seller from what a buyer ultimately pays. The final reported sales price includes the hammer price (i.e. the price at which the auctioneer declared the winning bid), and the buyer’s premium. The buyer may also separately incur additional sales or VAT taxes, fees or royalties. A seller typically receives the hammer price less the seller’s commission, if any. The economic terms negotiated between the seller and the auction house can vary widely depending on a number of factors, including the value and importance of the specific work, whether the work is sold as an individual piece or part of a larger collection, anticipated demand levels, and other factors. In addition, the proceeds receivable by a seller are less favorable if the work is subject to a pre-auction guaranty. For a work similar to the Painting, we believe that it would be reasonable to expect that the  sale would incur no seller’s commission and a buyer’s premium in the range of 7% to 15% (calculated as the buyer’s premium divided by the final reported sales). For example, if the Painting were to sell at auction for a sale price of $9,000,000 (hammer price, plus buyer’s premium), the net proceeds available to the Company as the seller would be expected to be in the range of $7,650,000 to $8,370,000, however, the net result could fall outside of this range. The distribution to you upon dissolution of us following a sale will also be taxable to you depending on your tax basis in the Class A ordinary shares, the geographic area in which you reside and your local tax laws. In addition, our corporate structure may change which would change the tax treatment of a distribution – See “– The tax treatment of distributions is uncertain and subject to change.”

In addition, Masterworks will be entitled to its 20% profits interest in respect of its Class B ordinary shares, plus Class A ordinary shares issued by us as administrative fee and expense reimbursement. Accordingly, your investment returns upon a sale of the Painting, if such a sale can occur and if such sale can generate sufficient funds for a distribution after accounting for applicable expenses and taxes, may be significantly lower than the actual rate of appreciation of the Painting.

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Risks Associated with an Investment in Fine Art

There is no assurance of appreciation of the Painting or sufficient cash distributions resulting from the ultimate sale of the Painting.

There is no assurance that the Painting will appreciate, maintain its present value, or be sold at a profit. The marketability and value of the Painting will depend upon many factors beyond our control. There can be no assurance that there will be a ready market for the Painting, since investment in Painting is generally illiquid, nor is there any assurance that sufficient cash will be generated from the sale of the Painting to compensate members for their investment. Even if the Painting does appreciate in value, the rate of appreciation may be insufficient to cover our administrative costs and expenses.

The value of the Painting is highly subjective and appraised values and auction estimates may differ widely from actual realizable value.

The value of the Painting is inherently subjective given its unique character. Although the pre-sale auction estimate for the Painting at the June 20, 2018 auction held by Christie’s was ₤5,000,000 - ₤7,000,000 (roughly $6,800,000 - $9,500,000 according to the sale catalogue) and the work was appraised prior to the auction at $8,500,000, investors are cautioned not to put undue emphasis on the auction estimate or pre-auction appraisal, which are each subject to a number of important qualifications and assumptions. Furthermore, despite the prior pre-sale estimates and appraisals, Masterworks ultimately purchased the work for $6,239,556. The future realizable value of a fine artwork may differ widely from auction estimates or its appraised value for a variety of reasons, many of which are unpredictable and impossible to discern. In addition, the net realizable value to a seller is often significantly lower than the published sale price because the net proceeds are typically reduced by all or a portion of the buyer’s premium and there may also be a sales commission.

For non-cash generating assets, such as fine art, valuation is heavily reliant on an analysis of sales history of similar artwork. Experts often differ on which historical sales are comparable and the degree of comparability. The attempt to discern value from historical sales data is extremely challenging for a variety of reasons, including, without limitation:

●	Qualitative Factors. Differences in perceived quality or condition between the subject work and the so-called “comparable” sale. Perceived differences in the physical quality and condition of the respective works require subjective judgements as to the valuation impact attributable to such differences.

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Lack of Reliable Data. Data from non-auction sales, comprising a majority of all sales, is largely unavailable and historical sales data may be inaccurate. Also, data may be stale or unavailable because comparable works may remain off market for extended periods of time, often for generations. Even for public auctions, sale prices may be incorrectly reported due to credits for guarantees entered into with buyers (though under current rules in certain jurisdictions, these are required to be deducted from the reported sale price), or other credits provided to potential buyers.

●	Idiosyncratic Factors. Idiosyncratic motivations of a buyer or seller may significantly affect the sale price. These motivations may relate to an emotional attachment to the work, ego, financial, estate or tax planning objectives, the desire to enhance or complete a specific collection objective, perceptions of supply and scarcity and other factors.

●	Timing Differences. Historical transactions must be viewed in light of market conditions at the time compared to current conditions. Overall market conditions are difficult to track in recent periods and extremely difficult to discern for historical periods. Harder still, is the ability to track the relative popularity of specific works, artists and genres over historical periods.

●	Market Depth. Sale prices only reflect the price a single buyer was willing to pay for a work, so it is very difficult to determine the depth of demand, as defined by the number of potential buyers that are ready, willing and able to purchase an artwork at or below a given price level.

●	Entanglements. It is not uncommon in the art market for buyer, sellers and intermediaries to enter into private contractual arrangements that may affect the selling price in a specific transaction. It is often impossible to know of the existence or terms of any such contractual arrangements.

Accordingly, due to the inherent subjectivity involved in estimating the realizable value of the Painting, any appraisal or estimate of realizable value may prove, with the benefit of hindsight, to be different than the amount ultimately realized upon sale and such differences can be, and often are, material.

An investment in the Painting is subject to various risks, any of which could materially impair the value of the Painting and the market value of our Class A ordinary shares.

Investing in Painting is subject to the following risks:

●	Authenticity. Claims with respect to the authenticity of a work may result from incorrect attribution, uncertain attribution, lack of certification proving the authenticity of the artwork, forgery of a work of art, or falsification of the artist’s signature.

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●	Provenance. Claims related to provenance, or history of ownership, are relatively common and allege that an artwork has an uncertain or false origin. Buyers may also negatively perceive some elements of the prior ownership history, or whether the work is considered to have sold too often in the past. With respect to the Painting, buyers may negatively perceive our ownership in the Painting when considering a purchase.

●	Condition. The physical condition of an artwork over time is dependent on technical aspects of artistic workmanship, including the materials used, the manner and skill of application, handling and storage and other factors. Condition often declines over time and could be impaired by the storage conditions of the Painting, viewing and accidental damage by guests physically around the Painting, or other factors. Some physical issues can be effectively repaired by a professional conservator, though results often vary depending on the nature of the defect and the skill and training of the conservator.

●	Physical Risks. Painting is subject to potential damage, destruction, devastation, vandalism or loss as a result of natural disasters (flood, fire, hurricane), crime, theft, illegal exportation abroad, etc.

●	Legal Risks. Painting ownership is prone to a variety of legal challenges, including challenges to title, nationalization, purchase of work of art from unauthorized person, risk of cheating, money laundering, violation of legal regulations and restitution issues.

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Market Risks. The art market is prone to change due to a variety of factors, including changes in transaction costs, substantial changes in fees, tax law changes, export licenses etc., changes in legal regulations, changes in attitudes toward art as an investment, changes in tastes, trends (fashion) and changes in supply, such as the liquidation of a major collection. These risks can be specific to certain geographies.

●	Economic Risks. Art values and demand are affected by economic confidence among ultra-high-net-worth individuals.

●	Fraud Risk. The art market is unregulated and prone to abusive practices, including price manipulation, disguised agencies and lack of transparency.

Although Masterworks Gallery purchased the Painting from a reputable auction house and conducted due diligence in connection with its purchase of the Painting, no amount of due diligence can completely insulate a buyer against these risks and if any of these risks materialize, the value of the Painting may decline, and the trading price of the Class A ordinary shares would be adversely affected.

If the Painting is eventually displayed in a gallery space or other location, it could be damaged, and insurance may not cover all of the damages, or even if insurance does cover the damages, it may cause the painting to be unsaleable.

It is planned that the Painting will be permanently stored and displayed in the United States, though it might be displayed periodically at an international location. We plan to obtain and maintain insurance coverage for the Painting. However, the painting may be damaged while being displayed and our insurance may not be able to cover all of the damages resulting therefrom, and even if insurance does cover such damages, the damages may result in the Painting being unsaleable. Accordingly, damage or destruction of the Painting will have a material adverse impact on the value of the Painting and, consequently, the value of the Class A ordinary shares.

We may have overpaid for the Painting.

We plan to acquire the Painting pursuant to the Merger at the same purchase price paid by Masterworks at a public auction in June 2018, plus we will pay a true-up of equal to approximately 10.00% of the cost of the Painting, or $623,944. Accordingly, if Masterworks overpaid for the Painting, we will have overpaid for the Painting.

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We may not be able to find a buyer for the Painting at a reasonable price.

Art is a highly illiquid asset and a significant percentage of objects go unsold when sent to auction. Even in the event that we attempt to sell the Painting, we cannot guarantee that there will be a buyer at any reasonable price. Additionally, if the Painting does go to an auction sale and is not sold, such failure could damage the reputation of the Painting in the marketplace and make it even more difficult to sell in the future.

The global economy, the financial markets and political conditions of various countries can adversely affect the supply of and demand for works of art.

The global art market is influenced over time by the overall strength and stability of the global economy and the financial markets of various countries, although this correlation may not be immediately evident. In addition, global political conditions and world events may affect our business through their effect on the economies of various countries, as well as on the willingness of potential buyers to purchase the Painting in the wake of economic uncertainty. Accordingly, weakness in those economies and financial markets can adversely affect the supply and demand for works of art and the value of the Class A ordinary shares. Furthermore, global political conditions may also influence the enactment of legislation that could adversely impact our business.

Temporary popularity of some paintings or categories of art may result in short-term value increases that prove unsustainable as collector tastes shift.

Temporary consumer popularity or “fads” among collectors may lead to short-term or temporary price increases, followed by decreases in value. The demand for specific categories of art and artists is influenced by changing trends in the art market as to which collecting categories and artists are most sought after and by the collecting preferences of individual collectors. These conditions and trends are difficult to predict and may adversely impact our ability to sell the Painting for a profit. These risks of changes in popularity may be greater for a living or emerging artist, as compared to other categories which may have a proven valuation track record over a longer period of time. These trends could result in reduced profitability or a loss upon the sale of the Painting.

We could be exposed to losses in the event of title or authenticity claims.

The buying and selling of artwork can involve potential claims regarding title, provenance and or authenticity of the artwork. Authenticity risk related to works of art may result from incorrect attribution, uncertain attribution, lack of certificate proving the authenticity of the artwork, purchase of a non-authentic artwork, or forgery. In the event of a title or authenticity claim against us by a buyer of the Painting from us, we may or may not have recourse against the seller to us of the Painting, but a claim could nevertheless expose us to losses. In addition, we do not maintain liquid assets to defend or settle any such legal claims and would be reliant on the Administrator to outlay the cost of such defense or settlement.

Ownership of Claude Monet’s work may be concentrated, and any large-scale divestiture of a major Monet collection could negatively affect prices.

If any major collector were to liquidate a large number of Monet paintings, the supply demand dynamic could shift dramatically. A significant increase in the number of Monet paintings available for sale could reduce prices.

The Painting could be subject to damage, theft or deterioration in condition, which could have a material adverse effect on the value of the Painting.

We plan to store the Painting in a protected environment with security measures, but no amount of security can fully protect a painting from damage or theft. The damage or theft of valuable property despite these security measures could have a material adverse impact on the value of the Painting and, consequently, the value of our Class A ordinary shares.

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Damage to the reputation of the artist could impair the value of the Painting.

The value of a work of art is or can be dependent on the individual brand and reputation of the artist. Although numerous books have been written about the artist, it is possible that historians will uncover previously unknown facts or allegations about the artist. If any new material revelation were to emerge and such revelation were to cast the artist in a disparaging light, such revelation could negatively affect demand for the Painting, which could diminish or eliminate its value.

Changes in opinions by experts in the artwork regarding authenticity could damage or eliminate the value of the Painting.

Authenticity is often completed by art world experts, and opinions often matter more than scientific data. If a well-respected art expert were to opine negatively on the authenticity of the Painting, it could reduce or eliminate the value of the Painting.

Insurance coverage for the Painting does not cover title claims and may not cover all possible contingencies, exposing us to losses resulting from the damage or loss of the Painting.

We plan to maintain insurance coverage for the Painting against damage or loss of the Painting. Our insurance coverage does not cover title claims and may expressly exclude damage caused by war, losses caused by chemical or biological contamination and certain other potential loss scenarios. Accordingly, a successful claim that we do not have valid title and ownership to the Painting, or uncovered damage or destruction of the Painting will have a material adverse impact on the value of our Class A ordinary shares.

Industry sales cycles can be unpredictable.

Purchase behavior by collectors is generally unpredictable due primarily to the discretionary nature, relative scarcity and high values of art purchases. An art buyer may typically purchase art when excess liquidity is abundant. When economic conditions preclude art collectors from purchasing the Painting, such a downturn in sales will affect our ability to sell the Painting. Additionally, many art buyers have significant access to credit to facilitate the purchase of artwork and any changes which would cause art collectors to not access credit could have a serious impact on a collector’s ability to purchase the Painting.

Risks Related to our Reliance on the Administrator

We are totally reliant on the Administrator to maintain and sell the Painting and manage our administrative services.

We do not plan to have employees or intend to maintain or generate any cash flow prior to the sale of the Painting. Accordingly, we are totally reliant on the performance of the Administrator under the administrative services agreement to effectuate the decisions of our Board of Managers. We plan to rely on the Administrator to perform or administer all necessary services to maintain the Painting, including obtaining insurance and ensuring appropriate storage. The Administrator is also responsible for all administrative services required to maintain our Company, including professional services, regulatory filings, SEC reporting, tax filings and other matters. The Administrator is a newly formed company and has not yet developed a track record of successful performance of these activities. If the Administrator were to default on its obligations under the administrative services agreement, it would be extremely difficult for us to replace the Administrator or internally manage these functions given our lack of cash flow and lack of employees. Accordingly, in the event of a material default by the Administrator under the administrative services agreement, we would likely be forced to sell the Painting. We cannot provide assurance that the timing and or terms of any such sale would be favorable. Further, Masterworks can withdraw for any reason from its position as our Administrator, provided that such withdrawal would only become effective upon a sale of the Painting.

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We are totally reliant on the Administrator to maintain sufficient capital resources to pay our fees, costs and expenses.

Although we believe the Administrator has sufficient capital resources and sources of liquidity to perform its obligations under the administrative services agreement for the foreseeable future, there can be no assurance that the Administrator will be able to maintain sufficient capital to satisfy its obligations in future periods. The Administrator’s capital resources and sources of liquidity will be relied upon by our auditors in determining our likely ability to continue as a going concern. Pursuant to and in accordance with the administrative services agreement, the Administrator is required to maintain cash reserves on hand for so long as the Class A ordinary shares remain outstanding sufficient to pay at least one year of estimated expenses to satisfy its obligations under the administrative services agreement. However, there can be no assurance that the Administrator will be able to maintain such cash reserves. If the Administrator’s liquid capital resources and sources of liquidity are insufficient to satisfy its operational requirements, including the management of our Company, for at least one year, our Company may receive qualified audit reports that would likely have a material adverse effect on the value and trading price of our Class A ordinary shares.

The Administrator is a newly formed business and could run out of capital.

The Administrator is a newly formed entity which is responsible for paying expenses of maintaining the Painting, including storage and insurance, as well as administrative costs associated with managing publicly traded companies such as ours. In that regard, we anticipate that the Administrator’s fee revenue will be fixed by contract with each entity that it manages, as it is for our Company, but its expenses will be variable and prone to increases based on market and other factors. In addition, because the Administrator intends to manage entities like ours that do not have liquid assets, it will periodically need to outlay capital for unusual or non-recurring expenses that will only be reimbursable upon a subsequent sale of the underlying Painting, which could result in liquidity shortages. The Administrator currently relies on a single investor, Scott W. Lynn, for all of its capital and liquidity. If Scott Lynn were to cease funding the Administrator for any reason, the Administrator may not be able to identify additional sources of capital.

The Board of Managers will have complete authority to administer our business consistent with the terms and conditions of our operating agreement, other than material amendments to the operating agreement and the administrative services agreement.

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to do any the following without first obtaining the prior approval or consent of the holders of a majority of the voting shares:

●	Amend, waive or fail to comply with any material provision of the operating agreement, the administrative services agreement;
●	Acquire additional material assets, incur debt for borrowed money or engage in business activities that are unrelated to the ownership, maintenance, promotion and sale of the Painting; or
●	Issue additional Shares other than pursuant to the agreements described herein.

Additionally, we, in our sole and absolute discretion, may decide to sell the Painting at any time and in any manner.

If our Board of Managers determines that a Liquidity Option (as defined below) for the Class A ordinary shares does not exist on the seven-year anniversary of the closing of the Offering, the Company will use commercially reasonable efforts to sell the Painting as soon as reasonably practicable, but not later than the ten-year anniversary of the Closing of the Offering. A “Liquidity Option” shall refer to a means by which U.S. holders of Class A ordinary shares can monetize their investment in the Class A ordinary shares: (a) through an alternative trading system, or ATS, as defined in SEC Regulation ATS, a bulletin board connecting potential buyers with potential sellers in compliance with SEC guidelines, brokerage transactions or other means reasonably expected to provide Class A shareholders with an ability to sell their Class A ordinary shares on a continuous or episodic basis; (b) pursuant to a repurchase offer or tender offer, effected in compliance with applicable securities laws; or (c) pursuant to a best efforts secondary offering qualified by the SEC pursuant to Regulation A or similar rules in effect at such time, which secondary offering shall be filed with the SEC not later than three months following such seven-year anniversary. There is no guaranty that any such Liquidity Option or sale of the Painting will be successful, or if successful, that the net proceeds realized by shareholders from such transaction will be reflective of the estimated fair market value of the shares at such time. Masterworks will be entitled to reimbursement for costs and expenses associated with any such transaction and may earn fees for such transactions to the extent permitted by applicable laws, rules and regulations, and there can be no assurance that there will be any remaining net proceeds to be distributed after payment of such costs and expenses. The obligation to effect a sale of the Painting in the absence of a Liquidity Option can only be waived by the holders of a majority of the Class A ordinary shares.

Members of the Board of Managers may be removed by a majority of the Board of Managers for any reason with or without “cause” or for “cause” as defined in our operating agreement by a vote of the holders of two-thirds (2/3) of the voting shares. This concentration of control in the Board of Managers may delay, deter or prevent acts that would be favored by holders of our Class A ordinary shares. The interests of the Board of Managers or the Administrator may not always coincide with our interests or the interests of the holders of our Class A ordinary shares. As a result, the market price of our Class A ordinary shares could decline, or holders of our Class A ordinary shares might not receive a premium over the then-current market price of our Class A ordinary shares upon a change in control.

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Holders of our Class A ordinary shares do not elect or vote on the Administrator and have limited ability to influence decisions regarding our business.

Our operating agreement provides that our assets, affairs and business will be managed under the direction of the Board of Managers. Holders of our Class A ordinary shares do not elect or vote on the Board of Managers and can only remove the Board of Managers by a vote of two-thirds (2/3) of the voting shares and only for “cause” as defined in the operating agreement. Accordingly, unlike the holders of common stock in a corporation, holders of Class A ordinary shares have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

We do not intend to list the Class A ordinary shares on a national securities exchange. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer listing on a national stock exchange would be. The Board of Managers is made up of Nigel Glenday, Joshua B. Goldstein, and Leonard J. Sokolow. One of the members of the Board of Managers, Leonard J. Sokolow, serves as the Independent Manager on the Board of Managers (the “Independent Manager”). The Independent Manager serves to protect the interests of the holders of the Class A ordinary shares and is tasked with reviewing and approving all related party transactions of our Company with our affiliates and address all conflicts of interest that may arise between us and the holders of the Class A ordinary shares and our affiliates. If the Independent Manager resigns from such position on the Board of Managers at any time, the remaining members of the Board of Managers shall appoint a replacement that meets the standards of an independent director pursuant to the standards set forth in NASDAQ Marketplace Rule 4200(a)(15). Accordingly, we do not have, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a company listed on a national stock exchange.

We are reliant on the integrity of the Masterworks Platform and a security or privacy breach could expose us to liability or damage our reputation.

We will rely on the Masterworks Platform and other systems and technologies, owned or licensed, to communicate with our shareholders. Masterworks also uses mobile devices, social networking and other online activities to communicate with employees and investors. Such uses give rise to cybersecurity risks, including security breach, espionage, system disruption, theft and inadvertent release of information. Masterworks collects sensitive and confidential information, including personal information about investors, and private information about employees. Information security risks have generally increased in recent years due to the rise in new technologies and the increased sophistication and activities of perpetrators of cyber-attacks. The theft, destruction, loss, misappropriation or release of sensitive and/or confidential information, or interference with the Masterworks Platform or any of the Masterworks’ information technology systems or the technology systems of third-parties on which Masterworks relies, could result in business disruption, negative publicity, brand damage, violation of privacy laws and potential liability, any of which could result in a material adverse effect on the value and liquidity of the Class A ordinary shares.

Risk of non-compliance with regulations.

The Class A ordinary shares are being sold by SDDco-BA, which is a registered broker-dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) and registered in each state where the offer and sales of the Class A ordinary shares will occur, and it is anticipated that Class A ordinary shares will be offered and sold only in states where SDDco-BA is registered as a broker-dealer. If a regulatory authority determines that the Administrator, which is not a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including initial sale of the Class A ordinary shares on the Masterworks Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Class A ordinary shares on the Masterworks Platform, the Administrator may need to stop operating and therefore the Company would not have an entity managing administrative services for the Company or the Painting. In addition, if the Administrator is found to have operated as a ‘broker-dealer’ without being properly registered, there is a risk that Class A ordinary shares offered and sold while the Administrator was not registered may be subject to a right of rescission, which may result in the early termination of the Offering.

Risks Relating to Potential Conflicts of Interest

Masterworks financial arrangements may result in misalignment between its interests and the interests of Class A ordinary shareholders.

Masterworks and its affiliates will have substantially complete discretion to determine when and if to sell the Painting. Since Masterworks earns administrative fees and incurs maintenance and other ongoing costs for so long as the Painting is owned by us, Masterworks may have economic incentives or disincentives to sell the Painting that are misaligned with the interests of shareholders. Accordingly, there is a risk that Masterworks and its affiliates will have conflicts of interest and no assurance can be given that any such conflicts will be resolved in a manner that is in the best interests of shareholders.

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Although Masterworks will own 85,794 Class B ordinary shares representing a 20% profits interest in our Company, and will own Class A ordinary shares following the Offering, Masterworks may eventually sell its shares.

Masterworks will own 85,794 Class B ordinary shares representing a 20% profits interest in our Company following the Offering and will own Class A ordinary shares if and to the extent the Offering is undersubscribed. Masterworks will agree to lock-up provisions in our operating agreement, that will prohibit it from selling any Class B ordinary shares prior to the one-year anniversary of the Offering, though it is permitted to pledge all of its shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the shares in connection with a default by Masterworks on its indebtedness. After the one-year anniversary, Masterworks will have no restrictions on the disposition of any of its retained shares, other than restrictions imposed by applicable securities laws. Accordingly, the alignment that will exist upon closing of the Offering between Masterworks and our other shareholders may not exist in the future. If Masterworks were to sell a significant portion of its shares, the interests of Masterworks may differ significantly from those of investors in the Offering and subsequent holders of the Class A ordinary shares. As a result, we cannot assure investors that Masterworks will execute a discretionary sale of the Painting at a time that is in the best interests of holders of the Class A ordinary shares.

In addition, Masterworks may arrange for some of the Class A ordinary shares it holds to be sold by a broker pursuant to a “10b5-1 trading plan” pursuant to which Masterworks may sell interests at the discretion of their brokers or pursuant to a formula, subject to volume limitations applicable pursuant to federal securities laws. There is a risk that this may result in too many Class A ordinary shares being available for resale and the price of the Class A ordinary shares declining as supply outweighs demand.

Masterworks and Members of the Board of Managers and executive officers will have other business interests and obligations to other entities, including interests and obligations relating to the art industry.

Masterworks expects to engage in other business activities, including other activities relating to the art industry. Masterworks may buy and sell other works of art, enter into pre-auction guarantees, establish a gallery (for viewing purposes), establish other entities similar to us and other activities. In addition, neither the Administrator nor its executive officers nor the Board of Managers will be required to manage us as their sole and exclusive function and they will have other business interests and will engage in other activities in addition to those relating to us. We are dependent on the Administrator and its officers and employees to successfully operate us. Their other business interests and activities could divert time and attention from operating our business.

Our operating agreement contains provisions that exculpate the Board of Managers and the administrative services agreement contains provisions that exculpate the Administrator and its affiliates, and certain other persons engaged on behalf of the Administrator from liabilities with respect to certain actions taken, even if such actions are negligent, which also reduces the remedies available to investors for certain acts by such persons.

Our operating agreement limits the liability of the Board of Managers, any of our members, any person who is an officer of ours and any person who serves at the request of the Board of Managers on behalf of us as an officer, director, members of the Board of Managers, Independent Manager, partner, member, stockholder or employee of such person. The administrative services agreement limits the liability of the Administrator, its affiliates, managers, officers and members. None of the foregoing persons shall be liable to us or the Administrator or any other member of us for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from any of the foregoing person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duties that have not been waived, reckless disregard of duty or any intentional and material breach of the operating agreement or conduct that is subject of a criminal proceeding (where such person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board of Managers, any of the foregoing persons may consult with legal counsel and accountants with respect to our affairs (including interpretations of the operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether any of the foregoing persons acted with the requisite degree of care, such person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the members of the Board of Managers, officers, employees, consultants, attorneys, accountants and professional advisors of us selected with reasonable care; provided, that no such person may rely upon such statements if it believed that such statements were materially false. The foregoing limitations on liability reduce the remedies available to the holders of the Class A ordinary shares for actions taken which may negatively affect us.

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Scott W. Lynn may Have Conflicts of Interest.

Scott W. Lynn, the founder of Masterworks and the individual responsible for funding Masterworks has effective control over the Company’s operations through contractual arrangements with the Lynn Family Trust 001, which owns 100% of the membership interests of Masterworks. Mr. Lynn is also our Chief Executive Officer and the Chief Executive Officer of our Administrator. Mr. Lynn is an art collector and could have conflicts between business with his personal art collection and the collection of Masterworks, or Mr. Lynn could simply stop funding Masterworks and cause it to cease to exist.

Risks Relating to Ownership of the Class A Ordinary Shares and the Offering

Our Class A ordinary shareholders will have very limited voting rights and we will have the ability to sell the Painting without shareholder approval.

Our operating agreement provides that the assets, affairs and business of our Company will be managed under the direction of our Board of Managers. Our Board of Managers, in their sole and absolute discretion, will have the ability to sell the Painting at any time and in any manner. Our shareholders do not elect or vote on our Board of Managers. Our Class A ordinary shareholders will have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement or the administrative services agreement that would adversely change the rights of the Class A ordinary shares. Each outstanding Class A ordinary share entitles the holder to one vote on all matters submitted to a vote of shareholders, provided, that Class A shares beneficially owned by Masterworks shall not vote. Generally, matters to be voted on by our shareholders must be approved by a majority of the votes cast by all Class A ordinary shares present in person or represented by proxy, although the vote to remove a member of the Board of Managers for “cause” requires a two-thirds vote. If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

There is no active public market for our Class A ordinary shares and an active trading market may not ever develop or, even if developed, may not be available to all shareholders, may not be sustained or may cease to exist following this Offering, which would adversely impact the market for our Class A ordinary shares and make it difficult, or even impossible, to sell your Class A ordinary shares.

There is no active market for our Class A ordinary shares. Although we may seek to make the Class A ordinary shares eligible for trading on a trading platform approved by us or to facilitate brokerage transactions, we cannot provide any assurance that we will do so or that we will choose or be able to maintain that eligibility. Even if the Class A ordinary shares are tradeable, we do not know the extent to which investor interest will lead to the development and maintenance of a liquid trading market. Further, we do not expect that our Class A ordinary shares will be traded on any trading platform within twelve months after the closing of this Offering, if at all. Any such trading platform or brokerage relationships may have rules or restrictions that would prevent certain shareholders from trading based on where they hold citizenship, where they reside, their financial situation or other factors. Investors should be prepared to hold their Class A ordinary shares for an indefinite period of time, as there can be no assurance that the Class A ordinary shares will ever be tradable.

You may not be able to sell your Class A ordinary shares at or above the offering price or at all.

The initial public offering price for our Class A ordinary shares is based on based on a simple formula. The price per each Class A ordinary share is equal to the quotient of (1) 110.00% of the purchase price that Masterworks paid for the painting (due to the approximately 10.00% true-up charged by Masterworks), divided by (2) 343,175, which is the total number of Class A ordinary shares offered in this Offering. In addition, Masterworks will own 85,794 Class B ordinary shares representing a 20% profits interest in our Company following the closing of this Offering. Prior to this Offering, no public market exists for our Class A ordinary shares. You may not be able to sell your Class A ordinary shares at or above the initial offering price, or ever. Investors should be prepared to hold their Class A ordinary shares for an indefinite period, as there can be no assurance that the Class A ordinary shares can ever be tradable.

If you pay part or all of the purchase price for the Class A ordinary shares in this Offering in foreign currency, and we do not close the Offering, or choose to reject the subscription, you could have exposure for currency risk.

Investors in this Offering may be able to make payment of the purchase price in the form of foreign currency if we are able to forge and maintain relationships with licensed currency exchange services providers  and provided we are able to do so in accordance with SEC and FINRA guidelines. For those investors who pay in foreign currency, we plan to use a third-party service to convert such payment into U.S. dollars at the time a subscription agreement is executed, and then deposit such funds into a segregated non-interest bearing account of ours. If any funds are returned by us or if we choose to reject a subscription or elect not to proceed with the Offering, such funds will be returned by mail via a check in U.S. dollars. Because the U.S. dollar value of foreign currencies is speculative and the value of your foreign currency at the time you make your subscription may differ substantially from its U.S. dollar value in the future. You may lose money if we choose to reject a subscription or elect not to proceed with the Offering and refund your subscription. Any investor who chooses to pay for the Class A ordinary shares in this Offering in foreign currency is subject to such fluctuations in the value of such foreign currency and the currency risks stemming therefrom.

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We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our investors could receive less information than they might expect to receive from exchange traded public companies.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

If our Class A ordinary shares ever become tradable, and become subject to the penny stock rules, it would become more difficult to trade our Class A ordinary shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price per Class A ordinary share of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If the price of our Class A ordinary shares is less than $5.00 per Class A ordinary share, our Class A ordinary shares will be deemed a penny stock. The penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that, before effecting any such transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive:

●	the purchaser’s written acknowledgment of the receipt of a risk disclosure statement;
●	a written agreement to transactions involving penny stocks; and
●	a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Class A ordinary shares, and therefore holders of our Class A ordinary shares may have difficulty selling their Class A ordinary shares. Investors should be prepared to hold their Class A ordinary shares for an indefinite period of time, as there can be no assurance that the Class A ordinary shares can ever be tradable.

If our Class A ordinary shares are ever able to trade, FINRA sales practice requirements may limit an investors ability to buy and sell our Class A ordinary shares.

If our Class A ordinary shares are ever able to trade, in addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our Class A ordinary shares, which may have the effect of reducing the level of trading activity in our Class A ordinary shares. For these and other reasons, broker dealers may not recommend our Class A ordinary shares, which could reduce the liquidity of the Class A ordinary shares.

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Holders of our Class A ordinary shares may face significant restrictions on the resale of the Class A ordinary shares due to state “Blue Sky” laws or rules restricting participation by foreign citizens.

Each state has its own securities laws, often called “blue sky” laws, which limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state. We do not know whether our Class A ordinary shares will be registered or exempt from registration under the laws of any state. If our Class A ordinary shares are quoted on an alternative trading system, a determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our Class A ordinary shares. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our Class A ordinary shares.

In addition, many trading platforms do not permit non-U.S. citizens or residents to transact on their platforms due primarily to complications associated with obtaining reasonable assurances as to the identity of such individuals and compliance with anti-money laundering, tax and securities laws that would be applicable to such transactions. Accordingly, you should consider the resale market for our Class A ordinary shares to be limited, as you may be unable to resell your Class A ordinary shares without the significant expense of state registration or qualification, or at all.

There is a risk the Offering will not close.

The Offering is structured in a manner such that regardless of the number of Class A ordinary shares sold in the Offering to public investors, the number of shares outstanding will be the same, since Masterworks will receive any remaining unsold Class A ordinary shares in lieu of cash as partial consideration for the Painting. Accordingly, there is neither a set “minimum” number of shares that needs to be sold nor is there any guarantee that a minimum number of shares will be sold in the Offering. However, there is no guarantee that the Offering will close. There are numerous possible scenarios pursuant to which the offering may be abandoned, including a material adverse change or event in the capital markets or art markets, which could make it impracticable to consummate the Offering. The emergence of material litigation regarding the painting itself and/or involving Masterworks, the outbreak of war or hostilities, or Masterworks or SDDco-BA’s determination that the Offering should be delayed, suspended, or abandoned, due to these or other unforeseeable events.

Sales of our Class A ordinary shares under Rule 144 could reduce the price of our stock.

Following this Offering, Masterworks will own 85,794 Class B ordinary shares, representing a 20% “profits interest” in our fully diluted equity. Aggregate proceeds from this Offering will not exceed $6,863,500 and not more than 343,175 Class A ordinary shares will be sold in this Offering. The Class B ordinary shares will be convertible into Class A ordinary shares with a value at the time of conversion equal to 20% of the increase in value of our issued and outstanding Class A and Class B ordinary shares. Masterworks will agree to lock-up provisions in our operating agreement that will prohibit it from selling any Class B ordinary shares prior to the one-year anniversary of the Offering, provided that Masterworks is permitted to pledge all of its shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the shares in connection with a default by Masterworks on its indebtedness. After the one-year anniversary, Masterworks will have no restrictions on the disposition of any of its retained shares, other than restrictions in our operating agreement and those imposed by applicable securities laws. These shares held by our affiliates, shall be “restricted securities” as defined in Rule 144 of the Securities Act. In general, our affiliates must either sell their restricted shares in a transaction exempt from the registration requirements of the of the Securities Act, in which case the buyer would own restricted securities that could not trade freely with the Class A ordinary shares sold in this Offering for at least one year from the time of such sale, or they could sell their shares in accordance with Rule 144. Rule 144 requires that these affiliates hold their shares for a period of at least one year, not sell more than one percent of the total issued and outstanding Class A ordinary shares in any 90-day period and resell the Class A ordinary shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Class A ordinary shares under Rule 144 could reduce prevailing market prices for our securities.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for Class A ordinary shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our Class A ordinary shares will not vary based on the underlying value of our assets at any time. Masterworks is retaining 85,794 Class B ordinary shares, representing a 20% “profits interest” in our fully diluted equity. The Class B ordinary shares retained by Masterworks will entitle Masterworks to 20% of the profit on sale of the Painting or the ability to convert such shares into Class A ordinary shares with a value at the time of conversion equal to 20% of the increase in value of our issued and outstanding Class A and Class B ordinary shares. Masterworks will pay all costs associated with the development and operation of the Masterworks Platform, costs associated with the acquisition of the Painting and all costs of our organization and this Offering. The purchase price of the Painting includes a true-up payment to Masterworks in the amount of $623,944 from the proceeds of the Offering for acquiring and financing the acquisition of the Painting. Masterworks will be responsible for all ordinary and necessary costs for ongoing administrative services and expenses relating to our Company and the Painting. In respect of these services and expenses, Masterworks will receive equity interests in us. These equity issuances to Masterworks will result in dilution of 1.5% per annum to Class A shareholders. Such dilutive issuances shall commence following the closing of the Offering. Therefore, the fixed offering price established for our Class A ordinary shares may not be supported by the current value of the Company or the Painting at the time of the Offering or any particular time in the future.

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If we face litigation related to the Offering, we may elect to auction the Painting and the proceeds of any sale at such auction may be insufficient to provide an adequate remedy. Further, if investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

Our Class A ordinary shares have not been registered under the Securities Act and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act, including Regulation A promulgated thereunder. We represent that this offering circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if this Offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the Class A ordinary shares or find an exemption under the securities laws of each state in which we offer the Class A ordinary shares, each investor may have the right to rescind his, her or its purchase of the Class A ordinary shares and to receive back from us his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we may elect to sell the Painting and there can be no assurance that the proceeds of any such sale would be an adequate remedy for our investors and we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors.

If we face litigation, unless such litigation is proven to involve fraud or intentional misconduct on the part of the Administrator or our other affiliates, we may seek to sell the Painting and the Administrator will be entitled to recoup its expenses in connection with defending and or settling such litigation.

Our operating agreement indemnifies the Board of Managers and the administrative services agreement indemnifies the Administrator in all instances not involving fraud or intentional misconduct. In addition, while the Administrator is responsible for all ordinary and necessary expenses incurred in connection with maintaining the Painting and administering our Company, there is an exception for costs incurred in connection with litigation. Accordingly, if there is any litigation involving our Company which does not involve fraud or intentional misconduct, the costs relating to such litigation will be deducted from the funds to be disbursed to holders of Class A ordinary shares upon our sale of the Painting and subsequent dissolution.

Because we do not have an audit or compensation committee, holders of our Class A ordinary shares will have to rely on our Board of Managers and the Independent Manager to perform these functions.

We do not have an audit or compensation committee comprised of an independent director. Indeed, we do not have any audit or compensation committee. The Board of Managers is made up of Nigel Glenday, Joshua B. Goldstein and Leonard J. Sokolow. One of the members of the Board of Managers, Leonard J. Sokolow, serves as the Independent Manager on the Board of Managers. The Independent Manager serves to protect the interests of the holders of the Class A ordinary shares and is tasked with reviewing and approving all related party transactions between us and our affiliates and address all conflicts of interest that may arise between us and the holders of the Class A ordinary shares and our affiliates. If the Independent Manager resigns from such position on the Board of Managers at any time, the remaining members of the Board of Managers shall appoint a replacement that meets the standards of an independent director pursuant to the standards set forth on NASDAQ pursuant to NASDAQ Marketplace Rule 4200(a)(15).

The securities industry or art industry analysts may publish detailed research reports on us or the Painting, but it is possible that those parties, as well as the media, commentators, and industry experts, will publish informal commentary or news stories about us or the Painting, which may be negative and may negatively impact the value the Class A ordinary shares.

Given the unique features of our business model and this Offering, it is possible that the analysts, media, commentators and industry experts may publicize opinions on the value of the Painting or the Class A ordinary shares which may be negative and which may significantly and adversely affect the value of our Class A ordinary shares.

Purchasers in this Offering and in the aftermarket will experience dilution in the book value of their investment over time.

The initial offering price per Class A ordinary share will be approximately $1.82 above the pro forma net tangible book value per Class A ordinary share immediately following this Offering as a result of the true-up amount payable to Masterworks upon closing of the Offering. The Administrator will earn an administrative services fee in the form of Class A ordinary shares. These fees will, when issued, effectively further reduce the tangible book value per Class A ordinary share over time. Additionally, if the value of the Class A ordinary shares increases over time, the number of Class A ordinary shares to be issued upon conversion of the Class B ordinary shares will also increase over time resulting in additional dilution to holders of our Class A ordinary shares.

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Risks of investing using a credit card.

We may accept credit cards for subscriptions, provided that any such credit card subscription shall not exceed the lesser of $15,000 or the amount permitted by applicable law, per subscriber. An investment in the Class A ordinary shares is a long-term and highly illiquid investment. Payment by credit card may be appropriate for some investors as a temporary funding convenience, but should not be used as a long term means to finance an investment in the Class A ordinary shares. Investors contemplating using their credit card to invest are urged to review the SEC’s Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which is available at https://www.sec.gov/oiea/investor-alerts-and-bulletins/ia_riskycombination. Credit card investment will result in incurrence of third-party fees and charges (often ranging from 1.5% - 3.0%), interest obligations which will lower your expected investment returns, and could exceed your actual returns. In addition, if you cannot meet your minimum payment obligation, you may damage your credit profile which would make it more difficult and more expensive to borrow in the future.

Provisions of our Certificate of Formation and our Operating Agreement may delay or prevent a take-over which may not be in the best interests of holders our Class A ordinary shares.

Provisions of our Certificate of Formation and the operating agreement may be deemed to have anti-takeover effects, which include, among others, the Board of Managers having sole and exclusive control of the operations of us with the exclusion of the holders of the Class A ordinary shares being able to vote upon certain limited circumstances, and may delay, defer or prevent a takeover attempt.

We do not intend to pay distributions in the foreseeable future and may only make a distribution to the holders of our Class A ordinary shares if the Painting can be sold at a profit to the price we paid and after the costs and expenses associated with the sale there are sufficient funds to effect a distribution upon the liquidation of the Company.

We do not maintain any cash balances and do not intend to pay any distributions in the foreseeable future and may only make a distribution to the holders of our Class A ordinary shares if the Painting can be sold at a profit to the price paid by us and other costs and expenses associated with the sale there are sufficient funds to effect a distribution upon our liquidation. Investors should be prepared to never receive a distribution in connection with their ownership of the Class A ordinary shares.

We intend to be taxed as a partnership for U.S. Federal income tax purposes, but the Board of Managers will have the right in its sole discretion to elect that the Company be taxed as a corporation, which could have significant tax consequences for certain holders of the Class A ordinary shares.

We currently anticipate that the Company will be taxed as a partnership for U.S. Federal income tax purposes. This means that any gains or losses from the operations of the Company will be passed through to holders of the Class A ordinary shares for reporting on their personal tax returns, but the Company will not pay material entity level Federal income taxes upon a sale of the Painting. The Board of Managers has sole discretion to change the tax election such that the Company would be taxed as a corporation for U.S. Federal income purposes, which would mean that the Company would be required to pay entity level U.S. Federal income taxes on gains, if any, from the sale of the Painting. Any such change could adversely impact the net amount of funds you receive, after taxes, from a sale of the Painting.

The tax treatment of an investment in the Company is uncertain and subject to change.

We currently expect to be taxed as a partnership, which means we do not expect to pay entity-level Federal income taxes and any gain or loss arising from a sale of the Painting would be allocated to our shareholders and result in capital gains or capital losses (subject to special rates applicable to collectibles) for our shareholders.  In the event our Board of Managers determines that there is a material risk that our partnership status may not be respected by the IRS due to the potential existence of secondary market liquidity for the Class A ordinary shares or for other reasons, our Board of Managers may restructure our operations to avoid or minimize entity-level Federal income taxes.  Any such restructuring could, among other consequences, cause any gain resulting from a sale of the Painting being taxed at higher rates applicable to ordinary income. Shareholders are urged to consult their advisors with respect to the tax consequences of an investment in the Company in light of their particular circumstances.

Tax risk to investors seeking to invest using their individual retirement accounts, including traditional and self-directed IRAs and 401(k)s.

Section 408(m) of the Internal Revenue Code of the United States treats the acquisition of any collectible, including any work of art, as a distribution from the retirement account. Distributions are taxable to the holder of the account and may be subject to early withdrawal penalties of 10% of such amount if the investor is not at least 59-1/2 years of age. The Internal Revenue Service could take the position that an investment in the Class A ordinary shares is tantamount to the acquisition of artwork and therefore should be treated as a taxable distribution. We urge those investors seeking to use their individual retirement accounts to invest in Class A ordinary shares to consult with a competent professional tax professional prior to making an investment decision.

By purchasing shares in this Offering, you are bound by the arbitration provisions contained in our subscription agreement which limits your ability to bring class action lawsuits or seek remedies on a class basis.

By purchasing shares in this Offering, investors agree to be bound by the arbitration provisions contained in our subscription agreement which provide that arbitration is the exclusive means for resolving disputes relating to or arising out of the subscription agreement, the shares, the Masterworks Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing. Please note that this arbitration provision does not apply to claims made under the federal securities laws. Purchasers of shares in a secondary transaction would also be subject to the same arbitration provisions that are currently in our subscription agreement. Such arbitration provision limits the ability of investors to bring class action lawsuits or similarly seek remedies on a class basis for claims subject to the provision. If invoked, the arbitration is required to be conducted in New York, NY in accordance with New York law. The subscription agreement allows for either the Company or an investor to elect to enter into binding arbitration in the event of any covered claim in which the Company and the investor are adverse parties. While not mandatory, in the event that the Company were to invoke the arbitration clause, the rights of the adverse shareholder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company.

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DILUTION

As of the date of this filing, 100% of the membership interests of the Company are held by Masterworks.

Investors in this Offering will suffer immediate dilution in the net tangible book value per share $1.82 as a result of the true-up to be paid to Masterworks as part of our cost of acquiring the Painting. Fees payable to Masterworks in the form of Class A ordinary shares will also result in dilution in the net tangible book value per share of the Class A ordinary shares. We estimate that the net tangible book value per share upon closing of the Offering after giving effect to the intended use of proceeds from the Offering will be $18.18.

The Class B ordinary shares may also have a dilutive effect following the closing of the Offering. On or prior to the time of qualification of this offering circular by the SEC, the Company will enter into an amended and restated operating agreement which will create two classes of membership interests of the Company in the form of Class A ordinary shares and Class B ordinary shares (collectively, the “Shares”), and simultaneously, the existing membership interests will convert automatically into 85,794 Class B ordinary shares and at that time the Class B ordinary shares will become convertible pursuant to a formula into Class A ordinary shares. The formula for the conversion of the Class B ordinary shares into the Class A ordinary shares is as follows:

Class A ordinary shares issuable upon conversion	=	(A) Value Increase, multiplied by
(B) Conversion Percentage, multiplied by
(C) 20%, divided by
(D) Class A Ordinary Share Value.

Definitions for conversion calculation:

“Value Increase”	means, (A) the total number of Class A ordinary shares and Class B ordinary shares outstanding at such time, multiplied by (B) the positive remainder, if any, resulting from (i) the Class A Ordinary Share Value, minus (ii) $20.00.

“Conversion Percentage”	means, (A) the number of Class B ordinary shares being converted, divided by (B) the number of Class B ordinary shares outstanding.

“Class A Ordinary Share Value”	means, as of the close of business on the day preceding the conversion date, the volume weighted average trading price (“VWAP”) of the Class A ordinary shares on all trading platforms or trading systems on which the Class A ordinary shares are being traded over the forty-five (45) trading days then ended, provided, that if the total aggregate trading volume over such 45-trading-day period is less than 5% of the public float, such period shall be extended to the ninety (90) trading days then ended, provided, further, if the total aggregate trading volume over such 90-trading-day period is less than 5% of the public float, the holder of the Class B ordinary shares shall request that the Administrator obtain an appraisal of the Class A Ordinary Share Value from one or more independent nationally-recognized third party appraisal companies and such appraisal shall constitute the Class A Ordinary Share Value.

Examples of conversion calculation

The following table illustrates the number and percentage of Class A ordinary shares (rounded to nearest whole share) that would be issued to Masterworks upon conversion of all of its Class B ordinary shares based on hypothetical changes in the trading price or value of the Class A ordinary shares:

Hypothetical Class A Ordinary Share Value	$20.00	$30.00	$40.00	$50.00	$60.00
No. of Class A ordinary shares Masterworks would receive upon conversion of 100% of its Class B ordinary shares	0	28,598	42,897	51,476	57,196
Percentage of total outstanding Shares Masterworks would receive upon conversion of 100% of its Class B ordinary shares	0%	7.69%	11.11%	13.04%	14.29%

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Pursuant to the foregoing formula, Class A ordinary shares will only be issuable upon a conversion of Class B ordinary shares if the value of the Class A ordinary shares is higher than $20.00 per share. Upon the closing of this Offering, the value of the Class A ordinary shares will be $20.00 per share based on the offering price and therefore, no shares will be issuable upon a conversion of Class B ordinary shares into Class A ordinary shares at such time.

Nominal consideration was paid for the membership interests which will convert into the Class B ordinary shares on or prior to the time of qualification of this offering circular by the SEC upon the execution of the amended and restated operating agreement of Masterworks 002, LLC. The aggregate cash cost to Masterworks for the Class B ordinary shares (once they are issued) will be $100.00 (representing the cash payment made in consideration of the issuance of membership interests that will convert into Class B ordinary shares) or less than $0.01 per share. If in the future the value of the Class A ordinary shares increases to where there is a gain in value, based on the above formula, there will be additional dilution.

For example, if the value of the Class A ordinary shares is $30 per share, based on the foregoing conversion formula, the Class B ordinary shares will be convertible into 28,598 Class A ordinary shares if Masterworks decides to convert all of the Class B ordinary shares they hold. The new investors ownership interest would be diluted as follows assuming that 343,175 Class A ordinary shares are sold in the Offering:

	Dilution Based on Hypothetical Conversion
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of October 7, 2019	0	0.0%	$0	0.0%	$0.00
Assumed issuance of Class A ordinary shares for converted Class B ordinary shares upon the qualification of the Offering	28,598	7.69%	$100	0.0%	0.01
New investors (this Offering)	343,175	92.31%	$6,863,500	100.0%	$20.00
Total	371,773	100.0%	$6,863,600	100.0%	$20.01

Further, as additional Class A ordinary shares are issued to the Administrator as payment for its administrative services, the holders of the Class A ordinary shares will suffer dilution.

PLAN OF DISTRIBUTION

SDDco-BA, a New York limited liability company will manage the sale of the Class A ordinary shares as Underwriter pursuant to an engagement letter agreement, a form of which is attached as Exhibit 1.1 to the offering statement of which this offering circular is an integral part (as amended, the “Engagement Agreement”). SDDco-BA shall use its best efforts to find potential purchasers for the Class A ordinary shares offered pursuant to this offering circular and may engage other broker-dealers to do so. The Underwriter is under no obligation to take the securities and has not committed to purchase any of the Class A ordinary shares offered herein. Subscriptions will be made only through the Masterworks Platform and payment will be made directly to the Company. SDDco-BA shall not directly accept subscriptions or accept payment for the Class A ordinary shares. The subscription funds paid by investors as part of the subscription process will be held in a noninterest-bearing segregated account of the Company with Cross River Bank, Inc., or a similar institution and will not be commingled with any other funds and will not be released, unless and until there is a closing of the Offering. SDDco-BA is a broker-dealer registered with the SEC and a member of the FINRA and the SIPC and is registered in each state where the Offering and sale of the Class A ordinary shares will occur. All fees and expenses of SDDco-BA will be paid by the Administrator and the Company shall have no responsibility for any amounts payable to SDDco-BA. Accordingly, the gross proceeds from the Offering shall be the same as the net proceeds from the Offering.

Online Subscriptions and Bank Account

Our affiliate Masterworks.io, LLC owns the Masterworks Platform and the principals of Masterworks (including Masterworks Administrative Services, LLC) operate the Masterworks Platform located at https://www.masterworks.io/ that allows investors to acquire interests in special purpose companies that invest in artwork. Through the Masterworks Platform, investors can, once they establish an account, browse and screen potential artwork investments, view details of an investment and sign contractual documents online. After the qualification by the SEC of the offering statement of which this offering circular is a part, the Offering will be conducted through the Masterworks Platform, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price in the form of ACH debit, credit card, or wire transfer into a segregated non-interest bearing account held by us until the closing date of this Offering. The subscription funds paid by investors as part of the subscription process will be held in a noninterest-bearing segregated account of the Company with Cross River Bank, Inc. or a similar institution and will not be commingled with any other funds and will not be released, unless and until there is a closing of the Offering. SDDco-BA will not be responsible for collecting or holding investor funds. We may also permit payment to be made in foreign currency if and to the extent we can establish and maintain relationships with licensed currency exchange services providers and or payment processing entities to facilitate such transactions and provided we are able to do so in accordance with SEC and FINRA guidelines. If we accept credit cards, any such credit card subscription shall not exceed the lesser of $15,000 or the amount permitted by applicable law, per subscriber. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors – Risks of investing using a credit card.” Credit card investment will result in incurrence of third-party fees and charges, interest obligations which will lower your expected investment returns and could exceed your actual returns. In addition, if you cannot meet your minimum payment obligation, you may damage your credit profile which would make it more difficult and more expensive to borrow in the future. Class A ordinary shares will be allocated to a purchaser based on the actual exchange rate in effect at the time a subscription is received. Any form of payment other than U.S. dollars will be converted or exchanged for cash and the cash will be deposited into the segregated account pending the closing. On the closing date, the funds in the account will be released to us and the associated Class A ordinary shares will be issued to the investors in this Offering. If there is no closing of this Offering, the funds deposited in the segregated account will be promptly returned to subscribers, without deduction and generally without interest. If any funds are returned by us if we choose to reject a subscription or elect not to proceed with the Offering, such funds will be returned by mail via a check in U.S. dollars.

Upon closing under the terms as set out in this offering circular, funds will be immediately transferred to us (where the funds will be available for use in the operations of the Company’s business in a manner consistent with the “Use of Proceeds” in this offering circular).

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Engagement Agreement with the Underwriter.

We and Masterworks Administrative Services, LLC will enter into an engagement letter agreement with the Underwriter, a form of which is attached as Exhibit 1.1 to the offering statement of which this offering circular is an integral part. The term of the engagement agreement will continue for one-year, unless terminated earlier in accordance with its terms. Masterworks is responsible for the payment of all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including FINRA and blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the Class A ordinary shares under state securities laws and FINRA’s issuance of a No Objections Letter; and (v) other distribution expenses. To the extent that any of these fees and expenses are paid by SDDco-BA with our approval, Masterworks will, upon request, reimburse SDDco-BA for such fees and expenses. In the event the offering does not close or the engagement letter agreement is terminated for any reason other than because of SDDco-BA’s material failure to provide the services contemplated by the engagement letter agreement, the Administrator shall reimburse SDDco-BA for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including legal fees. SDDco-BA will be entitled to receive commissions from the Administrator in connection with this Offering which will vary depending on a variety of factors, including the total amount of capital raised by SDDco-BA and other broker-dealers engaged by SDDco-BA to assist in the distribution, provided that commissions payable to SDDco-BA for capital raising activities in connection with this Offering shall not exceed 3.0% of the gross proceeds of the Offering, or $205,905.

In addition, SDDco-BA and representatives of SDDco-BA will receive additional payments in respect of various activities that are not directly attributable to this Offering or any other offering conducted through the Masterworks Platform, but are considered underwriting compensation. These payments relate to (i) a $5,750 monthly retainer for administrative support services, which focus on supervision of the two FINRA registered representatives and their sales practices, including compliance oversight of securities marketing material, investor screening, investor and issuer due diligence and records management and (ii) fixed compensation payments to the two (2) SDDco-BA representatives, which include non-transaction based compensation payable to the representative in the form of salaries and other costs related to the benefits provided to him. These amounts are payable by Masterworks Administrative Services, LLC, which is not an issuer of securities in this Offering or any other proposed offering and such amounts are payable regardless of whether any particular offering is consummated. We and SDDco-BA determined that $45,362 of such payments are appropriately allocated to this Offering for purposes of determining maximum aggregate underwriting compensation. In making such allocation we and SDDco-BA determined to use an assumed six (6) month estimated allocation period, which reflects a period of time during the pre-qualification testing the waters period and a period of time during the estimated offering period. This assumption, which we believe is a reasonable estimate of the time expended by the representatives on this particular Offering differs from the 365 day maximum offering period. Lastly, SDDco-BA is entitled to reimbursement for out-of-pocket costs of up to $5,000 in connection with this Offering. Accordingly, the maximum amount of underwriting compensation for this Offering will not exceed $267,098, or approximately 3.89% of the gross offering proceeds if the maximum offering is sold. For the avoidance of doubt, the total amount of all items of compensation from any source payable to underwriters, broker dealers, or affiliates thereof will not exceed an amount that equals ten (10) percent of the gross proceeds of the Offering if the maximum offering is sold. All underwriting compensation will become due and payable by Masterworks upon consummation of this Offering, including the commissions and the fees and costs set forth above.

Transfer Agent and Registrar

The Company will act as registrar and maintain the Company’s share register. As of the date of this offering circular, we have not engaged a transfer agent, and do not intend to engage a transfer agent until such time as we determine its necessary or we are required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Book-Entry Records of Class A ordinary shares

Ownership of the Class A ordinary shares will be represented in “book-entry” only form directly in the name of the respective owner of the Class A ordinary shares and shall be recorded by the Company and that no physical certificates shall be issued, nor received, by the Company or any other person. The Company or Masterworks shall send out email confirmations of positions and notifications of changes “from” us upon each and every event affecting any person’s ownership interest.

Investment Amount Limitations

The maximum investment amount per investor is $500,000 (25,000 Shares) and the minimum investment amount per investor is $25,000 (1,250 Shares). We can waive the minimum and maximum purchase requirements by posting such change to our website or on a case-by-case basis in our sole discretion. Subscriptions, once received, are irrevocable by the investors but can be rejected by us.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

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As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the Offering. The only investor in this Offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Class A ordinary shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Class A ordinary shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Class A ordinary shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Class A ordinary shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

We will commence the sale of the Class A ordinary shares as of the date on which the offering statement of which this offering circular is a part is declared qualified by the SEC. The closing of the Offering will occur on the earlier of (i) the date that the subscriptions for the Class A ordinary shares offered hereby equal $6,863,500 or (ii) a date determined by the Company in its discretion. The maximum Offering period is 365 days from the date of commencement, but we reserve the right to terminate this Offering for any reason at any time. Masterworks was engaged in a Regulation A offering by its subsidiary, Masterworks 001, LLC, a Delaware limited liability company that closed on September 27, 2019 and is facilitating a Regulation A offering by its subsidiary, Masterworks 003, LLC, a Delaware limited liability company, that was declared effective by the SEC on September 11, 2019 and which is expected to close on or about October 10, 2019. The artwork held by the entity in such offerings may be liquidated in a three-to-ten year time frame, however, it has not been liquidated as of the date hereof. Other than such offerings, Masterworks has not offered any prior investment programs in which disclosed in the offering materials was a date and time period at which the investment program might be liquidated.

Masterworks Platform

We plan to use the Masterworks Platform website at https://masterworks.io/ to provide notification of this anticipated Offering. Prior to the qualification of the Offering by the SEC, we may post information about this anticipated Offering on the Masterworks Platform website, including prior auction sales of art created by Claude Monet. This offering circular as well as amendments to this offering circular after it has been publicly filed and prior to qualification by the SEC will be furnished to prospective investors for their review via download 24 hours per day, 7 days per week on the website as well.

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Procedures for Subscribing

After the qualification by the SEC of the offering statement of which this offering circular is a part, if you decide to subscribe for any Class A ordinary shares in this Offering, you should go to the Masterworks Platform website at https://masterworks.io/, and follow the links and procedures described on the website. The website will direct you to receive (upon your acknowledgement that you have had the opportunity to review this offering circular), review, execute and deliver the subscription agreement electronically. The Masterworks Platform provides a secure portal to enable you to subscribe as follows:

1.	Once an offering has been qualified by the SEC, you can initiate the subscription process by clicking a “Buy Shares” link adjacent to a reference to the particular offering.

2.

The next screen will require you to provide basic identifying information, including your name, email address, phone number, and to establish a password, after which you will be prompted to continue to the next screen.

3.	You will then be presented with a link to the final Offering Circular (and any post qualification supplements or amendments, if applicable) and basic information about the Offering, including an image of the relevant artwork, the number of Class A ordinary shares offered, the maximum aggregate offering amount and the minimum investment amount.

4.	You will be requested to confirm the number of Class A ordinary shares you wish to subscribe for and the corresponding dollar amount of your proposed subscription.

5.

After a prompt to continue, you will be requested to select a payment method, including: (i) linking a bank account to facilitate payment through the Automated Clearing House, or ACH, (ii) federal funds wire transfer or (iii) credit card, as follows:

(a) ACH. If you choose to link your bank account, you will be requested to select your bank among a directory of banks and you will be prompted to provide your bank user name and password and to select the particular account. You may also confirm your bank account by confirming micro deposits in lieu of using your user name and password.

(b) Wire Transfer. If you choose to pay by wire transfer, you will be provided with the issuer’s bank account number, routing number and bank address, along with a unique identifying code that will enable us to match the incoming wire transfer with your subscription.

(c) Credit Card. If you choose to pay by credit card, you will be prompted to provide your credit card information and will be presented with a screen that reflects the amount of your subscription, the amount of fees that would be charged by the credit card issuer for the transaction and the total amount payable.

6.	After selecting the method of payment, Masterworks sends you an email requesting you to click a link that verifies your email address and confirms that you created your account with Masterworks.

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7.	Assuming your email address is valid, you will be directed to review and execute a copy of the subscription agreement, which contains an active hyper-link to the operating agreement for the issuer and is self-populated with your name, address, telephone number, subscription amount and method of payment.

8.	Next, you will be requested to verify your identity and you will be presented with an active hyperlink to a Customer ID Program Notice which describes the identification information you need to provide. You will be prompted to provide us with your address, date of birth and your social security or tax identification number. You will also be asked: (i) whether you are an accredited investor (with appropriate definitions provided) and if not, you will be asked to confirm that your investment will be less than 10% of your net worth or annual gross income, (ii) whether you or anyone in your household are associated with a FINRA member, securities exchange, self-regulatory organization or the SEC and (iii) whether you or anyone in your household or immediate family is a 10% shareholder, officer, or member of the board of directors of a publicly traded company.

9.

After your identity is cleared against certain governmental terrorist watch lists and lists designed to prevent or deter money-laundering, you will be presented with a confirmation of your accepted subscription. Investors selecting ACH will receive an email that payment has been initiated and a follow-up email indicating that the payment has been received by the issuer.

10.	You will receive an email confirmation indicating the amount of your subscription, along with a fully executed copy of the subscription agreement, which will be time and date stamped, for your records.
11.

You will then be presented with a screen requesting certain tax exemption status information that will be used, along with other information previously provided, to populate a Form W-9 (Request for Taxpayer Identification Number and Certification) or W-8 (International), as applicable.

12.	Lastly, you will be directed to a “My Account” screen that summarizes the status of your subscription, order history, whether or not shares have been issued, profile information, tax documents and active hyperlinks to the subscription agreement and operating agreement.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We will not accept any money until the SEC declares this offering circular qualified.

All funds received from investors in this Offering will be held non-interest bearing segregated bank account of the Company with Cross River Bank, Inc. or a similar institution. SDDco-BA will not be responsible for collecting or holding investor funds. The funds in the account will be released to us only after we close the Offering on the closing date. We intend to complete one closing on the closing date and until that time, the proceeds for the Offering will be kept in the segregated bank account. At the closing, the proceeds will be distributed to us and the associated Class A ordinary shares will be issued to the investors in this Offering. If there is no closing or if funds remain in the account upon termination of this Offering without any corresponding closing, the funds deposited in the segregated account will be promptly returned to subscribers, without deduction and generally without interest. Further, for those investors who pay in foreign currency, we plan to use a third-party service to convert such payment into U.S. dollars at the time a foreign currency subscription is received, and then deposit such funds in the account. Class A ordinary shares will be allocated to a purchaser based on the actual exchange rate. If any funds are returned by us if we choose to reject a subscription or elect not to proceed with the Offering, such funds will be returned by mail via check in the form of U.S. dollars.

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the Class A ordinary shares does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the Class A ordinary shares for your own account and that your rights and responsibilities regarding your Class A ordinary shares will be governed by our operating agreement and Certificate of Formation, each filed as an exhibit to the offering statement of which this offering circular forms an integral part. Purchasers of our Class A ordinary shares in this Offering and subsequent purchasers will be deemed to become party to the Masterworks 002, LLC operating agreement, a form of which is filed as Exhibit 2.3 to the offering statement of which this offering circular forms an integral part.

●	Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the non-interest bearing segregated bank account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

●	Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Class A ordinary shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

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Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Class A ordinary shares.

In order to purchase Class A ordinary shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

Non-U.S. investors may participate in the Offering by depositing their funds in the non-interest-bearing account. Any such funds that are received shall be held on deposit until the applicable closing of the Offering or returned if the Offering fails to close.

Selling Restrictions

Notice to prospective investors in Canada

The Offering of the Class A ordinary shares in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the Class A ordinary shares may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the Class A ordinary shares in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the Class A ordinary shares are offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the Class A ordinary shares by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Class A ordinary shares outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of Class A ordinary shares may be made to the public in that Relevant Member State other than:

●	To any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	To fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

●	In any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Class A ordinary shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

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Each person in a Relevant Member State who initially acquires any Class A ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any Class A ordinary shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Class A ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Class A ordinary shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This offering circular has been prepared on the basis that any offer of Class A ordinary shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Class A ordinary shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of Class A ordinary shares which are the subject of the Offering contemplated in this offering circular may only do so in circumstances in which no obligation arises for us to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. We have not authorized, nor do we authorize, the making of any offer of Class A ordinary shares in circumstances in which an obligation arises for us to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Class A ordinary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the Class A ordinary shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

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Notice to Prospective Investors in Switzerland

The Class A ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Class A ordinary shares or this Offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this Offering, our Company, the Class A ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Class A ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Class A ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Class A ordinary shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This offering circular relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This Offering circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this offering circular nor taken steps to verify the information set forth herein and has no responsibility for the offering circular. The Class A ordinary shares to which this offering circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A ordinary shares offered should conduct their own due diligence on the Class A ordinary shares. If you do not understand the contents of this offering circular you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this Offering. This offering circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Class A ordinary shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Class A ordinary shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Class A ordinary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this Offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Class A ordinary shares must observe such Australian on-sale restrictions.

This offering circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in China

This offering circular does not constitute a public offer of the Class A ordinary shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The Class A ordinary shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

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Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Class A ordinary shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Hong Kong

The Class A ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Class A ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Class A ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Class A ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This offering circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Class A ordinary shares may not be circulated or distributed, nor may the Class A ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class A ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) A corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire Class A ordinary share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) A trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A ordinary shares pursuant to an offer made under Section 275 of the SFA except:

(a) To an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) Where no consideration is or will be given for the transfer;

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(c) Where the transfer is by operation of law;

(d) As specified in Section 276(7) of the SFA; or

(e) As specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Class A ordinary shares and Debentures) Regulations 2005 of Singapore.

USE OF PROCEEDS TO ISSUER

We expect to receive gross proceeds from this Offering of up to $6,863,500. The Administrator will pay all expenses of the Offering, including fees and expenses associated with qualification of the Offering under Regulation A and all fees and expenses of the Underwriter. Therefore, the gross proceeds from this Offering will equal the net proceeds from this Offering. All of the proceeds of this Offering, together with any remaining unsold Class A ordinary shares, from this Offering, if any, will be used as consideration for the Merger pursuant to which we will acquire the Painting from Masterworks. Following the closing of the Offering, title to the Painting will be contributed to a segregated portfolio of Masterworks Cayman and we will own 100% of the share capital relating to the Painting.

DESCRIPTION OF BUSINESS

The discussions contained in this offering circular relating to Claude Monet, the Painting and the art industry are taken from third-party sources that the Company believes to be reliable and the Company believes that the information from such sources contained herein regarding Claude Monet, the Painting and the art industry is reasonable, and that the factual information therein is fair and accurate.

Overview

We were formed as a Delaware limited liability company on July 19, 2018, by Masterworks to facilitate an investment in the Painting. We are a manager-managed limited liability company managed by a Board of Managers. Upon our formation, Masterworks was issued membership interests of the Company representing 100% of our membership interests. Masterworks Gallery adopted our operating agreement. On or prior to the closing of the offering, we will enter into the administrative services agreement with our Administrator pursuant to which the Administrator will agree to administer the Painting and our business. Our Administrator can withdraw for any reason from its position as our Administrator, provided that such withdrawal shall be effective only following a sale of the Painting.

The Painting was purchased by Masterworks at a public auction held by Christie’s in June of 2018, for £4,733,750, or $6,239,556, though closing of the sale did not occur until September 2018. We are offering 343,175 Class A ordinary shares in the Offering for aggregate consideration of $6,863,500 (inclusive of a true-up of approximately 10% of the cost of the Painting). The closing of the Offering will occur on the earlier of (i) the date that subscriptions for the Class A ordinary shares offered hereby total $6,239,556 or (ii) a date determined by the Company in its discretion. All of the proceeds from this Offering will be used as full consideration for the Merger pursuant to which we will acquire ownership of the Painting from Masterworks. Following the closing of the Offering, title to the Painting will be contributed to a segregated portfolio of Masterworks Cayman and we will own 100% of the share capital relating to the Painting. We do not expect to generate any revenues or cash flow unless and until the Painting is sold and no profits will be realized by investors unless the Painting is sold for more than we acquired it for, plus the true-up amount and we have sufficient funds after payment of all associated costs and fees in connection with the sale of the Painting, or the investors are able sell their Class A ordinary shares for a price higher than they purchased them for. We will be 100% reliant on the Administrator to maintain the Painting and administer our business. Concurrently with the closing of the Offering, we intend to effect the Merger, pursuant to which we will acquire the Painting.

Pursuant to an administrative services agreement between Masterworks and, Masterworks Cayman and us to be entered into prior to the completion of the Offering, Masterworks will manage all of our administrative services and will maintain the Painting. In exchange for these services and paying all ordinary and necessary operating costs and expenses, Masterworks will receive equity interests in us. These equity issuances to Masterworks will result in dilution of 1.5% per annum to Class A shareholders. The Administrator will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or services in connection with a sale of the Painting or any sale, merger, third-party tender offer or other similar transaction involving us. Any third-party costs incurred by the Administrator or payments made by the Administrator in connection with litigation or major transactions will be reimbursed upon the sale of the Painting or our Company, as applicable. For more information regarding the administrative services agreement, see “Related Party Transactions.” We will not conduct any business activities except for activities relating to the ownership, maintenance, promotion and the eventual sale of the Painting. Our strategy will be to display and promote the Painting in a manner designed to enhance its provenance and increase its exposure and its value.

Merger

The Painting was purchased by 6461230, LLC on June 20, 2018, though closing of the sale did not occur until September 2018. All of the proceeds from the Offering will be used as consideration for a merger (the “Merger”) between our Company and 6461230, LLC, with the Company as the surviving entity. The closing of the Offering is conditioned on the substantially concurrent closing of the Merger. There are no material conditions to closing of the Merger, other than payment of the merger consideration from the proceeds of the Offering. As a result of the Merger, it is planned that we will succeed to all of the assets of 6461230, LLC, which shall consist of the Painting and the liabilities of 6461230, LLC, which is expected to be $0 at the effective time of the Merger. The Merger will be consummated pursuant to a Merger Agreement, a form of which is filed as Exhibit 6.1 to the offering statement of which this offering circular is an integral part. Following the closing of the Offering, title to the Painting will be contributed to a segregated portfolio of Masterworks Cayman and we will own 100% of the share capital relating to the Painting.

Masterworks Experience in the Art Industry

Masterworks is a relatively new organization. Masterworks is engaged in a Regulation A offering by its subsidiary, Masterworks 001, LLC, a Delaware limited liability company, that closed on September 27, 2019 and is facilitating a planned Regulation A offering by its subsidiary, Masterworks 003, LLC, a Delaware limited liability company, that is expected to close on or about October 10, 2019. The artwork to be held by the entities in such offerings has not been liquidated as of the date hereof. Other than such offerings, Masterworks has not offered any prior investment programs in which disclosed in the offering materials was a date and time period at which the investment program might be liquidated. Scott W. Lynn, our Founder and Chief Executive Officer has been an active collector of postwar and contemporary art for more than fifteen years and has built an internationally-recognized collection of Abstract Expressionism that has included works by Clyfford Still, Barnett Newman, Mark Rothko, Willem de Kooning, and more. In 2017, portions of Mr. Lynn’s collection were exhibited at the Royal Academy in London, the Denver Art Museum, and the Palm Beach Museum. At other periods in time, Mr. Lynn’s collection has been exhibited at museums such as the National Gallery, the Guggenheim (New York), and the Museum of Modern Art. Our acquisition strategy is guided by Mr. Lynn and thus far has relied heavily on various outside consultants and advisors that Mr. Lynn has worked with in his personal collecting. We have hired and continue to hire personnel with backgrounds in art investment and analysis and as such individuals become members of our team, their biographies are posted on the “Our Team” section of the www.masterworks.io website.

About the Art Market

Overview

Statistical data relating to the art market is difficult to obtain, incomplete, or inconsistent. It is a substantially unregulated industry. Accordingly, you should not place undue reliance on any data or general information related to the art market.

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Primary Sources of Data

There are currently a limited number of sources of publicly available data on the art market. Below are three leading sources often relied upon for information:

●	Art Basel, a promoter of art fairs and a subsidiary of MCH Group, an international marketing organization & UBS, an international banking organization, publish the Art Market Report, which we refer to as the Art Basel Report, annually in March. Until recently, the report was published by the same art economist in collaboration with TEFAF.

●	Deloitte Luxembourg, a division of a global financial services company & ArtTactic, an art market research and analytics company, jointly publish the Art and Finance Report biannually in November.

●	Artnet, an art market website operated by Artnet Worldwide Corporation, a wholly owned subsidiary of Artnet, AG, a German publicly traded company.

Summary

The global art market is influenced over time by the overall strength and stability of the global economy, geopolitical conditions, capital markets and world events, all of which may affect the willingness of potential buyers and sellers to purchase and sell art. The global art market is large, but its exact size is unknown and statistical data is inconsistent. Much of the uncertainty stems from differing estimates of the size of the private dealer and gallery market which is based on survey data, but disparities also exist in reported auction sales. According to the most recent Art Basel Report, global art sales were $67.4 billion in 2018, up 6% from 2017. The same report estimates that global sales have remained between $57 billion and $68 billion over the past decade, except during 2009 when sales declined to approximately $40 billion which is believed to have been caused by the global financial crises.

The high-end fine art market is generally defined by works valued in excess of $1 million, is dominated by a small group of ultra-high-net-worth private collectors and institutions, and the group narrows sharply at the very top of the market, with works valued at over $10 million.

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The art market is commonly classified into several major collecting categories, the definitions of which may change depending on the auction house or reporting entity, but generally, they include the following:

●	Post War and Contemporary,
●	Impressionist and Modern,
●	Chinese and Asian, and
●	Old Masters.

Impressionism

The Impressionist movement emerged in France at the end of the 19th century in opposition to the dominant, polished, naturalistic style of the French Académie des Beaux-Arts. Though the term “Impressionist” was initially used as an insult by French critic Louis Leroy, to point out the unfinished nature of the works he saw in the first group exhibition, it was quickly embraced by the artists whom he had described. Unlike institutional artists, Impressionists focused on contemporary subject matter, which included city life, landscapes, still-life, domestic scenes and glimpses of bourgeois life, among others. Though all of these themes had been painted by academic artists, they were considered to be secondary in status and of lesser importance than paintings which depicted classical or historical subjects which often took a moral stance.

Most of the Impressionists preferred to work on their canvases primarily en plein air, meaning outdoors, which allowed them to attempt to capture the momentary nature of light and atmosphere in everyday life. The recent advent in the mid-1900s of tube paints and a lightweight easel made this endeavor a much simpler task for painters like Monet and Pissarro. Color theory was explored by many of the Impressionists, which led some to stop bending colors and paint in short brushstrokes and apply dabs of colors to achieve the desired effect. Complementary colors could be placed next to each other, intensifying the effect of each, so that the eye of the viewer would blend the colors when viewed from afar. The revolutionary departure of Impressionists from the Academic norm paved the way for the Post-Impressionist and Modern Art of Europe for future generations of artists.

The Impressionist and Post-Impressionist Market

The UBS Art Basel Market Report defines the segment as inclusive of artists born between 1821 and 1874. The report takes into account data on sales from over 4,000 auctions, including several regional Chinese auctions, and samples the top 250 in order to provide information on the “Fine Art” category. For the 2018 calendar year, according to the Report, auction sales for this segment totaled $2.1 billion, posting a slight decline from $2.3 billion in 2017, but up from $1.3 billion in 2016. The Report places this collecting category in third place by total sales value and volume for the last few years, capturing 15% and 14% of the auction market, respectively, in 2018. Impressionist and Post-Impressionist sales were outpaced by the Modern category, with 29% of value and 31% if volume in 2017, and by the Post-War and Contemporary Market, with 50% of value and 47% of volume in 2018. In 2018, 64.7% of the market for Impressionist and Post-Impressionist art was captured by the top twenty artists, while the top ten alone captured roughly 51.6%. Monet led the segment, with 16.7% of the sales in this category for 2018.

Art Basel Art Market Report | Top 20 Selling Impressionist and Post-Impressionist Artists in 2018

Rank	Artist	Share of Sales	Nationality

1	Claude Monet	16.7	French
2	Henri Matisse	7.3	French
3	Qi Baishi	7.2	Chinese
4	Wassily Kandinsky	4.4	Russian
5	Huang Binhong	4.4	Chinese
6	Paul Gauguin	3.3	French
7	Wu Changshuo	2.4	Chinese
8	Vincent van Gogh	2.1	Dutch
9	Camille Pissarro	1.9	Danish / French
10	Auguste Rodin	1.9	French
11	Edgar Degas	1.9	French
12	George Seurat	1.7	French
13	Paul Signac	1.7	Danish/ French
14	Pierre-Auguste Renoir	1.6	French
15	Edouard Manet	1.6	French
16	Pierre Bonnard	1.1	French
17	Paul Cézanne	1.0	French
18	Alfred Sisley	0.9	French
19	Édouard Vuillard	0.9	French
20	Alexei Jawlensky	0.9	Russian
	Others	35.3	(Various)

© Arts Economics (2019) with data from Auction Club and other sources

Art Appraisals, Valuation, and Auction Estimates

There is no efficient market that determines the price of a painting and there is no standardized art valuation methodology. The fair market value of art is usually based on an assessment by expert appraisers using relative valuation techniques. Art is valued by analyzing the comparative prices of similar works, aspects of the specific work, supply and demand factors and subjective perceptions of value. An artist’s reputation is developed through a combination of factors, including:

●	Gallery exhibitions,
●	Patronage,
●	Critical endorsement,
●	Museum exhibitions,
●	Museum acquisitions,
●	Awards,
●	Auction prices, and
●	Carefully monitored supply by a sponsoring gallery.

There is tremendous variability in the market value of individual pieces by any given artist. These differences are influenced by the perceived quality of the work, materials, condition, color, size, subject matter, provenance and other factors.

Auction houses may attempt to estimate the value of a painting, but those estimates may not be “arm’s length” and are often negotiated with the selling party. Therefore, they cannot be used as unbiased guidelines in determining the value of an artwork.

Private and Gallery Sales

According to the Art Basel Report, the relative size of the private dealer and gallery market as compared to the auction market tends to shift based on the overall sentiment, where optimism in the market tends to favor auction sales. For example, in 2018, auction sales accounted for an estimated 43% of total sales by dollar volume, as compared to approximately 47% in 2017. Auction houses are also increasingly participating in the private market, brokering non-auction sales transactions, which in 2016 was estimated by TEFAF to make up over $2 billion.

The private dealer and gallery sales market is characterized by its opacity. Galleries and other intermediaries that sell high end art have extensive relationships with figures like artists, critics, collectors and others in the art market and are often committed to long term objectives, such as enhancing the reputation of an artist they represent or the value of their collection. Accordingly, galleries can be highly selective in determining which collectors are permitted to purchase from them, preferring those that are likely to hold works for a long period of time and enhance the provenance of a piece. Most private and gallery sales are confidential. Galleries are often willing to hold inventory for longer periods of time and, generally offer works at posted prices unless there is a longstanding relationship with the buyer. Sellers determine pricing in a private sales model where the dealer or gallery act as an intermediary in negotiating the transactions with a buyer.

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Auction Sales

In general, the auction market is more transparent and more democratic than the private sales market because the final price is determined through open competition, so that any qualified individual can participate and potentially buy the offered work. Interested buyers place sequential ascending bids in a format referred to by economists as an English Auction. Works which are offered for sale by the auction house on behalf of a potential seller, also referred to as a consignor, are often referred to as lots, which may be comprised of one or more items; most paintings are sold as individual lots. Auction sales occur at a fixed time and are a matter of public record. Bidders determine the price of a piece in an auction sale, though the consignor typically sets a reserve floor price below which they would be unwilling to sell the work. A low and high estimate of the sale price is set by the auction house, with the consignor’s input, based on a variety of factors, including the prior sales history, market factors like supply considerations and the reserve price floor. If a consignor does not agree with the estimate range proposed by the auction house, they can elect not to consign the work for sale or can withdraw a consignment. Auction houses often set estimates at levels to either entice bidders to participate or potential consignors to offer their work at auction, thus estimates should not necessarily be viewed as proxies for determining market value.

The price at which an auctioneer declares an item sold at a public auction, referred to as the “hammer price,” does not reflect either the amount realized by a consignor or the price paid by a buyer. In addition to the hammer price, the successful bidder must pay the so-called “buyer’s premium,” which is effectively a commission on the sale that ranges from between 14% and 25% of the hammer price. Sotheby’s published buyer’s premiums for its New York salesroom are 25% for a hammer price up to $400,000, 20% for the portion of a hammer price between $400,000 to $4.0 million and 13.9% for the portion above $4.0 million. The economics received by a consignor in an auction can vary widely. For works of relatively low value, consignors may be required to pay a seller’s commission to the auction house. For higher value works, consignors often pay no commissions and may be entitled to receive a portion of the buyer’s premium if not the full amount of the purchase price.

The public nature of auction sales poses certain risks for consignors. A work that fails to sell at auction as a result of not attracting a bid in excess of the reserve price, will often be much harder to sell in the future. The rate at which artworks fail to sell at public auction, referred to as the “buy-in rate,” hovers around 30%, according to Artprice. The value of an artwork is highly subjective, so a failure to sell a piece at auction is damaging to the perceived value of the work, a concept referred to the art industry as “burning” the work. A 2008 study by Beggs and Graddy determined that paintings that previously failed to sell at auction returned 30% less in subsequent sales than other paintings.

In order to attract high-value consignments, an auction house may offer a guaranteed minimum price to a consignor. In exchange, the consignor agrees, if the final sale is in excess of the guaranteed amount, to pay the auction house a certain percentage of sale proceeds above the guaranteed amount. To offset the risk of a sale below the amount guaranteed to the consignor, an auction house may also secure a minimum guaranteed bid from a potential buyer, also known as a “third-party guarantee” or “irrevocable bid”. These guarantees effectively provide certainty that a successful sale will occur. The economic terms of guarantees and irrevocable bids are not typically disclosed and can vary widely based on negotiations between the relevant parties.

Auction houses publicly report total sale prices that reflect the hammer price (i.e. the price at which the auctioneer declared the winning bid), plus the buyer’s premium, but tend to exclude applicable taxes, fees and royalties, which are typically paid by the purchaser. The buyer’s premium schedule is published by the auction house and is updated or revised periodically. The buyer’s premium for the London salesroom of each of the major auction houses as of the date of this offering circular is as follows (percentages and GBP amounts relate to the hammer price):

Sotheby’s	Christie’s	Phillips

25% up to and including £300,000	25% up to and including £225,000	25% up to and including £300,000
20% from £300,001 to £3.0 million	20% from £225,001 to £3.0 million	20% from £300,001 to £3.0 million
13.9% above £3.0 million	13.5% above £3.0 million	13.5% above £3.0 million

The amount of the published sale price a consignor receives is typically reduced by all or a portion of the buyer’s premium and, in some cases for high value items, a sales commission. The percentage of the buyer’s premium received by the consignor, if any, and the amount of any sales commission payable by the consignor, if any, are negotiated between the consignor and the auction house and vary widely depending on a number of factors, including the value and importance of the specific work, whether the work is sold as an individual piece or part of a larger collection, anticipated demand levels and other factors. For high value items auction houses often waive the sales commission and rebate a portion of the buyer’s premium to the consignor, which is commonly referred to in the industry as an “enhanced hammer.”

Auction houses do not publicly report the economic terms of transactions with consignors, so the Company cannot determine with any degree of confidence what percentage of a sale price would be received by the Company upon consummation of an auction sale. In addition, the economics receivable by a seller are less favorable if the work is subject to a pre-auction guaranty. Based on experience, we believe that it would be reasonable to expect that the net pre-tax cash proceeds receivable by the Company in an auction sale would be in the range of 93% to 82% of the published sale price, however, the net result could fall outside of this range. The existence of any such guarantee arrangement would provide greater certainty of success at auction, but could reduce the sales proceeds received by the Company.

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The Artist

The discussions contained in this offering circular relating to Claude Monet, the Painting and the art industry are taken from third-party sources that the Company believes to be reliable and the Company believes that the information from such sources contained herein regarding Claude Monet, the Painting and the art industry is reasonable, and that the factual information therein is fair and accurate.

Claude Monet was born in Paris, France on November 14, 1840. When Monet was five years old, the family moved to Le Havre on the Norman coast, and the painter spent his formative years by the sea, a subject he would return to many times throughout his life. Following a brief service in the French military, which took the artist to Algeria, Monet returned to France and resumed his artistic education in Paris. In the 19th century, the advent of transportable tube paint and a lightweight box easel enabled artists to work primarily outdoors rather than in the studio, and for Monet, painting en plein air became a lifelong pursuit. It was around this time that Monet started to paint using small brushstrokes of unmixed and complementary colors, all but eliminating black from his palette.

The outbreak of the Franco-Prussian war in 1870, provoked Monet to take refuge in London and subsequently, the Netherlands. Though Monet returned to France after the war, he visited Amsterdam once more in 1874. That same year, Monet became a founding member of the Société Anonyme Coopérative des Artistes and participated in the First Impressionist Exhibition organized by the group. Though the Société Anonyme continued to host the annual shows until 1886, few of the original members exhibited continuously exhibited with the group. Like Monet, many of the artists in the Société Anonyme were interested in exploring avant-garde ideas and themes in their work, such as the effects of atmosphere and light on the perception of color and one’s surroundings. It is widely accepted that the name of the Impressionist movement came about as a response to Monet’s painting Impression, Sunrise, which he had submitted for the inaugural group show.

Monet continued to travel between Paris and the Norman coast to paint contemporary scenes and picturesque landscapes throughout his life. Though he noted in a letter to his dealer, Paul Durand-Ruel, that one particular stay on the coast from late summer to early fall of 1881 was not altogether productive, four known works survive to our day. Coup de Vent (Gust of Wind) was one of the paintings completed during this particular sojourn. The three other paintings were acquired for museum collections and include The Hut in Trouville, Low Tide at the Museo Thyssen-Bornemisza, Madrid, Seacoast at Trouville at the Museum of Fine Arts, Boston, and one landscape painting from Sainte-Adresse held in the Ordrupgaard Museum, Copenhagen. Monet’s focus on nature persisted in his body of work even after he retired to Giverny around 1883, where he continued to paint until his death in 1926.

Claude Monet, who had achieved fame and success in his own lifetime, still remains as one of the leaders in the Impressionists market today. Works of excellent quality by the artist continue to be in high demand. In 2018 alone, auction sales for works by Monet amounted to over $355 million, which placed him 2nd in the rankings by total sales for last year. As a result Monet outperformed all artists on the market, save Picasso, by value. His success was due in large part to the extraordinary Rockefeller Auctions which took place in May, bringing his auction sales to over $250 million for the first half of 2018 alone.

The Painting

As evidenced by the artist’s signature and date on the lower right corner of the canvas, Coup de Vent, or Gust of Wind, is one of four known oil paintings completed by Claude Monet on one particular trip to Normandy in the late summer to early fall of 1881. The work, which carried a pre-sale estimate of ₤5,000,000 - ₤7,000,000 (roughly $6,800,000 - $9,500,000) at Christie’s June 20 auction in London depicts a coastal landscape as it is swept by heavy winds. Though it has been lined for support, the painting, which measures 81.4cm by 65.5cm (32 ⅛ inches by 25 ⅛ inches), remains on its original stretcher and carries a Durand-Ruel inventory stamp as evidence of its provenance. As Monet’s primary dealer, Durand-Ruel brokered the sale of many important works, including Coup de Vent. The Painting had been offered at auction once before on November 12, 1985 by Christie’s in New York at an estimate of $450,000 - $550,000. Since bidding failed to reach a reserve price, no sale occurred.

On June 19, 2018, one day prior to Masterworks’ purchase, Winston Art Group appraised the fair market value of the Painting at $8,500,000. The appraisal, a copy of which is attached as an exhibit to the Merger Agreement which is filed as Exhibit 6.1 to this offering statement, is relevant only as of the date it was issued and is subject to important qualifications and limitations as set forth therein. Although, the Company believes the pre-auction appraisal provides relevant information for investors, it should only be viewed as a statement of opinion, and, undue emphasis should not be placed on the appraisal amount.  Valuation of unique art objects requires a high degree of subjectivity, so while the Company acknowledges that a sale at a public auction is one of the strongest indicators of value, it is not the only piece of information that should be taken into account. Unlike an auction for homogenous commodities with a deep demand base, the market for fine art is far more idiosyncratic and inefficient. The Company believes that it is typical for a buyer to overpay or underpay for an item at auction relative to tis fair market value depending on a variety of factors, where a single event can have a significant impact on supply and demand.  This is the case because the art market is characterized by a limited number of potential buyers, particularly for items as valuable as the Painting. Therefore, the singularity of each item, the timing and location of particular sales, and global economic conditions, may all significantly influence the outcome of an auction sale.  For example, the June auction at which the Painting was acquired by Masterworks occurred less than six weeks after the regular May auction sales, which brought in over $734 million for Impressionist and Modern Art, and the $833 million sale of Peggy and David Rockefeller’s private collection. The Rockefeller sale was nearly twice the size of the previous record setting auction of Yves Saint Laurent’s collection and included several Monet paintings that sold at record breaking prices. The Company believes that the timing of the sale, which directly followed a period of record-setting buying activity, enabled Masterworks to acquire the painting at a very attractive price relative to its historical (pre-auction) value. The existence of the appraisal lends credence to the Company’s pre-sale assessment of the Painting because it demonstrates that a well-respected art valuation firm independently supports  the Company’s conclusion. Moreover, the appraisal itself contains valuable information for potential investors, including a description of the methodology and specific attributes of the Painting considered by a professional art appraisal company to be meaningful in the determination of fair market value. Notwithstanding the foregoing, investors should not place undue emphasis on the appraised value.

Provenance

●	Galerie Durand-Ruel, Paris, by whom acquired directly from the artist, in January 1883.
●	Harris Whittemore, Connecticut, by whom acquired from the above, in March 1891, and thence by descent; his sale, Christie’s, New York, 12 November 1985, lot 3.
●	Galaxy Enterprises Ltd., Tokyo, by 1986.
●	Private collection.
●	Acquired from the above through Christie’s, London, 20 June 2018, lot 18B by Masterworks.

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History of Prior Sales.

Set forth below is a chart reflecting historical sales data for Claude Monet’s paintings sold at public auction from 1997 to 2018. The included works were painted between 1875, when it is believed that Monet returned to France following the Franco-Prussian war and his subsequent sojourn in Holland, and 1882, when it is believed that Monet retired to Giverny. We have excluded all of those works that feature city life, technological innovation, portraits, individuals or figures, restaurants, cafes, entertainment, recreation, winter, still-life, gardens, evening or night-time scenes, especially in a muted palette, which we believe are not representative of the Painting. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Although the selected set of paintings may have similar characteristics, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Painting and you are urged not to place undue reliance on such data. Moreover, while we believe the data, viewed as a whole, is useful in illustrating overall valuation trends over time, any individual sale or transaction viewed in isolation should not be relied upon. The data below is used for comparative modelling purposes only. The historical data is not a direct proxy for performance of the specific painting or the Class A ordinary shares. There is no current market for the Class A ordinary shares and performance of the Class A ordinary shares will reflect costs and fees described elsewhere in this offering circular that are not reflected in the data below. Past performance may not be indicative of future performance.

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Administrative Services

There are various services required to administer our business and maintain the Painting. Pursuant to an administrative services agreement that will be entered into prior to closing between us, Masterworks Cayman and the Administrator to be entered into prior to the completion of the Offering, the Administrator will manage all administrative services relating to our business and the Painting. The Administrator will receive aggregate fees and expense reimbursement for administrative services in the form of Class A ordinary shares at a rate of 1.5% of the total Class A ordinary shares outstanding, after giving effect to such issuance, per annum, following the closing of the Offering. The foregoing equity issuances to Masterworks will result in dilution to Class A shareholders.

Any extraordinary costs or non-routine services, if any, will be managed and paid for by the Administrator, but such extraordinary costs will be reimbursed upon the sale of the Painting or a sale of our Company, as applicable.

Ordinary and necessary entity-level administrative and maintenance costs include:

●	Costs associated with SEC filings and compliance with applicable laws;
●	Transfer agent fees, if any;
●	Other fees associated with the Offering; and
●	Accounting.

Ordinary and necessary Painting-level administrative and maintenance costs include:

●	Storage costs;
●	Insurance costs;
●	Display or gallery costs; and
●	Crating and shipping costs related to traveling exhibitions;

Extraordinary or non-routine costs for which the Administrator shall be entitled to seek reimbursement from us, as applicable, include:

●	Payments associated with litigation, judicial proceedings or arbitration (regardless of whether or not the Company is a named defendant or party to such litigation), including, without limitation, attorneys’ fees, settlements or judgments;
●	Costs associated with any material transactions, such as any third-party costs and expenses incurred in connection with any merger, third-party tender offer or other similar transaction; and
●	Costs and taxes, if any, associated with selling the Painting.

Our agreements with our affiliated entities raise various conflicts of interests in which the best interest of our Administrator and our affiliates may differ from the best interest of holders of the Class A ordinary shares.

Conflicts of Interest include but are not limited to the following:

●	Masterworks may at some point in the future seek to register to become a broker-dealer and a member of FINRA to enable it to earn transactional fees for trading the Class A ordinary shares or it may seek to earn administrative or other fees associated with making a trading market available. The operation of a trading market in the Class A ordinary shares by Masterworks or the receipt of trading or administrative fees would create conflicts of interest. If such activities generate profits, our affiliates will be incentivized not to sell the Painting and liquidate us, even in situations in which a sale of the Painting is in the best interest of holders of the Class A ordinary shares.

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●

In exchange for administrative and custodial services and paying all ordinary and necessary operating costs and expenses, Masterworks will receive equity interests in us. These equity issuances to Masterworks will result in dilution of 1.5% per annum to Class A shareholders. These dilutive issuances shall commence following the closing of the Offering.

●	Neither the Board of Managers, the Administrator, or its members, will be required to manage or administer our operations, as applicable, as their sole and exclusive function and they will have other business interests and will engage in other activities in addition to those relating to us. We depend on the Administrator to successfully operate us. Their other business interests and activities could divert time and attention from operating our business.

●

Our operating agreement contains provisions that limit remedies available to our investors against the Board of Managers, and the administrative services agreement contains certain provisions that limit the remedies available to our investors against the Administrator and its affiliates and us for actions that might otherwise constitute a breach of duty. Our operating agreement contains provisions limiting the liability of the Board of Managers and the administrative services agreement contains certain provisions limiting the liability of the Administrator and its affiliates which also reduces remedies available to investors for certain acts by such person or entity.

●

Scott Lynn, the individual responsible for funding Masterworks.io, is an art collector and is able to control the activities of all of the Masterworks entities, as well as us. Mr. Lynn is also the Chief Executive Officer of our Administrator and our Chief Executive Officer. Mr. Lynn could have conflicts between business with his personal art collection and business with the Masterworks entities, or Mr. Lynn could simply stop funding Masterworks and cause it to cease to exist.

●

Therefore, the interests of the Administrator and the other affiliates may differ significantly from those of investors in the Offering and subsequent holders of the Class A ordinary shares. As a result, we cannot assure investors that we will execute a discretionary sale of the Painting at a time that is in the best interests of holders of the Class A ordinary shares.

Selling the Painting

Our intention is to own the Painting for an indefinite period, although we may elect to hold the Painting for a longer period or sell the Painting at any time due to certain circumstances. We, in our sole and absolute discretion, will have the ability, to sell the Painting at any time and in any manner.

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The Administrator will continuously offer the Painting for sale and if any person offers to purchase the Painting at any point in time, the Board of Managers will determine whether, and the terms upon which, the Painting will be sold.

If our Board of Managers determines that a Liquidity Option (as defined below) for the Class A ordinary shares does not exist on the seven-year anniversary of the closing of the Offering, the Company will use commercially reasonable efforts to sell the Painting as soon as reasonably practicable, but not later than the ten-year anniversary of the Closing of the Offering. A “Liquidity Option” shall refer to a means by which U.S. holders of Class A ordinary shares can monetize their investment in the Class A ordinary shares: (a) through an alternative trading system, or ATS, as defined in SEC Regulation ATS, a bulletin board connecting potential buyers with potential sellers in compliance with SEC guidelines, brokerage transactions or other means reasonably expected to provide Class A shareholders with an ability to sell their Class A ordinary shares on a continuous or episodic basis; (b) pursuant to a repurchase offer or tender offer, effected in compliance with applicable securities laws; or (c) pursuant to a best efforts secondary offering qualified by the SEC pursuant to Regulation A or similar rules in effect at such time, which secondary offering shall be filed with the SEC not later than three months following such seven-year anniversary. There is no guaranty that any such Liquidity Option or sale of the Painting will be successful, or if successful, that the net proceeds realized by shareholders from such transaction will be reflective of the estimated fair market value of the shares at such time. Masterworks will be entitled to reimbursement for costs and expenses associated with any such transaction and may earn fees from such transactions to the extent permitted by applicable laws, rules and regulations, and there can be no assurance that there will be any remaining net proceeds to be distributed after payment of such costs and expenses. The obligation to effect a sale of the Painting in the absence of a Liquidity Option can only be waived by the holders of a majority of the Class A ordinary shares.

Following a sale of the Painting, Masterworks will be reimbursed for any expenses for which it is responsible, including applicable sales commissions, income taxes, if any, and other transactional expenses. Following the payment of all of such expenses, we will distribute the remaining proceeds, if any, in accordance with our operating agreement. Following such distribution, we will be liquidated. However, there can be no assurance as to the timing of a liquidating distribution or that we will pay a liquidating distribution at all.

Competition

At the time we attempt to sell the Painting, we may face substantial competition from other entities and individuals who are selling or seeking to sell similar artwork. These other parties may be better funded and may be able to sell their artworks at a lower price than us. Further, we will face significant risks from other competitive factors, such as the available supply of similar artworks for sale.

Government Regulation

Art Market Regulation

Art as tangible personal property is subject to regulation under different city, state and federal statutory schemes. Generally, domestic art transactions that are conducted within the United States are subject to state Uniform Commercial Code statutes, which govern the sale of goods. Some states have additionally enacted art specific legislation, such as New York’s Arts and Cultural Affairs Law and California’s Resale Royalty Act. In addition, federal statutes such as the Holocaust Expropriated Art Recovery Act and the National Stolen Property Act can apply to title disputes in the art market context. International art transactions involving the import and export of art into and out of the United States will subject us to the rules and regulations established by the United States Customs and Border Protection. Further, we and Masterworks will be subject to the requirements of the federal Cultural Property Implementation Act which is the United States’ accession legislation for the 1970 United Nations Educational, Scientific, and Cultural Organization (UNESCO) Convention which protects countries’ cultural property, including artwork. New York City, as a major art auction center, has enacted legislation governing the activities of auctioneers in the New York City Administrative Code and Masterworks may be subject to these regulations through its transactions and financing arrangements with auctioneers.

Patriot Act

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Patriot Act) is intended to strengthen the ability of U.S. law enforcement agencies and intelligence communities to work together to combat terrorism on a variety of fronts. The Patriot Act, to which we are subject, has significant implications for depository institutions, brokers, dealers and other businesses involved in the transfer of money. The Patriot Act required us to implement policies and procedures relating to anti-money laundering, compliance, suspicious activities, and currency transaction reporting and due diligence on customers. The Patriot Act also requires federal banking regulators to evaluate the effectiveness of an applicant in combating money laundering in determining whether to approve a proposed bank acquisition.

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ORGANIZATIONAL STRUCTURE

The diagram below depicts our organizational structure after this Offering assuming all Class A ordinary shares are sold.

Investors
(Regulation A)
Class A
Shares
Class B
Shares
Masterworks 002,
LLC
(Company)
Masterworks Cayman
Monet
Masterworks.io, LLC
100%
Masterworks Gallery,
LLC
Masterworks
Administrative Services,
LLC
Administrative Services
6461230, LLC

We were formed as a Delaware limited liability company on July 19, 2018 by Masterworks in order to facilitate an investment in the Painting. We are a manager-managed limited liability company managed by a Board of Managers. The Class A ordinary shares to be sold in this Offering when issued, together will represent 80% of interests in us and have very limited approval and voting rights in connection with the sale of the Painting as further described in this offering circular and voting on certain amendments to our operating agreement, administrative services agreement and other certain rights pursuant to our operating agreement. As of the date of this filing, 100% of the membership interests of the Company are held by Masterworks. On or prior to the time of qualification of this offering circular by the SEC, the Company will enter into an amended and restated operating agreement, which will create two classes of membership interests of the Company in the form of Class A ordinary shares and Class B ordinary shares, and simultaneously, the existing membership interests will convert automatically into 85,794 Class B ordinary shares.

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The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers will not have the authority without first obtaining the prior approval or consent of holders of a majority of the voting shares, to amend, waive or fail to comply with any material provision of our operating agreement or the administrative services agreement, except as provided therein.

EMPLOYEES

As of October 7, 2019, we had no full-time employees and no part-time employees. All of our day-to-day operations are administered by our Administrator.

LEGAL PROCEEDINGS

There are no legal proceedings currently pending against us which would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened. It is possible that we will find ourselves involved in litigation, in which case we will be wholly reliant on the Administrator to address such litigation as necessary. If the Administrator settles a case or receives and adverse judgment, the Administrator would then be reimbursed upon a sale of the Painting pursuant to the terms of the administrative services agreement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed as a Delaware limited liability company on July 19, 2018 by Masterworks to facilitate investment in the Painting. We have not conducted any operations prior to the date of this offering circular and will not conduct any business activities except for activities relating to the ownership, maintenance, promotion and the eventual sale of the Painting. Our strategy will be to display and promote the Painting in a manner designed to enhance its provenance and increase its exposure and its value. We are not aware of any trends, uncertainties, demands, commitments or events that will materially affect our operations or the liquidity or capital resources of the Administrator.

Critical Accounting Policies and Estimates

The preparation of our financial statements in accordance with generally accepted accounting principles is based on the selection and application of accounting policies that require us to make significant estimates and assumptions about the effects of matters that are inherently uncertain. We consider the accounting policies discussed below to be critical to the understanding of our financial statements. Actual results could differ from our estimates and assumptions, and any such differences could be material to our consolidated financial statements.

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Investment in Artwork

Investment in artwork will consist of the Painting. Upon completion of the Merger, the Painting will be recorded at the original cost basis at which the Company’s affiliate, 6461230, LLC, acquired the Painting. The difference between the value of the Painting recorded on the Company’s consolidated balance sheet and the consideration payable to Masterworks Gallery, LLC in the Merger which represents a true-up to Masterworks will be recorded as an expense, which will reduce members’ equity. Artwork is determined to have an indefinite life. The Company will review the artwork for impairment in accordance with the requirements of ASC 360-10, Impairment and Disposal of Long-Lived Assets (“ASC 360”). Those requirements will require the Company to perform an impairment analysis whenever events or changes in circumstances indicate that the carrying amount of the artwork might not be recoverable, i.e., information indicates that an impairment might exist. In accordance with ASC 360, the Company will:

●	Consider whether indicators of impairment are present; Indicators or triggers of impairment management considers are: deteriorating physical condition of the artwork, trends in the art market, reputation of the artist, recent sales of other paintings by the artist and other events, circumstances or conditions that indicate impairment might exist;
●	If indicators are present, perform a recoverability test by comparing the estimated amount realizable upon sale of the Painting, to its carrying value; and
●	If the amount realizable upon sale of the Painting is deemed to be less than its carrying value, we would measure an impairment charge.

If it is determined that measurement of an impairment loss is necessary, the impairment loss would be calculated based on the difference between the carrying amount of the Painting and its estimated fair value. An impairment loss would be reported as a component of income from continuing operations before income taxes in the financial statements.

Contingent Liabilities

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy. There were no contingent liabilities as of September 30, 2019.

Income Taxes

We expect that we will be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. Instead, each Holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. See “Material U.S. Federal Tax Considerations”. The Administrator will have the authority to act on our behalf with respect to tax audits and certain other tax matters and to make such elections under the Internal Revenue Code and other relevant tax laws as the Administrator deems necessary or appropriate.

As of September 30, 2019, we had no federal and state income tax assets, liabilities or expense.

Liquidity and Capital Resources of the Administrator

Masterworks will pay all costs associated with the development and operation of the Masterworks Platform, costs associated with the acquisition of the Painting and all costs of our organization and this Offering. Masterworks will also be responsible for all ordinary and necessary costs for ongoing administrative expenses relating to our Company and the Painting. In exchange for administrative and custodial services and paying all ordinary and necessary operating costs and expenses, Masterworks will receive equity interests in us. These equity issuances to Masterworks will result in dilution of 1.5% per annum to Class A shareholders. These dilutive issuances will begin following the closing of this Offering. We do not anticipate that we will maintain any material liquid assets and, accordingly, we will rely upon the Administrator to pay for the maintenance of the Painting and the administration of our business in accordance with the administrative services agreement. The Administrator will be funded with approximately $100,000 in cash or cash equivalents as of the date of qualification of this offering circular and as of the closing and the Company will have no liabilities, commitments or obligations, other than obligations pursuant to the administrative services agreement as of such dates. We and the Administrator believe that revenues and expense reimbursements from the Company pursuant to the administrative services agreement, together with cash on hand, will be sufficient for the Administrator to perform its obligations under the administrative services agreement for at least the first five-years following the Offering. We do not believe we will need to raise any additional funds through the issuance and sale of securities in the foreseeable future and are not permitted to do so under our operating agreement without the prior approval of holders of the Class A ordinary shares. The Administrator’s original source of financing will be equity contributions from Masterworks.io, LLC. Masterworks.io, LLC is currently funded principally through a loan from Scott Lynn and a $300,000 convertible note from a third-party investment firm. The outstanding principal balance of the Scott Lynn loan as of September 30, 2019 was $[       ]. Because Scott Lynn controls Masterworks, the loan can effectively be declared due and payable at any time in the discretion of Mr. Lynn. The Administrator will earn fees in the form of additional Class A ordinary shares issued by us and other similar issuer entities, which it may periodically sell to obtain additional liquidity. The direct incremental costs incurred by the Administrator to satisfy its obligations under the administrative services agreement are expected to be less than its revenues, though such revenues may be insufficient to cover the Administrator’s overhead. In addition, the Administrator has covenanted in the administrative services agreement that for so long as such agreement remains in effect, the Administrator will maintain on hand cash reserves sufficient to pay at least one year of estimated expenses to satisfy its obligations under the administrative services agreement to fund the Company’s operations until the sale of the Painting.

The Administrator expects to conduct other business activities, including the administration of other entities similar to the Company and expects that, with scale, the Administrator’s revenues will exceed its costs. Further, as noted in the foregoing, the Administrator intends to engage in other business activities, including performing services similar to those to be provided to the Company to other companies, and the Company cannot estimate at this time what the aggregate costs and expenses of the Administrator will be with respect to such activities as they will depend on many factors. Additionally, we intend to own the Painting for an indefinite period, although the Painting will be perpetually available for sale following the Offering and we will evaluate any reasonable third party offers to acquire the Painting.

Commitments from Affiliates to Fund Operations

We have a written commitment from the Administrator to fund our operations until we sell the Painting which is contained in the administrative services agreement.

Commitments from Affiliates to Fund Class A ordinary shares, Offering Costs and Expenses

The costs associated with this Offering including the maximum compensation payable to SDDco-BA are estimated to be $311,598 and shall be paid by the Administrator rather than from the net proceeds of the Offering. None of these fees, costs or expenses, including those payable to SDDco-BA will be reimbursable by the Company to Administrator, although Masterworks will receive a true-up of $623,944 for acquiring and financing the acquisition of the Painting upon closing of the Offering.

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MANAGEMENT

Our Administrator

Our day to day operations are managed by the Administrator. The Administrator performs its duties and responsibilities pursuant to our operating agreement and administrative services agreement. Masterworks appointed the Administrator and the Board of Managers can only terminate the administrative services agreement with the prior written consent of Masterworks Gallery, LLC. The Administrator and its affiliates have the exclusive right and power to manage and operate our Company, subject to the powers of our Board of Managers and other than limited voting rights reserved under our operating agreement for the holders of the Class A ordinary shares.

As of the date of this filing, 100% of the membership interests of the Company are held by Masterworks. On or prior to the time of qualification of this offering circular by the SEC, the Company will enter into an amended and restated operating agreement for Masterworks 002, LLC, which will create two classes of membership interests of the Company in the form of Class A ordinary shares and Class B ordinary shares, and simultaneously, the existing membership interests will convert automatically into 85,794 Class B ordinary shares.

Summary of Administrative Services Agreement

We plan to enter into an administrative services agreement with the Administrator and Masterworks Cayman, prior to the closing of this Offering. The following summarizes some of the key provisions of the administrative services agreement. This summary is qualified in its entirety by the administrative services agreement itself, which is included as Exhibit 6.2 to the offering statement of which this offering circular forms an integral part.

Services to be Provided

Pursuant to the administrative services agreement, the Administrator agreed to provide the Company and Masterworks Cayman, itself directly or through its affiliates, with Painting-level services and provide entity-level services on the terms and conditions set forth in the administrative services agreement.

The services to be provided by the Administrator under the administrative services agreement include the following:

(i)	Painting-level services with respect to the Painting, including:

(A)	Custodial and storage services for the Painting;
(B)	Maintaining asset-level insurance requirements for the Painting;
(C)	Managing transport for the Painting in the ordinary course of business, including the display and exhibition thereof; and
(D)	Research, conservation, restoration (as deemed necessary by the Administrator), framing services; and

(ii)	Entity-level services, including:

(A)	Oversight and management of banking activities;
(B)	Management of preparation and filing of SEC and other corporate filings;
(C)	Financial, accounting and bookkeeping services, including retention of an auditor for the Company;
(D)	Record keeping, shareholder registrar and regulatory compliance;
(E)	Providing listing services, subject to the approval of the members of our Company as may be required by law;
(F)	Tax reporting services;
(G)	Bill payment;
(H)	Selecting and negotiating insurance coverage for our Company, including operational errors and omissions coverage and members of the Board of Managers’ and officers’ coverage;
(I)	Maintain our stock ledger and coordinating activities of our transfer agent, if any, escrow agent, if any, and related parties;
(J)	Appraisal and valuation services;
(K)	Software services; and

(iii)	Transactional services with respect to the Painting, including:

(A)	Legal and professional transactional services;
(B)	Negotiation of terms of potential sales and the execution thereof;
(C)	Obtaining appraisals and statements of condition in connection with a sale transaction relating to the Painting;
(D)	Other transaction-related services and expenditures relating to the Painting;
(E)	Administrative services in connection with liquidation or winding up of our Company;
(F)	Selection and engagement of an underwriter, placement agent and other financial intermediaries with respect to any offering of securities of our Company; and
(G)	Managing litigation.

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Third Parties and Exclusivity

Pursuant to the administrative services agreement the Administrator may to the extent it determines that it would be advisable, arrange for and coordinate the services of other professionals, experts and consultants to provide any or all of the services under the administrative services agreement in which case, the costs and expenses of such third parties for providing such services shall be borne by the Administrator with it being understood that the Administrator shall not charge any fees in addition thereto with respect to such outsourced services.

The obligations of the Administrator to us are not exclusive. The Administrator may, in its discretion, render the same or similar services as rendered to us to any person or persons whose business may be in direct or indirect competition with us.

Rights of the Administrator

Pursuant to the administrative services agreement, the Administrator and its affiliates shall have the right to engage in the following activities, and will be responsible for all incremental costs associated with such activities (including taxes):

(a)	Rights to commercialize the Painting for the duration of the operations of our Company;
(b)	Display rights; and
(c)	The right to lend the Painting to museums, galleries, private entities or individuals, and the like; and
(d)	The right to lease the Painting to companies, private entities and individuals.

The Administrator will display or exhibit the Painting if and when the Administrator reasonably believes that such display or exhibition would increase the exposure, profile and appeal of the Painting. In the event that any revenues are generated from such activities, the Administrator may choose to retain all or a portion of such revenues.

Compensation of the Administrator and Reimbursement

The Administrator will receive fees and expense reimbursement for its services from the Company in the form of Class A ordinary shares at a rate of 1.5% of the total Class A ordinary shares outstanding, after giving effect to such issuance, per annum, following the closing of the Offering in respect of administrative services. The foregoing equity issuances to Masterworks will result in dilution to Class A shareholders of 1.5% per annum. Any extraordinary or non-routine services, if any, will be managed and paid for by the Administrator, but such extraordinary costs will be reimbursed upon the sale of the Painting or a sale of our Company, as applicable.

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Ordinary and necessary administrative and maintenance costs and expenses include:

●	Storage costs;
●	Insurance costs;
●	Display or gallery costs;
●	Crating and shipping costs related to traveling exhibitions;

●	Costs associated with SEC filings and compliance with applicable laws;
●	Transfer agent fees;
●	Other fees associated with the Offering; and
●	Accounting.

Extraordinary or non-routine costs for which the Administrator shall be entitled to seek reimbursement include:

●	Payments associated with litigation, judicial proceedings or arbitration (regardless of whether the Company is named as a defendant or party), including, without limitation, attorneys’ fees, settlements or judgments;
●	Costs associated with any material transactions, such as any third-party costs and expenses incurred in connection with any merger, third-party tender offer or other similar transaction; and
●	Costs and taxes, if any, associated with selling the Painting.

Provision of Financial Information

The Administrator will report to the Company on a semi-annual basis its current and total assets, current and total liabilities, and total equity and the Company intends to include such amounts in its SEC reports.

Termination

The term of the administrative services agreement will terminate upon the first to occur of (i) the dissolution of our Company; or (ii) our termination of the administrative services agreement on the terms set forth in the agreement.

Under the administrative services agreement, we may terminate the agreement at any time upon a vote of our members pursuant to our operating agreement following any of the following:

(i) The commission by the Administrator or any of its executive officers of fraud, gross negligence or willful misconduct;

(ii) The conviction of the Administrator of a felony;

(iii) A material breach by the Administrator of the terms of the administrative services agreement which breach is not cured within 30 days after receipt by the Administrator of a notice of such breach from any member of our Company (provided that if such breach is not capable of cure within 30 days, and the Administrator is diligently taking steps to cure the breach, then no such event shall be deemed to have occurred unless and until the Administrator fails to cure such breach within 60 days after receiving notice thereof);

(iv) A material violation by the Administrator or any of its executive officers of any applicable law that has a material adverse effect on our business; or

(v) The bankruptcy or insolvency of the Administrator.

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On the date of termination, or if we do not have the available funds on such date, then as soon as practicable after we do have the available funds, we will pay any accrued but unpaid costs subject to reimbursement owed to the Administrator through to such date.

Indemnification

Under the administrative services agreement we agreed to indemnify, hold harmless, protect and defend the Administrator, its affiliates, any officer, member of the Board of Managers, employee or any direct or indirect partner, member or shareholder of the Administrator, any person who serves at the request of the Administrator on behalf of us (referred to herein as the “Indemnified Persons”) against any losses, claims, damages or liabilities, including legal fees, costs and expenses incurred in investigating or defending against any such losses, claims, damages or liabilities or in enforcing the Indemnified Persons’ rights to indemnification under the administrative services agreement. The indemnification under the administrative services agreement shall not apply to any actions, suits or proceedings in which one or more officers, member of the Board of Managers, partners, members or employees of the Administrator are making claims against the Administrator or one or more other officers, member of the Board of Managers, partners, members or employees of the Administrator.

Amendment of Administrative Services Agreement

Amendments to the administrative services agreement may be proposed only by or with the consent of the Administrator and may be approved by the Board of Managers, provided that any amendment that would be adverse or detrimental to the interests of members of the Company must be approved by holders of a majority of voting shares.

Prohibited transactions under our operating agreement

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement or the administrative services agreement, except as provided therein, without the prior written consent of the holders of a majority of the voting shares.

Sale of Painting

Our intention is that the Company will own the Painting for an indefinite period. We, in our sole and absolute discretion, will be able to execute a sale of the Painting at any time and in any manner. The Painting is effectively perpetually available for sale following the Offering and we intend to promote the Painting in ways we believe will enhance its visibility, value and exposure to the market.

If our Board of Managers determines that a Liquidity Option (as defined below) for the Class A ordinary shares does not exist on the seven-year anniversary of the closing of the Offering, the Company will use commercially reasonable efforts to sell the Painting as soon as reasonably practicable, but not later than the ten-year anniversary of the Closing of the Offering. A “Liquidity Option” shall refer to a means by which U.S. holders of Class A ordinary shares can monetize their investment in the Class A ordinary shares: (a) through an alternative trading system, or ATS, as defined in SEC Regulation ATS, a bulletin board connecting potential buyers with potential sellers in compliance with SEC guidelines, brokerage transactions or other means reasonably expected to provide Class A shareholders with an ability to sell their Class A ordinary shares on a continuous or episodic basis; (b) pursuant to a repurchase offer or tender offer, effected in compliance with applicable securities laws; or (c) pursuant to a best efforts secondary offering qualified by the SEC pursuant to Regulation A or similar rules in effect at such time, which secondary offering shall be filed with the SEC not later than three months following such seven-year anniversary. There is no guaranty that any such Liquidity Option or sale of the Painting will be successful, or if successful, that the net proceeds realized by shareholders from such transaction will be reflective of the estimated fair market value of the shares at such time. Masterworks will be entitled to reimbursement for costs and expenses associated with any such transaction and may earn fees from such transactions to the extent permitted by applicable laws, rules and regulations, and there can be no assurance that there will be any remaining net proceeds to be distributed after payment of such costs and expenses. The obligation to effect a sale of the Painting in the absence of a Liquidity Option can only be waived by the holders of a majority of the Class A ordinary shares.

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Following a sale of the Painting, the Company will pay or reimburse Masterworks for any expenses for which it is responsible, including applicable third-party sales commissions, income taxes, if any, and other transactional expenses. Following the payment of all of such taxes and expenses, we will distribute the remaining proceeds to our shareholders in accordance with our operating agreement. There can be no assurance as to the timing of a liquidating distribution or that we will pay a liquidating distribution at all.

Executive Officers and Members of the Board of Managers of the Company

As of the date of this offering circular, which assumes that the Company’s Amended and Restated Operating Agreement is effective, the following sets forth the executive officers and members of the Board of Managers of the Company and their positions and offices are as follows:

Name	Age	Position
Scott W. Lynn	39	Chief Executive Officer

Nigel S. Glenday	36	Chief Financial Officer; Member of the Board of Managers

Joshua B. Goldstein	52	General Counsel and Secretary; Member of the Board of Managers

Leonard J. Sokolow	62	Member of the Board of Managers; Independent Manager

Scott W. Lynn. Mr. Lynn has served as our Chief Executive Officer since July 2018 and has served as the Chief Executive Officer of our affiliate Masterworks.io, LLC since January 2018. From November 18, 2018 to April 2019, Mr. Lynn served as a member of the Company’s board of managers. Mr. Lynn has been an active collector of contemporary art for more than fifteen years and has built an internationally-recognized collection of Abstract Expressionism that has included works by Clyfford Still, Barnett Newman, Mark Rothko, Willem de Kooning, and more. In 2017, portions of Mr. Lynn’s collection were exhibited at the Royal Academy in London, the Denver Art Museum, the Palm Beach Museum. Mr. Lynn is an Internet entrepreneur and has founded, acquired, or acted as a majority-investor in over a dozen advertising technology, content, and fintech companies. In addition to Masterworks, during the past five years Mr. Lynn has served as Founder, controlling shareholder and a board member of v2 ventures (which is a holding company he controls that owns Adparlor, Inc., Giant Media, Inc., Reachmobi, Inc., Amply, Inc. and Sellozo, Inc.) and Payability, LLC (which he founded and is majority-owner). Mr. Lynn also serves as a board member of the Brooklyn Rail (a non-profit publication in the art industry) and the International Foundation for Art Research (a non-profit; publisher of the IFAR journal, which topically focuses on art authenticity and stolen art research, as well as additional research projects related to artwork authenticity).

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Nigel S. Glenday. Mr. Glenday has served as Chief Financial Officer and member of the Board of Managers of the Company and our affiliate Masterworks.io, LLC since April 2019. From March 2015 through April 2019, Mr. Glenday was a Managing Director for Athena Art Finance Corp., a leading independent art-secured finance company. From July 2012 to March 2015, Mr. Glenday was a Vice President at StormHarbour Securities, LLP, a global markets and financial advisory firm. From 2009 to 2012, Mr. Glenday was an Associate at Morgan Stanley in the Financial Institutions Group, Investment Banking Division, and from 2005 through 2009, Mr. Glenday was an Analyst and Associate Director in the Financial Institutions Group at UBS Investment Bank. Mr. Glenday holds a B.A. in Economics and History from the University of Virginia, where he graduated as a member of Phi Beta Kappa Honor Society.

Joshua B. Goldstein. Mr. Goldstein has served as a Board Member, the General Counsel and Secretary of the Company since July 2018 and has served in such capacities with our affiliate Masterworks.io, LLC since January 2018. From September 2016 through December 2017, Mr. Goldstein was a shareholder in the Denver office of Greenspoon Marder, P.A. From April 2015 through August 2016, Mr. Goldstein was self-employed as a corporate attorney. From September 2012 through March 2015, Mr. Goldstein was Executive Vice President, Chief General Counsel and Corporate Secretary of Intrawest Resorts Holdings, Inc., a NYSE-listed resort and adventure company. Prior to joining Intrawest, Mr. Goldstein was a Counsel in the New York office of Skadden, Arps, Slate, Meagher & Flom, LLP from June 2007 to August 2012 and he was an Associate at Skadden from September 1996 until August 2005, where he concentrated on corporate finance, corporate securities and mergers and acquisitions. Mr. Goldstein was also previously a Partner in the New York office of Torys, LLP. Mr. Goldstein holds a B.A. in business administration from the University of Wisconsin-Madison and a J.D. from Fordham University School of Law and is a Certified Public Accountant (inactive).

Leonard J. Sokolow. Mr. Sokolow has served as a Board Member and the Independent Manager of the Company since August 2018. Since January 1, 2016, Mr. Sokolow has been Chief Executive Officer and President of Newbridge Financial, Inc. and Chairman of its principal subsidiary, Newbridge Securities Corporation. From July 2014 until December 2015, Mr. Sokolow was a consultant and partner at Caribou LLC, a strategic advisory services firm. From July 2008 until July 2013, Mr. Sokolow was President of National Holdings Corporation, and from July 2008 until July 2014 he was Vice-Chairman of the Board of Directors of National Holdings Corporation. From November 1999 until January 2008, Mr. Sokolow was Chief Executive Officer and President, and a member of the Board of Directors, of vFinance Inc., a publicly-traded financial services company, which he cofounded. Mr. Sokolow was the Chairman of the Board of Directors and Chief Executive Officer of vFinance Inc. from January 2007 until July 2008, when it merged into National Holdings Corporation, a publicly traded financial services company. Mr. Sokolow was Founder, Chairman and Chief Executive Officer of the Americas Growth Fund Inc., a closed-end 1940 Act management investment company, from 1994 to 1998. From 1988 until 1993, Mr. Sokolow was an Executive Vice President and the General Counsel of Applica Inc., a publicly-traded appliance marketing and distribution company. From 1982 until 1988, Mr. Sokolow practiced corporate, securities and tax law and was one of the founding attorneys and a partner of an international boutique law firm. From 1980 until 1982, he worked as a Certified Public Accountant for Ernst & Young and KPMG Peat Marwick. Since January 2016 Mr. Sokolow has served as a member of the Board of Directors of SQL Technologies Corp. (SQFL) and Chairman of its Audit Committee and since September 2016, Chairman of its Corporate Development Committee, and since April 2010, he has served as a Director and a member of the Audit Committee of Marquee Energy, Ltd. (formerly, Alberta Oilsands Inc.) (TSX-Venture: MQX). Since June 2006, Mr. Sokolow served on the Board of Directors of Consolidated Water Company Ltd. (NASDAQ: CWCO) and as Chairman of its Audit Committee and, since January 2012, a member of its Nominations and Corporate Governance Committee.

The foregoing individuals have also served in the capacity as executive officers and members of the board of managers of our affiliated entities of Masterworks.

Limited Liability and Indemnification of the Board of Managers, the Administrator and Others

Our operating agreement limits the liability of the Board of Managers, any members of our Company, any person who is an officer of our Company and any person who serves at the request of the Board of Managers on behalf of us as an officer, member of the Board of Managers, partner, member, stockholder or employee of such person and the administrative services agreement limits the liability of the Administrator and its affiliates. None of the foregoing persons shall be liable to us or the Administrator or any other of our members for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from any of the foregoing person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or any intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board of Managers, any of the foregoing persons may consult with legal counsel and accountants with respect to our affairs (including interpretations of the Masterworks 002, LLC operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether any of the foregoing persons acted with the requisite degree of care, such person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of members of the Board of Managers, officers, employees, consultants, attorneys, accountants and professional advisors of our Company selected with reasonable care; provided, that no such person may rely upon such statements if it believed that such statements were materially false. The foregoing limitations on liability reduce the remedies available to the holders of the Class A ordinary shares for actions taken which may negatively affect us.

Insofar as the foregoing provisions permit indemnification of members of the Board of Managers, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term, Withdrawal and Removal of Members of the Board of Managers

Our operating agreement provides that each member of our Board of Managers will serve as our Manager, for an indefinite term, but that a Manager may be removed by a majority of the Board of Managers for any reason, or may choose to withdraw as a Manager.

Our members may only remove a member of the Board of Managers for “Cause,” following the affirmative vote of two-thirds (2/3) of the issued and outstanding voting shares “Cause” is defined as:

●	The commission by a member of the Board of Managers of fraud, gross negligence or willful misconduct;
●	The conviction of a member of the Board of Managers of a felony;

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●	A material violation by a member of the Board of Managers of any applicable law that has a material adverse effect on our business; or
●	The bankruptcy or insolvency of a member of the Board of Managers.

Masterworks Shares

As of the date of this filing, 100% of the membership interests of the Company are held by Masterworks. On or prior to the time of qualification of this offering circular by the SEC, the Company will enter into an amended and restated operating agreement for Masterworks 002, LLC, which will create two classes of membership interests of the Company in the form of Class A ordinary shares and Class B ordinary shares, and simultaneously, the existing membership interests will convert automatically into 85,794 Class B ordinary shares. All of the cash proceeds from the Offering together with any remaining unsold Class A ordinary shares in this Offering, if any, will be paid to Masterworks Gallery as consideration for the Merger pursuant to which we will acquire ownership of the Painting from Masterworks. Further, Masterworks will own 85,794 Class B ordinary shares, representing a 20% “profits interest” in our fully diluted equity. The Class B ordinary shares retained by Masterworks will entitle Masterworks to 20% of the profit on sale of the Painting or the ability to convert such shares into Class A ordinary shares with a value at the time of conversion equal to 20% of the increase in value of our issued and outstanding shares. Masterworks will agree to lock-up provisions in our operating agreement that will prohibit it from selling any Class B ordinary shares prior to the one-year anniversary of the Offering. After the one-year anniversary, Masterworks will have no restrictions on the disposition of any of its shares, other than restrictions in our operating agreement and restrictions imposed by applicable securities laws.

Masterworks Platform

We will conduct this Offering on the Masterworks Platform, which will host this Offering in connection with the distribution of the Class A ordinary shares offered pursuant to this offering circular. The Masterworks Platform is owned Masterworks.io, and is operated by the principals of Masterworks (including Masterworks Administrative Services, LLC). Through the Masterworks Platform, investors can:

●	Browse and screen potential investments,
●	Provide us with information, including information required to determine whether they are qualified to invest in an offering, and sufficient to satisfy our compliance obligations under applicable laws,
●	Obtain information about offerings, including current and future SEC filings; and
●	Indicate interest in participating in offerings and, with respect to offerings that have been qualified by the SEC, sign legal documents electronically.

We intend to distribute the Class A ordinary shares exclusively through the Masterworks Platform. If and when a secondary trading market or brokerage relationships to facilitate secondary sales is established, we will seek to use the Masterworks Platform in a manner that will integrate with such secondary trading market or brokerage relationships to the extent practical in compliance with applicable rules and regulations to enhance its overall utility for investors. We will not pay Masterworks, the owner of the Masterworks Platform, any sales commissions or other remuneration for hosting this Offering on the Masterworks Platform. Neither Masterworks.io, LLC nor any other affiliated entity involved in the offer and sale of the Class A ordinary shares is currently a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Class A ordinary shares.

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License Agreement

We will enter into a license agreement with Masterworks, effective upon the commencement of this Offering, pursuant to which Masterworks will grant us a non-exclusive, royalty free license to use the name “Masterworks”. Other than with respect to this license, we will have no legal right to use the “Masterworks” name. In the event that the Administrator ceases to administer our operations, we would be required to change our name to eliminate the use of “Masterworks”.

Involvement in Certain Legal Proceedings

No executive officer, member of the Board of Managers, or significant employee or control person of our Company or the Administrator has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

MANAGEMENT COMPENSATION

The Administrator, and its affiliates will receive certain fees and expense reimbursements for services relating to this Offering and the acquisition, maintenance and sale of the Painting. The items of compensation are summarized below. Neither the Administrator nor their affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Class A ordinary shares. In addition, Masterworks will own 85,794 Class B ordinary shares, representing a 20% “profits interest” in our fully diluted equity following the closing of this Offering.

The following table sets forth the form of compensation and the recipient of such compensation together with the determination of the amount and the estimated amount.

Form of Compensation and Expense Reimbursement	Determination of Amount	Estimated Amount
True-up Payment	Masterworks intends to charge a true-up payment for all art-related issuers which is intended to be reasonable compensation for Masterworks’ capital commitment and outlay.	$623,944.

Administrative Services and Expense Reimbursement Fee	In respect of ordinary administration of our Company and the Painting, we will issue Class A ordinary shares to the Administrator.	1.5% of the total Class A ordinary shares outstanding, after giving effect to such issuance, per annum, commencing following the closing of this Offering.

Profits Interest	Masterworks will own 85,794 Class B ordinary shares, representing a 20% “profits interest” in our fully diluted equity following the closing of this Offering.	These amounts, if any, cannot presently be determined.

Reimbursement for Extraordinary and Non-Routine Costs	Extraordinary or non-routine costs, payments and expenses, if any, relating to our Company or the Painting, will be paid for by the Administrator, but such extraordinary or non-routine costs and payments will be reimbursed upon the sale of the Painting or a sale of our Company, as applicable.	These amounts, if any, cannot presently be determined.

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers receive compensation for his or her services, including services performed for us, from Masterworks. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Administrator, we do not intend to pay any compensation directly to these individuals.

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Compensation of the Board of Managers

Members of the Board of Managers who are also officers of Masterworks and the Company receive no compensation in respect of their service on the Board of Managers. The Independent Manager receives compensation from Masterworks for serving in such capacity on multiple issuer entities. Although we will indirectly bear some of the costs of the compensation paid to the Independent Manager, through fees we pay to the Administrator, we do not intend to pay any compensation directly to this individual.

SECURITY OWNERSHIP OF

MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information about the current beneficial ownership of the Company at October 7, 2019, and the estimated beneficial ownership of the Class A ordinary shares at after the Offering, as adjusted to reflect the conversion of Masterworks Gallery’s ownership of 100% of our membership interests into 85,794 Class B ordinary shares for:

●	Each person known to us to be the beneficial owner of more than 10% of the Class A ordinary shares;

●	Each named executive officer;

●	Each member of the Board of Managers; and

●	All of the executive officers and members of the Board of Managers as a group.

As of the date of this filing, 100% of the membership interests of the Company are held by Masterworks. On or prior to the time of qualification of this offering circular by the SEC, the Company will enter into an amended and restated operating agreement for Masterworks 002, LLC, which will create two classes of membership interests of the Company in the form of Class A ordinary shares and Class B ordinary shares (collectively referred to herein as the “Shares”), and simultaneously, the existing membership interests will convert automatically into 85,794 Class B ordinary shares.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of our Company, 497 Broome Street, New York, New York 10013. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all Class B ordinary shares that they beneficially own, subject to applicable community property laws.

We have presented the beneficial ownership of the Class A ordinary shares based on the assumption that all 343,175 Class A ordinary shares offered in this Offering will be sold.

In computing the number of Class A ordinary shares beneficially owned by a person and the percentage ownership of that person after this Offering, we deemed outstanding Class A ordinary shares subject to any securities held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of October 7, 2019, into Class A ordinary shares. In computing the number of Class A ordinary shares owned after this Offering, we have assumed that the Class A ordinary share value at such time would be $30.00. Please see the Hypothetical Class A ordinary share value chart below which sets for the number of Class A ordinary shares issuable upon conversion of the Class B ordinary shares based on various hypothetical values of the Class A ordinary shares for additional information.

	Membership Interests Beneficially Owned Prior to this Offering		Class A ordinary shares Beneficially Owned After this Offering(4)
Name of Beneficial Owner	Number	Percent	Number	Percent
Named Executive Officers and Board of Managers:
Scott W. Lynn, Chief Executive Officer(1)(2)	N/A	100%	28,598	7.69%

Nigel S. Glenday, Chief Financial Officer(1)	-	*	0	*

Joshua B. Goldstein, General Counsel and Secretary(1)	-	*	0	*

Leonard J. Sokolow, Independent Representative	-	*	0	*

All named executive officers and Members of the Board of Managers as a group (4 persons)	N/A	100%	28,598	7.69%

10% holders:
Masterworks Gallery, LLC(3)	N/A	100%	28,598	7.69%

*	Less than 1.0%

(1)	All named individuals are also members of the Board of Managers of the Company other than Scott W. Lynn.

(2)	In April 2018, Scott Lynn sold 100% of the membership interests of Masterworks.io, LLC, which owns 100% of the membership interests in the other Masterworks entities, including Masterworks Gallery, LLC, to the Lynn Family Trust 001(the “Trust”) for the benefit of the Lynn family. By contract, Mr. Lynn has the power to vote 100% of the membership interests beneficially owned by the Trust and controls Masterworks.

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(3)

Masterworks.io, LLC owns 100% of the membership interests of Masterworks Gallery, LLC which will sell the Painting pursuant to the Merger for approximately 10.00% above its cost. Masterworks.io, LLC also owns 100% of the membership interests of Masterworks Administrative Services, LLC, which will be entitled to receive Class A ordinary shares at a rate of 1.5% of the total Class A ordinary shares outstanding, after giving effect to such issuance, per annum, for administrative services pursuant to an administrative services agreement after the closing of the Offering.

(4)	The Class B ordinary shares retained by Masterworks will entitle Masterworks to 20% of the profit on sale of the Painting or the ability to convert such shares into Class A ordinary shares with a value at the time of conversion equal to 20% of the increase in value of our issued and outstanding Class A and B shares. The following table indicates how many Class A ordinary shares would be issuable to Masterworks upon conversion of the Class B ordinary shares based on hypothetical changes in the value of our Class A ordinary shares:

Hypothetical Class A Ordinary Share Value	$20.00	$30.00	$40.00	$50.00	$60.00

No. of Class A ordinary shares Masterworks would receive upon conversion of 100% of its Class B ordinary shares	0	28,598	42,897	51,476	57,196
Percentage of total outstanding Class A ordinary shares Masterworks would receive upon conversion of 100% of its Class B ordinary shares	0%	7.69%	11.11%	13.04%	14.29%

INTEREST OF MANAGEMENT AND
OTHERS IN CERTAIN TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with Masterworks. These conflicts are discussed below, and this section is concluded with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts. References throughout this offering circular to the Masterworks 002, LLC “operating agreement” refer to the Masterworks 002, LLC amended and restated operating agreement that will become effective on or prior to the time of qualification of this offering circular by the SEC.

In addition to the compensation arrangements discussed in the section titled “Management Compensation,” the following is a description of each transaction since July 19, 2018 (our inception) and each currently proposed transaction in which:

●	We have been or will be a participant;

●	The amount involved exceeds one percent of our total assets; and

●	In which any member of the Board of Managers or executive officer, of the Company or the related Masterworks entities or their applicable beneficial owners, or beneficial owners of more than 5% of the Class A ordinary shares or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Funding of Masterworks

Scott W. Lynn is the individual responsible for funding Masterworks.io and is also able to control the activities of all of the Masterworks entities as well as our Company. Mr. Lynn is also the Chief Executive Officer.

Administrative Services Agreement and Fees Paid to Affiliates

Pursuant to an administrative services agreement between us, Masterworks Cayman and the Administrator to be entered into prior to the completion of the Offering, the Administrator will manage all of our administrative services and will maintain the Painting. For the foregoing services, the Administrator will be entitled to receive an administrative fee from the Company in the form of Class A ordinary shares at a rate of 1.5% of the total Class A ordinary shares per annum following the closing of the Offering. Following the closing of the Offering, Masterworks will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or services in connection with a sale of the Painting or any sale, merger, third-party tender offer or other similar transaction involving us. Any third-party costs incurred by the Administrator in connection with litigation or major transactions will be reimbursed upon the sale of the Painting or our Company, as applicable.

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Beneficial Owner of Affiliated Entities

The Trust is the beneficial owner of all of the Masterworks affiliated entities. Mr. Lynn may also be deemed the beneficial owner of the Masterworks entities given his power to exercise voting control through an agreement with the Trust. Mr. Lynn is the individual responsible for funding Masterworks.io and, is an art collector and is also able to control the activities of all of the Masterworks entities as well as our Company. Mr. Lynn could have conflicts with his personal art collection and the collection of Masterworks, or Mr. Lynn could simply stop funding Masterworks and cause it to cease to exist.

Qualification Rights

Masterworks will have the right to request that we qualify on Form 1-A, or a comparable form, the resale of any Class A ordinary shares beneficially owned by Masterworks. There are no limitations or restrictions on the size or frequency of such qualification requests, other than pursuant to applicable law, provided, that all costs associated with any such qualification shall be the responsibility of Masterworks. Accordingly, any such qualification will have no economic impact on holders of Class A ordinary shares. The qualification rights are set forth in the Company’s Operating Agreement.

Our Affiliates’ Interests in Other Masterworks Entities

General

The officers and members of the Board of Managers who perform services for us are also officers, members of the Board of Managers, managers, and/or key professionals of Masterworks and other Masterworks entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of Masterworks may organize other art-related programs and acquire for their own account art-related assets. In addition, Masterworks may grant equity interests in Masterworks.io, LLC to certain management personnel performing services.

Allocation of Our Affiliates’ Time

We rely on Masterworks and its key professionals who act on our behalf and on behalf of the Administrator, including Scott W. Lynn, and Joshua B. Goldstein for the day-to-day operations of our business. Messrs. Lynn, Glenday and Goldstein are also, respectively, the Chief Executive Officer, Chief Financial Officer and General Counsel/Secretary of the Administrator and are officers of the other Masterworks entities. As a result of their interests in other Masterworks entities, their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us, the Administrator and other Masterworks entities and other business activities in which they are involved. However, we believe that the Administrator and its affiliates have sufficient professionals to fully discharge their responsibilities to the Masterworks entities for which they work. The Administrator also serves as the Administrator for other entities and the services to be provided to these entities are substantially similar to those to be provided to the Company.

Duties Owed by Some of Our Affiliates to the Administrator and the Administrator’s Affiliates

Our officers and members of our Board of Managers and the key professionals performing services for us are also officers, members of the Board of Managers, managers and/or key professionals of:

●	Masterworks.io, LLC, the owner of the Masterworks Platform;

●	Masterworks Administrative Services, LLC, our Administrator;

●	Masterworks Gallery LLC, an affiliate of Masterworks from which we plan to acquire the Painting with the proceeds of this Offering through a Merger with 6461230, LLC; and

●	Other Masterworks entities.

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As a result, they owe duties to each of these entities, their equity holders, members and limited partners. These duties may from time to time conflict with the duties that they owe to us.

Certain Conflict Resolution Measures

Independent Manager

The Board of Managers is made up of Nigel Glenday, Joshua B. Goldstein and Leonard J. Sokolow. One of the members of the Board of Managers, Leonard J. Sokolow, serves as the Independent Manager on the Board of Managers (the “Independent Manager”). The Independent Manager serves to protect the interests of the holders of the Class A ordinary shares and is tasked with reviewing and approving all related party transactions of our Company with our affiliates and address all conflicts of interest that may arise between us and the holders of the Class A ordinary shares and our affiliates. The Independent Manager’s role is solely related to governance and he has no involvement in the operations of the Company or Masterworks and does not participate in any offering activities. The Independent Manager and any replacement Independent Manager if the Independent Manager resigns or is removed from such position on the Board of Managers at any time, shall meet the standards of an “independent director” pursuant to the standards set forth in NASDAQ Marketplace Rule 4200(a)(15).

Other Operating Agreement Provisions Relating to Conflicts of Interest

Our operating agreement contains other restrictions relating to conflicts of interest including the following:

Lock-Up Agreement. Masterworks will own 85,794 Class B ordinary shares, representing a 20% “profits interest” in our fully diluted equity following the closing of this Offering. The Class B ordinary shares retained by Masterworks will entitle Masterworks to 20% of the profit on sale of the Painting or the ability to convert such shares into Class A ordinary shares with a value at the time of conversion equal to 20% of the increase in value of our issued and outstanding Class A and Class B ordinary shares. Masterworks and will also own Class A ordinary shares if and to the extent the Offering is undersubscribed. Masterworks will agree to lock-up provisions in our operating agreement that will prohibit it from selling or transferring any Class B ordinary shares prior to the one-year anniversary of the Offering, though it is permitted to pledge all of its shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the shares in connection with a default by Masterworks on its indebtedness. After the one-year anniversary, Masterworks will have no restrictions on the disposition of any of its retained shares, other than restrictions imposed by applicable securities laws.

Term of each Manager. Our operating agreement provides that each member of the Board of Managers will serve for an indefinite term, but that each member of the Board of Managers may be removed by a majority of the Board of Managers for any reason, or may choose to withdraw as a member of the Board of Managers under certain circumstances. In addition, our operating agreement provides that holders of two-thirds (2/3) of the voting shares may affirmatively vote to remove any members of the Board of Managers for “cause.”

DESCRIPTION OF SHARES

As of the date of this filing, 100% of our issued and outstanding membership interests are held by Masterworks. On or prior to the time of qualification of this offering circular by the SEC, the Company will enter into an amended and restated operating agreement for Masterworks 002, LLC, which will create two classes of membership interests of the Company and simultaneously the existing membership interests will convert automatically into 85,794 Class B ordinary shares. The Company will have two classes of membership interests: Class A membership interests (referred to herein as the “Class A ordinary shares”) and Class B membership interests (referred to herein as the “Class B ordinary shares”). References throughout this offering circular to “shares” refer generically to the Class A ordinary shares and Class B ordinary shares. We are offering 343,175 of our Class A ordinary shares, for an aggregate amount of $6,863,500 pursuant to this offering circular. The closing of the Offering will occur on the earlier of (i) the date that subscriptions for the Class A ordinary shares offered hereby total $6,863,500 or (ii) a date determined by the Company in its discretion. The following description of the Shares is based upon our certificate of formation, the Masterworks 002, LLC, operating agreement, and applicable provisions of law, in each case as in effect prior to the qualification of this offering circular. This discussion does not purport to be complete and is qualified in its entirety by reference to the certificate of formation and the operating agreement, copies of which are filed with the SEC as exhibits to the offering statement of which this offering circular forms an integral part.

As of October 7, 2019, Masterworks Gallery is the sole holder of record of 100% of our membership interests. Upon the execution of our operating agreement at or prior to the qualification of this Offering, Masterworks ownership interest shall be automatically converted into 85,794 Class B ordinary shares representing a 20% profits interest.

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Membership Interests

We were formed as a Delaware limited liability company on July 19, 2018 by Masterworks Gallery, our founder, in order to facilitate investment in the Painting. We are a manager-managed limited liability company. Upon our formation, Masterworks Gallery was issued 100% of our membership interests.

Pursuant to our operating agreement we may not issue any additional Class A ordinary shares after the consummation of this Offering, other than as described in this offering circular, including the Class A ordinary shares that may be issued pursuant to the administrative services agreement and those that may be issued upon conversion of the Class B ordinary shares. Masterworks Gallery adopted our operating agreement.

Summary of Operating Agreement

We are governed by an agreement titled the “Limited Liability Company Operating Agreement” of Masterworks 002, LLC. As of the date of this filing, all of the membership interests of the Company are held by Masterworks. On or prior to the time of qualification of this offering circular by the SEC, the Company will enter into an amended and restated operating agreement for Masterworks 002, LLC, which will create two classes of membership interests of the Company in the form of Class A ordinary shares and Class B ordinary shares, simultaneously the existing membership interests will convert automatically into 85,794 Class B ordinary shares. References throughout this offering circular to “shares” or “Shares” refer generically to the Class A ordinary shares and Class B ordinary shares and references throughout this offering circular to the Masterworks 002, LLC “operating agreement” and the “operating agreement” of Masterworks 002, LLC, refer to the Masterworks 002, LLC amended and restated operating agreement that will become effective on or prior to the qualification of this Offering and the form of which is filed as Exhibit 2.3 to the offering statement of which this offering circular forms an integral part. The following summarizes some of the key provisions of the Masterworks 002, LLC operating agreement. This summary is qualified in its entirety by our operating agreement itself, the form of which is included as Exhibit 2.3 to the offering statement of which this offering circular forms an integral part.

Organization and Duration

We were formed on July 19, 2018, as a Delaware limited liability company pursuant to the Delaware Limited Liability Company Act. We will remain in existence until liquidated in accordance with the Masterworks 002, LLC operating agreement.

Purpose and Powers

Under the Masterworks 002, LLC operating agreement, we are permitted to engage in such activities as determined by the Board of Managers that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us and the Board of Managers pursuant to the agreement relating to such business activity, provided that we are prohibited from engaging in certain activities referred to as “Prohibited Acts” without obtaining the approval of the holders of a majority of the voting shares. “Prohibited Acts” consist of amending, waiving or failing to comply with any material provision of our operating agreement or the administrative services agreement.

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Board of Managers and its Powers

We are a manager-managed limited liability company as set forth in Section 401 and Section 101 of the Delaware Limited Liability Company Act. Our amended and restated operating agreement appoints the Board of Managers of the Company.

We plan to enter into an administrative services agreement with our Administrator and Masterworks Cayman, prior to the closing of this Offering which is further described in the “Summary of Administrative Services Agreement” section of this document. Pursuant to our operating agreement and the administrative services agreement, the Administrator will have complete and exclusive discretion in the management and control of our affairs and business, subject to the requirement to obtain consent for Prohibited Acts, and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of our Company, including doing all things and taking all actions necessary to carry out the terms and provisions of each of the foregoing agreements.

Pursuant to the Masterworks 002, LLC operating agreement, to become effective prior to the qualification of this offering by the SEC, the Board of Managers shall have full authority in their discretion to exercise, on our behalf and in our name of the Company, all rights and powers of a “manager” of a limited liability company under the Delaware Limited Liability Company Act necessary or convenient to carry out our purposes. Any person not a party to our operating agreement dealing with us will be entitled to rely conclusively upon the power and authority of the Board of Managers to us in all respects, and to authorize the execution of any and all agreements, instruments and other writings on behalf of us and in our name.

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, dispositions, winding up and dissolution, including any action with respect to the sale of the Painting; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement or the administrative services agreement, except as provided therein, without first obtaining the prior approval of the holders of a majority of the voting shares.

Any member of the Board of Managers may be removed and replaced by a majority of the Board of Managers with or without “Cause.” In addition, any member of the Board of Managers may be removed or replaced by the affirmative vote of members holding two-thirds (2/3) of the voting shares for “Cause” only, as such term is defined in our operating agreement “Cause” is defined as follows:

(a) the commission by a member of the Board of Managers of fraud, gross negligence or willful misconduct;

(b) the conviction of a member of the Board of Managers of a felony;

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(c) a material violation by a member of the Board of Managers of any applicable law that has a material adverse effect on our business;

(d) the bankruptcy or insolvency of a member of the Board of Managers

Classes of Ownership

As of the date of this filing, 100% of the membership interests of the Company are owned by Masterworks. As set forth above, on or prior to the time of qualification of this offering circular by the SEC, the Company will enter into an amended and restated operating agreement for Masterworks 002, LLC, which will create two classes of membership interests of the Company in the form of Class A ordinary shares and Class B ordinary shares, and simultaneously, the existing membership interests will convert automatically into 85,794 Class B ordinary shares.

Class A Ordinary Shares. The Class A ordinary shares being offered in this offering will represent in the aggregate 100% of our members’ capital accounts and an 80% interest in the profits we recognize upon any sale of the Painting and liquidation. There will be 343,175 Class A ordinary shares outstanding upon closing of the Offering, and the number of additional Class A ordinary shares that may be issued by our Company following the Offering (subject to issuances pursuant to stock-splits, recapitalizations or similar transactions) is limited to shares issued to our Administrator (or any successor) pursuant to the administrative services agreement and shares issuable upon conversion of the Class B ordinary shares.

Class B Ordinary Shares. The Class B ordinary shares to be issued to Masterworks Gallery which will represent in the aggregate 0% of our members’ capital accounts and a 20% interest in the profits we recognize upon any sale of the Painting and liquidation. There will be 85,794 Class B ordinary shares outstanding upon closing of the Offering.

Voting Rights.

We refer to Class A ordinary shares, excluding Class A ordinary shares beneficially owned by Masterworks as our “voting shares.” On each matter where the members have a right to vote, each voting share shall be entitled to and shall constitute one (1) vote, and all voting shares shall vote together as a single class, except as otherwise set forth in our operating agreement, or otherwise required by the Delaware Act. In determining any action or other matter to be undertaken by or on behalf of us, each member shall be entitled to cast a number of votes equal to the number of voting shares that such member holds, with the power to vote, at the time of such vote. Unless otherwise set forth in our operating agreement, or otherwise required by the Delaware Act, the taking of any action by us which requires a vote of the members as set forth above shall require the receipt of votes from members holding a majority of the voting shares to constitute a quorum, provided, that in the case of a proposed removal of a member of the Board of Managers for “Cause”, an affirmative vote of holders of two-thirds (2/3) of the voting shares shall be required to authorize and approve such action. In determining the outcome of any vote at a meeting, shareholders that abstain or do not vote will effectively be counted as votes against such action.

Subject to the Delaware Act, the Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution and sale of the Painting; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement or the administrative services agreement, except as provided therein, without obtaining the prior approval or consent of the of the holders of a majority of the voting shares.

Conversion of Class B ordinary shares

Class B ordinary shares will be convertible into Class A ordinary shares, in whole or in part, at any time prior to the consummation of a sale of the Painting for no additional consideration pursuant to the following conversion formula:

Class A ordinary shares issuable upon conversion	=	(A) Value Increase, multiplied by
(B) Conversion Percentage, multiplied by
(C) 20%, divided by
(D) Class A Ordinary Share Value.

Definitions for conversion calculation:

“Value Increase”	means, (A) the total number of Shares outstanding at such time, multiplied by (B) the positive remainder, if any, resulting from (i) the Class A Ordinary Share Value, minus (ii) $20.00.

“Conversion Percentage”	means, (A) the number of Class B ordinary shares being converted, divided by (B) the number of Class B ordinary shares outstanding.

“Class A Ordinary Share Value”	means, as of the close of business on the day preceding the conversion date, the volume weighted average trading price (“VWAP”) of the Class A ordinary shares on all trading platforms or trading systems on which the Class A ordinary shares are being traded over the forty-five (45) trading days then ended, provided, that if the total aggregate trading volume over such 45-trading-day period is less than 5% of the public float, such period shall be extended to the ninety (90) trading days then ended, provided, further, if the total aggregate trading volume over such 90-trading-day period is less than 5% of the public float, the holder of the Class B ordinary shares shall request that the Administrator obtain an appraisal of the Class A Ordinary Share Value from one or more independent nationally-recognized third party appraisal companies and such appraisal shall constitute the Class A Ordinary Share Value.

Examples of conversion calculation

The following table illustrates the number and percentage of Class A ordinary shares that would be issued to Masterworks upon conversion of all of its Class B ordinary shares based on hypothetical changes in the trading price or value of the Class A ordinary shares:

Hypothetical Class A Ordinary Share Value	$20.00	$30.00	$40.00	$50.00	$60.00
No. of Class A ordinary shares Masterworks would receive upon conversion of 100% of its Class B ordinary shares	0	28,598	42,897	51,476	57,196
Percentage of total outstanding Class A ordinary shares Masterworks would receive upon conversion of 100% of its Class B ordinary shares	0%	7.69%	11.11%	13.04%	14.29%

Powers of the Board of Managers

The Board of Managers will have sole voting power over all matters relating to our Company, including: mergers, consolidations, acquisitions, winding up and dissolution and the Board of Managers will have control over the disposition of Painting; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement or the administrative services agreement, except as provided therein, without the consent of holders of a majority of the Class A ordinary shares.

Shares beneficially owned by Masterworks shall have no voting rights.

Removal

A member of the Board of Managers may only be removed and replaced by a majority of the Board of Managers with or without “cause” and may also be removed and replaced for “cause” as defined in our operating agreement by a vote of the holders of two-thirds (2/3) of the voting shares.

Agreement to be Bound by the Operating Agreement

By purchasing a Class A ordinary share, you will be admitted as a member of our Company and will be bound by the provisions of, and deemed to be a party to the Masterworks 002, LLC operating agreement. Pursuant to the Masterworks 002, LLC operating agreement, each holder of Class A ordinary shares and each person who acquires a Class A ordinary share from a holder must agree to be bound by the terms and conditions of the Masterworks 002, LLC operating agreement.

Shareholder Voting

Class A ordinary shares have one vote per share and we refer to the Class A ordinary shares, excluding shares beneficially owned by Masterworks, as “voting shares.” The Class B ordinary shares shall have no voting rights other than as may be required pursuant to applicable law. The term “other than as may be required pursuant to applicable law,” takes into account the following considerations (i) pursuant to Section 18-806 of the Delaware Limited Liability Company Act (the “Act”), in the event that a limited liability company is dissolved by the occurrence of an event that causes the last remaining member to cease to be a member, the personal representative of the last remaining member of the limited liability company or the assignee of all of the limited liability company interests in the limited liability company may vote to revoke the dissolution, subject to the approval of any other persons whose approval is required under the limited liability company agreement to revoke a dissolution, such a vote could result in holders of the Class B ordinary shares (or more accurately the personal representative of such persons) potentially be deemed to have a “right to vote” and (ii) the Act may be amended in the future to mandate voting rights for all interests in a Delaware limited liability company in certain situations, and if this occurs, without the provision “other than as may be required by law,” the Company could be in a position where its operating agreement would be in violation of the Act.

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Whenever holders of Class A ordinary shares are required or entitled to vote on any matter, except as otherwise provided, that vote may be taken at a meeting or may be taken via a written consent in lieu of a meeting.

The Company shall provide holders of voting shares with not less than five (5) nor more than sixty (60) days prior notice of any meeting or any action subject to a vote of holders of voting shares at a meeting shall require a quorum, in the form of votes actually cast (whether in person or by proxy), from at least a majority of the voting shares eligible to vote on such matter or such higher percentage of voting shares as may be required for such action. At any meeting or on any matter that is to be voted on or consented to by holders of voting shares, the then holders of our voting shares, may vote in person or by proxy, and such vote may be made, and a proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. Shares beneficially owned by Masterworks shall have no voting rights.

We have elected to be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the Delaware General Corporation Law (the “DGCL”) and other applicable provisions of the DGCL, as though we were a Delaware corporation and as though holders of our voting shares were shareholders of a Delaware corporation. Such sections generally regulate proxies for any voting purposes. In the event that we become subject to Regulation 14A under the Exchange Act, pursuant to and subject to the provisions of Rule 14a-16 under the Exchange Act, we may, but are not required to, utilize a Notice of Internet Availability of Proxy Materials, as described in that rule, in conjunction with proxy material posted to an Internet site, in order to furnish any proxy or related material to holders of voting shares pursuant to Regulation 14A under the Exchange Act. We currently intend to utilize the Masterworks platform to the extent possible for meetings of, and votes of our shareholders.

Shareholder Distributions.

The Company does not expect to pay any distributions, other than a liquidating distribution following a sale of the Painting. There can be no assurance as to the timing of a liquidating distribution or that we will pay a liquidating distribution at all. There are no contractual restrictions on our ability to declare or pay dividends and if any are to be paid in the future, such decision will be at the discretion of our Board of Managers and will depend on our then current financial condition and other factors deemed relevant by the Board of Managers.

Limited Liability

The liability of each member of our Company shall be limited as provided in the Delaware Limited Liability Company Act and as set forth in the Masterworks 002, LLC operating agreement. No member of our Company shall be obligated to restore by way of capital contribution or otherwise any deficits in its capital account (if such deficits occur).

The Delaware Limited Liability Company Act provides that a member of a Delaware limited liability company who receives a distribution from such company and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Liability Company Act shall be liable to the Company for the distribution for three years. Under the Delaware Limited Liability Company Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the Company, other than liabilities to members on account of their Class A ordinary shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the Company. The fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware Limited Liability Company Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the Company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the Masterworks 002, LLC operating agreement.

Exculpation and Indemnification of the Board of Managers and Others

Subject to certain limitations, our operating agreement limits the liability of each member of the Board of Managers and its affiliates, any of our members, any person who is our officer and any person who serves at the request of the Board of Managers on behalf of us as an officer, member of the Board of Managers, managers of the Administrator, independent representative, partner, member, stockholder or employee of such person (referred to together as the “Protected Persons” or in the singular as the “Protected Person”).

Exculpation

No Protected Person shall be liable to us or the Administrator or any other member of our Company for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or any intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such Protected Person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board of Managers, any Protected Person may consult with legal counsel and accountants with respect to our affairs (including interpretations of our operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether a Protected Person acted with the requisite degree of care, such Protected Person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the members of the Board of Managers, officers, employees, consultants, attorneys, accountants and professional advisors of our Company selected with reasonable care; provided, that no such Protected Person may rely upon such statements if it believed that such statements were materially false.

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Indemnification

To the fullest extent permitted by law, we will indemnify, hold harmless, protect and defend each Protected Person against any losses, claims, damages or liabilities, including reasonable legal fees, costs and expenses incurred in investigating or defending against any such losses, claims, damages or liabilities or in enforcing a Protected Person’s right to indemnification under the Masterworks 002, LLC operating agreement, and any amounts expended in respect of settlements of any claims approved by the Board of Managers (collectively referred to herein as the “Liabilities”), to which any Protected Person may become subject:

(i) by reason of any act or omission or alleged act or omission (even if negligent) arising out of or in connection with the activities of our Company;

(ii) by reason of the fact that it is or was acting in connection with the activities of our Company in any capacity or that it is or was serving at the request of our Company as a partner, shareholder, member, members of the Board of Managers, managers of the Company or the Administrator, the independent representative, officer, employee, or agent of any Person;

unless, such Liability results from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such Protected Person has reasonable cause to believe that such conduct was unlawful).

Any indemnification provided under our operating agreement is limited thereunder to the extent of our assets only. Further, insofar as the foregoing provisions permit indemnification of members of the Board of Managers, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reimbursement of Expenses

We will reimburse (and/or advance to the extent reasonably required) each Protected Person for reasonable legal or other costs and expenses (as incurred) of such Protected Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Liabilities for which the Protected Person may be indemnified pursuant to our operating agreement and for all costs and expenses, including fees, expenses and disbursements of attorneys, reasonably incurred by such Protected Person in enforcing the indemnification provisions of our operating agreement; provided, that such Protected Person executes a written undertaking to repay us for such reimbursed or advanced costs and expenses if it is finally judicially determined that such Protected Person is not entitled to the indemnification provided by our operating agreement.

Liquidity Sale

If our Board of Managers determines that a Liquidity Option for the Class A ordinary shares does not exist on the seven-year anniversary of the closing of the Offering, the Company will use commercially reasonable efforts to sell the Painting as soon as reasonably practicable, but not later than the ten-year anniversary of the Closing of the Offering. A “Liquidity Option” shall refer to a means by which U.S. holders of Class A ordinary shares can monetize their investment in the Class A ordinary shares: (a) through an alternative trading system, or ATS, as defined in SEC Regulation ATS, a bulletin board connecting potential buyers with potential sellers in compliance with SEC guidelines, brokerage transactions or other means reasonably expected to provide Class A shareholders with an ability to sell their Class A ordinary shares on a continuous or episodic basis; (b) pursuant to a repurchase offer or tender offer, effected in compliance with applicable securities laws; or (c) pursuant to a best efforts secondary offering qualified by the SEC pursuant to Regulation A or similar rules in effect at such time, which secondary offering shall be filed with the SEC not later than three months following such seven-year anniversary. There is no guaranty that any such Liquidity Option or sale of the Painting will be successful, or if successful, that the net proceeds realized by shareholders from such transaction will be reflective of the estimated fair market value of the shares at such time. Masterworks will be entitled to reimbursement for costs and expenses associated with any such transaction and may earn fees from such transactions to the extent permitted by applicable laws, rules and regulations, and there can be no assurance that there will be any remaining net proceeds to be distributed after payment of such costs and expenses. The obligation to effect a sale of the Painting in the absence of a Liquidity Option can only be waived by the holders of a majority of the Class A ordinary shares.

Amendment of Our Operating Agreement

Amendments to our operating agreement may be proposed only by or with the consent of the Board of Managers and must be approved by a majority vote of holders of the voting shares. Further, the Board of Managers does not need consent of holders of voting shares to amend the Masterworks 002, LLC, operating agreement in the following instances: (i) to evidence the joinder of a new member of the Company; (ii) in connection with the transfer of shares by members; (iii) as otherwise required to reflect capital contributions, distributions and similar actions (iv) to reflect the naming of new managers, officers or replacement of officers of the Company; (v) in connection with the issuance of Class A ordinary shares to the Administrator pursuant to the administrative services agreement or (vi) as required to cause the Company to be treated as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state and local) income tax purposes, (vii) in connection with the conversion of Class B ordinary shares into Class A ordinary shares or (viii) any change the Board of Managers deems necessary or appropriate to enable trading of membership interests.

Termination and Dissolution

We will continue as a limited liability company until terminated under the Masterworks 002, LLC operating agreement. We will commence winding up upon the first to occur of the following (the “Dissolution Event”):

(1) Upon the determination of the members with the approval of the Board of Managers;

(2) Our insolvency or bankruptcy;

(3) The sale of all or substantially all of our assets; or

(4) The entry of a decree of judicial dissolution under Section 18 802 of the Delaware Limited Liability Company Act

The Dissolution Event shall be effective on the day on which such event occurs and immediately thereafter we will commence its winding up during which our affairs shall be wound up in accordance with the terms of the Masterworks 002, LLC operating agreement.

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Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). For financial reporting purposes and federal income tax purposes, our fiscal year and its tax year are the calendar year.

Term and Removal of Members of the Board of Managers

Our operating agreement provides that each member of our Board of Managers will serve as our Manager, for an indefinite term, but that any Manager may be removed by a majority of the Board of Managers for any reason, or may choose to withdraw as a Manager, under certain circumstances.

Our members may only remove a member of the Board of Managers for “cause,” following the affirmative vote of two-thirds (2/3) of the issued and outstanding voting shares excluding those beneficially owned by Masterworks “Cause” is defined as:

●	The commission by the applicable member of the Board of Managers of fraud, gross negligence or willful misconduct;
●	The conviction of the applicable member of the Board of Managers of a felony;
●	A material violation by the applicable member of the Board of Managers of any applicable law that has a material adverse effect on our business; and
●	The bankruptcy or insolvency of the applicable member of the Board of Managers.

Anti-Takeover Effects under Delaware Law

We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203 of the Delaware General Corporation Law, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the Delaware General Corporation Law apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting Class A ordinary shares. The Board of Managers may elect to amend the Masterworks 002, LLC operating agreement, subject to majority approval by the members holding the Class A ordinary shares, at any time to have Section 203 apply to the Company.

Binding Arbitration under Our Subscription Agreement

By purchasing Class A ordinary shares in this Offering, investors agree to be bound by the arbitration provisions contained in our subscription agreement which provide that arbitration is the exclusive means for resolving disputes relating to or arising out of the subscription agreement, the shares, the Masterworks Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing. Please note that this arbitration provision does not apply to claims made under the federal securities laws. Purchasers of shares in a secondary transaction would also be subject to the same arbitration provisions that are currently in our subscription agreement. Such arbitration provision limits the ability of investors to bring class action lawsuits or similarly seek remedies on a class basis for claims subject to the provision. If invoked, the arbitration is required to be conducted in New York, NY in accordance with New York law. The subscription agreement allows for either the Company or an investor to elect to enter into binding arbitration in the event of any covered claim in which the Company and the investor are adverse parties. While not mandatory, in the event that the Company were to invoke the arbitration clause, the rights of the adverse shareholder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company.

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SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

Prior to this Offering, there has been no public or private market for the Class A ordinary shares, and we cannot predict the effect, if any, that market sales of the Class A ordinary shares or the availability of Class A ordinary shares for sale will have on the market price of the Class A ordinary shares prevailing from time to time.

Upon the closing of this Offering 343,175 Class A ordinary shares will be outstanding, and 85,794 Class B ordinary shares will be outstanding and will be owned by Masterworks. All of the Class A ordinary shares sold in this Offering will be freely tradable under federal securities laws unless issued to our affiliates.

Shares sold by Masterworks in private transactions that are exempt from the registration or qualification requirements of the Securities Act will bear a restrictive legend and will be subject to further transfer restrictions for one year from the time such shares are acquired from Masterworks by a non-affiliate. Masterworks has rights to require us to qualify the resale of any Class A ordinary shares they own, provided that they shall be responsible for all of the costs and expenses of any such qualification and or secondary offering.

Masterworks will agree to lock-up provisions in our operating agreement that will prohibit it from selling or transferring any Class B ordinary shares it owns prior to the one-year anniversary of the Offering (other than transfers to affiliates), though Masterworks is permitted to pledge all of its Shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the Shares in connection with a default by Masterworks on its indebtedness. After the one-year anniversary, Masterworks will have no restrictions on the disposition of any of its Shares, other than restrictions in our operating agreement and those imposed by applicable securities laws

Rule 144

In general, under Rule 144 as currently in effect, Masterworks will be entitled to sell, within any three-month period, a number of Class A ordinary shares that does not exceed the greater of:

●	1% of the then-outstanding Class A ordinary shares; and

●	The average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. If Masterworks sells its shares in private transactions that are exempt from the registration requirements of the Securities Act to a non-affiliate other than pursuant to Rule 144, such non-affiliate will be able to sell such shares pursuant to Rule 144 after one year has elapsed from the time such shares were acquired from Masterworks and such sales shall not be subject to the volume restrictions set forth above.

We are unable to estimate the number of Class A ordinary shares that will be sold under Rule 144 or pursuant to one or more future qualified offerings or the timing of such sales, since this will depend on the market price for the Class A ordinary shares, the personal circumstances of the sellers and other factors. Prior to the Offering, there has been no public market for the Class A ordinary shares, and there can be no assurance that a significant, or any, public market for the Class A ordinary shares will develop or be sustained after the Offering. Any future sale of substantial amounts of the Class A ordinary shares in the open market may adversely affect the market price of the Class A ordinary shares offered by this offering circular.

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Class A ordinary shares by Holders (as defined below) as of the date hereof. For purposes of this section, under the heading “Material U.S. Federal Tax Considerations,” references to the “Company,” “we,” “our,” and “us” refer only to Masterworks 002, LLC and not its subsidiaries, including Masterworks Cayman which will be a Cayman Islands segregated portfolio company, which has not yet been formed but is planned to be formed prior to or shortly following the completion of this Offering, except as otherwise indicated. In this discussion of material U.S. federal income tax considerations, the term Masterworks 003 Cayman refers to the segregated portfolio of Masterworks Cayman that will hold title to the Painting. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated or proposed thereunder, and all administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation.

The U.S. federal income taxation of partnerships and partners is extremely complex, involving, among other things, significant issues as to the character, timing of realization and sourcing of gains and losses. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States or Holders that hold our Class A ordinary shares as part of a straddle, hedge, conversion or other integrated transaction) or U.S. Holders that have a “functional currency” other than the U.S. dollar. This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate (except as discussed below for Non-U.S. Holders), gift or alternative minimum tax considerations. Prospective investors are urged to consult their own tax advisors regarding the purchase, ownership and disposition of our Class A ordinary shares with respect to their particular tax situations, including, in the case of prospective Holders subject to special treatment under U.S. federal income tax laws, with reference to any special issues that the purchase, ownership and disposition of our Class A ordinary shares may raise for such persons. The activities of a Holder unrelated to such Holder’s status as a member of the Company may affect the tax consequences to such Holder of an investment in the Company.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a Class A ordinary share that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury Regulations to be treated as a U.S. person. As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of a Class A ordinary share that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.

If an entity treated as a partnership for U.S. federal income tax purposes invests in our Class A ordinary shares, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our Class A ordinary shares.

PERSONS CONSIDERING AN INVESTMENT IN OUR CLASS A ORDINARY SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A ORDINARY SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Taxation of Our Company

Taxation of Masterworks 002, LLC. We expect that we will be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. Instead, each Holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. See “—Taxation of U.S. Holders of Class A ordinary shares”.

An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership”, unless an exception applies. An entity that would otherwise be classified as a partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. We intend that we will be publicly traded for purposes of these rules.

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A publicly traded partnership will, however, be treated as a partnership, and not as a corporation, for U.S. federal income tax purposes, if (x) 90% or more of such partnership’s gross income during each taxable year consists of “qualifying income” and (y) such partnership is not required to register as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). We refer to this exception as the “qualifying income exception.” Qualifying income generally includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, gains from the sale or other disposition of capital assets or other property held for the production of income that otherwise constitutes qualifying income and certain other forms of investment income.

We intend to operate such that we will meet the qualifying income exception in each taxable year. We do not expect that the Company will earn any income in any taxable year other than qualifying income including (x) interest income with respect to certain short-term debt investments held by the Company and (y) an income inclusion followed by a liquidating distribution from Masterworks Cayman in the year in which the Painting is sold. At present, we do not expect to seek a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to our treatment as a partnership for U.S. federal income tax purposes and no assurance can be given that the IRS will not take a contrary position. In the event that such a ruling is sought, and such ruling treats a sale of the Painting as qualifying income, we may structure Masterworks Cayman 002 as an entity disregarded from us for U.S. federal income tax purposes, in which case the tax consequences described herein could be materially different, as described below.

If we fail to meet the qualifying income exception (other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery) or if we are required to register under the 1940 Act, we will be treated as if, on the first day in which we fail to meet the qualifying income exception or are required to register under the 1940 Act, we had transferred all of our assets, subject to our liabilities, to a newly formed corporation in exchange for stock of such corporation, and then distributed the stock to the Holders in liquidation of their interests in us. This deemed contribution and liquidation should generally be tax-free to the Holders so long as we do not have liabilities in excess of the tax basis of our assets at such time. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.

If we were treated as a corporation in any taxable year, our items of income, gain, loss, deduction and credit would be reflected our tax return, rather than the returns of our Holders subject to U.S. tax, and we would be subject to U.S. corporate income tax on our taxable income. Distributions of cash or other property to a Holder with respect to our Class A ordinary shares generally would be treated as a dividend to the extent such distribution was paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), or in the absence of earnings and profits, as a tax-free return of capital to the extent of such Holder’s adjusted tax basis in such Class A ordinary share, and then as capital gain. Accordingly, treatment as a corporation could materially reduce a Holder’s after-tax return and thus could result in a substantial reduction of the value of our Class A ordinary shares.

The remainder of this discussion assumes that we will be treated as a partnership for U.S. federal income tax purposes.

Taxation of Masterworks Cayman. Masterworks Cayman, which will be a Cayman Islands segregated portfolio company, which has not yet been formed but is planned to be formed prior to or shortly following the completion of this Offering  is referred to in this taxation section as “Masterworks Cayman,” and the specific portfolio that will hold title to the Painting is referred to as “Masterworks 002 Cayman”. Masterworks 002 Cayman intends to file an election with the IRS to be classified as an association taxable as a corporation and not as a partnership or disregarded entity for U.S. federal income tax purposes. We, as the holder of Masterworks 002 Cayman, shares, will not be taxed directly on the earnings of Masterworks 002 Cayman. We intend to treat Masterworks 003 Cayman as a separate non-U.S. corporation for U.S. federal income tax purposes, although this treatment is not free from doubt. The remainder of this discussion assumes that Masterworks 003 Cayman is so treated.

However, Holders may be required to report directly income earned by Masterworks 002 Cayman in certain circumstances. See “— Controlled Foreign Corporations”.

Subject to the discussion below under “Controlled Foreign Corporations,” distributions of cash or other property to us from Masterworks 002 Cayman (other than certain distributions of Masterworks 002 Cayman, shares or rights to acquire its shares) generally will be treated as a dividend for U.S. federal income tax purposes (without reduction for any non-U.S. tax withheld from such distribution) to the extent of Masterworks 002 Cayman, current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent the amount of such distribution exceeds such current and accumulated earnings and profits, it generally will be treated first as a non-taxable return of capital to the extent of our adjusted tax basis in Masterworks 002 Cayman shares and then as capital gain.

If, following receipt of a ruling from the IRS, we elected to treat Masterworks 002 Cayman as an entity disregarded as separate from us, we would directly report any income, gain, loss or deduction of Masterworks 002 Cayman, and any distributions from Masterworks 002 Cayman would be disregarded for U.S. federal income tax purposes.

Taxation of U.S. Holders of Shares

Below is a discussion of material U.S. federal income tax considerations applicable to U.S. Holders of our Class A ordinary shares.

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Taxation of Holders of Shares on Our Profits and Losses. As a partnership for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax. Instead, each Holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. It is possible that in any year, a Holder’s tax liability arising from the Company could exceed the distributions made by the Company to such Holder. The Company will file a U.S. federal partnership information return reporting its operations for each year and provide a U.S. Internal Revenue Service Schedule K-1 to each Holder. However, Holders may not receive such Schedule prior to when their tax return reporting obligations become due and may need to file for extensions or file based on estimates.

In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of any interest income we earn that is allocable to such U.S. Holder.

Allocation of Profits and Losses. For each of our fiscal years, each Holder’s allocable share of our items of income, gain, loss, deduction or credit will be determined by our operating agreement (the “operating agreement”), provided such allocations either have “substantial economic effect” or are determined to be in accordance with such Holder’s interest in the Company. We believe that for U.S. federal income tax purposes, such allocations will be given effect as being in accordance with such Holder’s interest in the Company and we intend to prepare tax returns based on such allocations. If the allocations provided by our operating agreement were successfully challenged by the IRS, the resulting allocations to a particular Holder for U.S. federal income tax purposes may be less favorable than the allocations set forth in our operating agreement.

Section 706 of the Code provides that items of partnership income and deductions must be allocated between transferors and transferees of shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to Holders in a manner that reflects such Holders’ beneficial shares of our items. These conventions are designed to more closely align the receipt of cash and the allocation of income between Holders of Class A ordinary shares, but these assumptions and conventions may not conform with all aspects of existing Treasury Regulations. If the IRS successfully challenges our conventions, our items of income, gain, loss, deduction or credit may be reallocated among the Holders of Class A ordinary shares to the possible detriment of certain Holders. The Board of Managers is authorized to revise our method of allocation between transferors and transferees (as well as among Holders whose interests otherwise could vary during a taxable period).

Because we cannot match transferors and transferees of Class A ordinary shares, we may adopt depreciation, amortization and other tax accounting positions that may not comply with all aspects of existing Treasury regulations. A successful IRS challenge to those positions could adversely affect the allocations of tax items to Holders and could have a negative impact on the value of Class A ordinary shares or result in audits of and adjustments to Holders’ tax returns.

Adjusted Tax Basis of Class A ordinary shares. A Holder’s initial tax basis in its Class A ordinary shares will generally equal the amount such Holder paid for the Class A ordinary shares plus such Holder’s allocable share of our liabilities, if any. A Holder’s adjusted tax basis will be increased by such Holder’s share of items of our income and gain and any increase in such Holder’s share of our liabilities. A Holder’s adjusted tax basis will be decreased, but not below zero, by distributions from us, such Holder’s allocable share of items of our deductions and losses and by any decrease in such Holder’s allocable share of our liabilities.

Holders who purchase our Class A ordinary shares in separate transactions must combine the basis of those Class A ordinary shares and maintain a single adjusted tax basis for all of those Class A ordinary shares. Upon a sale or other disposition of less than all of the Class A ordinary shares held by such Holder, a portion of that tax basis must be allocated to the Class A ordinary shares sold.

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Restrictions on Deductibility of Expenses and Other Losses. A Holder may deduct its allocable share of our losses (if any) for U.S. federal income tax purposes only to the extent of such Holder’s adjusted tax basis in the Class A ordinary shares it is treated as holding at the end of the taxable year in which the losses occur. If the recognition of a Holder’s allocable share of our losses would reduce its adjusted tax basis for its Class A ordinary shares below zero, the recognition of such losses by such Holder would be deferred to subsequent taxable years and will be allowed if and when such Holder has sufficient tax basis so that such losses would not reduce such Holder’s adjusted tax basis below zero. In addition, the “at-risk” rules and the limitation on “excess business losses” could limit the deductibility of losses allocable to a Holder. We do not expect to generate income or losses from “passive activities” for purposes of Section 469 of the Code. Therefore, income allocated by us to a Holder may not be offset by the Section 469 passive losses of such Holder and losses allocated to a Holder generally may not be used to offset Section 469 passive income of such Holder.

It is anticipated that our expenses generally will be investment expenses treated as miscellaneous itemized deductions, rather than trade or business expenses, with the result that any individual who is Holder (either directly or through a Holder that is a partnership or other pass-through entity) will not be permitted to claim a U.S. federal income tax deduction for such expenses for taxable years beginning before January 1, 2026 and thereafter may be limited in his or her ability to claim a U.S. federal income tax deduction for such expenses.

In general, neither we nor any Holder may deduct organizational expenses. We may elect to amortize any organizational expenses ratably over fifteen years, or we may elect to capitalize such expenses. No deduction is allowed for offering expenses, including placement fees.

Treatment of Distributions. For U.S. federal income tax purposes, distributions of cash by us generally will not be taxable to a U.S. Holder to the extent of such U.S. Holder’s adjusted tax basis in its Class A ordinary shares. Any cash distributions in excess of a U.S. Holder’s adjusted tax basis generally will be considered to be gain from the sale or exchange of our Class A ordinary shares. Under current law, such gain generally will be capital gain and will be long-term capital gain if such U.S. Holder has held such Class A ordinary share for more than one year at the time of such distribution, subject to certain exceptions.

Disposition of Class Shares. A U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our Class A ordinary shares in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in such Class A ordinary share. A U.S. Holder’s adjusted tax basis will be adjusted for this purpose by its allocable share of our income or loss for the year of such sale or other disposition. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such Holder has held such Class A ordinary share for more than one year at the time of such sale, exchange or other disposition. Certain gain attributable to our investment in Masterworks 002 Cayman will generally be characterized as ordinary income rather than capital gain. See “—Controlled Foreign Corporations”. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

Holders who purchase our Class A ordinary shares at different times and intend to sell all or a portion of the Class A ordinary shares within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss. For example, a selling Holder may use the actual holding period of the portion of its transferred Class A ordinary shares, provided such Class A ordinary shares are divided into identifiable Class A ordinary shares with ascertainable holding periods, the selling Holder can identify the portion of the Class A ordinary shares transferred, and the selling Holder elects to use the identification method for all sales or exchanges of our Class A ordinary shares.

Controlled Foreign Corporations. In general, a corporation organized outside the United States is treated as a controlled foreign corporation (“CFC”) for U.S. federal income tax purposes in any taxable year in which more than 50% of (i) the total combined voting power of all classes of stock of such non-U.S. corporation entitled to vote or (ii) the total value of the stock of such non-U.S. corporation is owned (or is considered as owned) by “U.S. Shareholders” on any day during the taxable year of such non-U.S. corporation. A “U.S. Shareholder” with respect to a non-U.S. corporation is any U.S. person that owns (or is treated as owning) 10% or more of the total combined voting power of all classes of stock of the non-U.S. corporation entitled to vote or 10% or more of the total value of such non-U.S. corporation’s stock. We expect that Masterworks 002 Cayman will be considered a CFC and that we will be considered a U.S. Shareholder of Masterworks 002 Cayman.

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Because we expect to be treated as a U.S. Shareholder in a CFC, each Holder will generally be required to include in income for U.S. federal income tax purposes its allocable share of Masterworks 002 Cayman’s “Subpart F” income reported by us. Subpart F income generally includes passive income such as dividends, interest, net gain from the sale or disposition of securities and non-actively managed rents. The Subpart F income of a CFC is limited to the CFC’s earnings and profits for the taxable year. These inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, a Holder may be required to report as ordinary income its allocable share of Masterworks 002 Cayman Subpart F income reported by us without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of our earnings (if any) attributable to net capital gains of Masterworks 002 Cayman. The tax basis of our shares in Masterworks 002 Cayman and a Holder’s tax basis in our Class A ordinary shares will be increased to reflect any required Subpart F income inclusions. Such income generally will constitute income from sources within the United States for U.S. foreign tax credit purposes. Amounts included as such income would generally not be taxable again when actually distributed. We do not expect that Masterworks 002 Cayman will earn any income in any taxable year other than gain from the sale of the Painting in the year in which the Painting is sold. Therefore, we do not expect that there will be any Subpart F income of Masterworks 002 Cayman to be reported by us on an annual basis prior to a sale of the Painting. However, we expect that gain from the sale of the Painting would be treated as Subpart F income.

Regardless of whether Masterworks 002 Cayman has Subpart F income, however, any gain allocated to a Holder from our disposition of Masterworks 002 Cayman (including any gain from a liquidating distribution by Masterworks 002 Cayman) will be treated as ordinary income to the extent of such Holder’s allocable share of the current and/or accumulated earnings and profits of Masterworks 002 Cayman. In this regard, earnings would not include any amounts previously taxed pursuant to the CFC rules, if any. Net losses of Masterworks 002 Cayman will not pass through to our Holders.

If, following receipt of a ruling from the IRS, we elected to treat Masterworks 002 Cayman as an entity disregarded as separate from us, the CFC rules discussed above would not apply. Instead, we would directly report any income, gain, loss or deduction of Masterworks 002 Cayman, and any distributions from Masterworks 002 Cayman would be disregarded for U.S. federal income tax purposes.

Passive Foreign Investment Companies.   In general, a corporation organized outside the United States is treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of its gross income is “passive income” or (ii) on average at least 50% of the value of its assets is attributable to assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities transactions and from the sale or exchange of property that gives rise to passive income. In determining whether a non-U.S. corporation is a PFIC, a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) generally is taken into account.

If Masterworks 002 Cayman is a PFIC in any taxable year, gain on a disposition by us of shares in Masterworks 002 Cayman or gain on the disposition of our Class A ordinary shares by a Holder at a time when we own shares of Masterworks 002 Cayman, as well as certain other defined “excess distributions,” will be treated as if the gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the Holder held its Class A ordinary shares or the period during which we held our shares in Masterworks 002 Cayman. However, for so long as Masterworks 002 Cayman is classified as both a CFC and a PFIC during the time we are a U.S. Shareholder of Masterworks 002 Cayman, a Holder would be required to include amounts in income with respect to Masterworks 002 Cayman, if any, pursuant to the subheading “Controlled Foreign Corporations”, and the consequences described under this subheading would not apply. If our ownership percentage in Masterworks 002 Cayman changes such that we are not a U.S. Shareholder with respect to Masterworks 002 Cayman, then Holders may be subject to the PFIC rules in the event Masterworks 002 Cayman is classified as a PFIC. The interaction of these rules is complex, and prospective Holders are urged to consult their tax advisors in this regard.

If, following receipt of a ruling from the IRS, we elected to treat Masterworks 002 Cayman as an entity disregarded as separate from us, neither the CFC nor the PFIC rules would apply to Masterworks 002 Cayman.

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Taxation of Non-U.S. Holders of Class A Ordinary Shares

Below is a discussion of material U.S. federal income tax considerations applicable to Non-U.S. Holders of our Class A ordinary shares and does not purport to address all of the U.S. federal income tax consequences that may be applicable to any particular Non-U.S. Holder. This discussion does not address the tax consequences of purchasing, holding or disposing of our Class A ordinary shares to Non-U.S. Holders subject to special rules under U.S. federal income tax laws, such as non-U.S. governments and their controlled entities, non-U.S. pension plans, trusts, former U.S. citizens or residents and individual Non-U.S. Holders that have a “tax home” in the United States. The discussion assumes that a Non-U.S. Holder is not and will not be engaged in a trade or business within the United States, has and will have no U.S. source income apart from its investment in our Class A ordinary shares, and, in the case of a Non-U.S. Holder that is an individual, has not been (and will not be) present in the United States for 183 days or more in any taxable year.

Interest, Dividends, Etc. A Non-U.S. Holder is subject to U.S. federal withholding tax at the rate of 30% (or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, IRS Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent) on its distributive share of any U.S. source interest (subject to certain exemptions), U.S. source dividends (including, in certain cases, dividend equivalent amounts) and certain other income received by us. We expect that distributions from Masterworks 002 Cayman will not be treated as U.S. source dividends for withholding purposes.

Effectively Connected Income. In general, a non-U.S. person that invests in an entity taxable as a partnership for U.S. federal income tax purposes that is (directly or through entities treated as disregarded from their owners or as partnerships for U.S. federal income tax purposes) “engaged in trade or business within the United States” is itself considered to be engaged in trade or business within the United States and is subject to U.S. federal income tax (including, possibly, in the case of a non-U.S. corporation, the “branch profits” tax), withholding and income tax return filing requirements with respect to its income effectively connected (or treated as effectively connected) with the U.S. trade or business (“ECI”). A non-U.S. person that fails to file a timely U.S. federal income tax return in respect of its ECI may subsequently be precluded from claiming deductions related to the ECI and may be subject to interest and penalties. We believe that our activities as currently contemplated generally will not involve being engaged in a trade or business within the United States, and as a result we expect that neither Masterworks 002 Cayman, nor any Non-U.S. Holder will be treated as deriving ECI as a result of our activities.

U.S. Federal Estate Taxes for Non-U.S. Persons.   Individual Non-U.S. Holders will be subject to U.S. federal estate tax on the value of U.S.-situs property owned at the time of their death. Our Class A ordinary shares that are owned or treated as owned by an individual Non-U.S. Holder at the time of such Non-U.S. Holder’s death may be considered U.S.-situs property for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. Prospective individual holders who are non-U.S. persons are urged to consult their tax advisors concerning the potential U.S. federal estate tax consequences with regard to our Class A ordinary shares.

Administrative Matters

Tax Elections.    The Board of Managers will have the authority to act on our behalf with respect to tax audits and certain other tax matters and to make such elections under the Code and other relevant tax laws as the Board of Managers deems necessary or appropriate. Accordingly, our Board of Managers can change our tax election to have our company taxed as a corporation in its sole and absolute discretion.

Nominee Reporting.    Persons who hold our Class A ordinary shares as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or (3) a tax exempt entity; (iii) the amount and description of Class A ordinary shares held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Class A ordinary shares they acquire, hold or transfer for their own account. A penalty is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Class A ordinary shares with the information furnished to us.

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Taxable Year. We currently intend to use the calendar year as our taxable year for U.S. federal income tax purposes. Under certain circumstances which we currently believe are unlikely to apply, a taxable year other than the calendar year may be required for such purposes.

Partnership Audit Rules. We or the Holders may have potential tax liability in the event of an adjustment imposed as a result of a tax audit by the IRS. An audit resulting in an adjustment to any item of our income, gain, loss, deduction or credit (or adjustment of the allocation of any such items among the Holders), and any tax (including interest and penalties) attributable to such adjustment, may be determined and collected at the Company level in the year of such adjustment. In that event, under the operating agreement, the Board of Managers will allocate such tax among the Holders as equitably determined by the Board of Managers, and each Holder may be required to contribute to the Company the amount of such tax allocated to it. As a result, a Holder may bear liability for the adjustment in an amount that exceeds the taxes that the Holder (or its predecessor in interest) would have paid if the adjustment had been applied at the Holder level. Alternatively, the Board of Managers may elect to send an adjusted Schedule K-1 to each person who was a Holder in the taxable year reviewed on audit (the “Push-Out Election”). In that event, each such person (whether a current or former Holder) may elect to pay any resulting tax (including interest and penalties) or, in the case of a person that is itself treated as a partnership or other flow-through vehicle for U.S. federal income tax purposes, such person may further push out the adjustment to the next tier of partners. Non-U.S. Holders may be required to file U.S. tax returns as a result of a Push-Out Election. There is some uncertainty regarding the interpretation and implementation of these partnership audit procedures.

Treatment of Withholding Taxes. We will withhold and pay over any U.S. withholding taxes required to be withheld with respect to any Holder and will treat such withholding as a payment to such Holder. Such payment will be treated as a distribution to the extent that the Holder is then entitled to receive a cash distribution. To the extent that such payment exceeds the amount of any cash distribution to which such Holder is then entitled, such Holder shall be required to make prompt payment to us. Similar provisions would apply in the case of taxes withheld from a distribution to us.

Information Reporting and Backup Withholding.    If we are required to withhold any U.S. tax on distributions made to any Holder of Class A ordinary shares, we will pay such withheld amount to the IRS. Amounts withheld generally will be reported annually to the IRS and to the Holders by the applicable withholding agent. Distributions made to a U.S. Holder may be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation certifying that, among other things, its taxpayer identification number (“TIN”) is correct, or otherwise establishes an exemption. Such U.S. Holder should use an IRS Form W-9 for this purpose. If such U.S. Holder does not provide its correct TIN and other required information or an adequate basis for exemption, payments made to such U.S. Holder will be subject to backup withholding (currently, at a rate of 24%) and such U.S. Holder may be subject to a penalty imposed by the IRS. Exempt U.S. Holders (including, among others, all corporations) are not subject to these information reporting and backup withholding requirements, provided that, if required, they properly demonstrate their eligibility for exemption. In order for a Non-U.S. Holder to avoid backup withholding, such Non-U.S. Holder should submit the appropriate version of IRS Form W-8, attesting to such Non-U.S. Holder’s foreign status. The failure of such a Non-U.S. Holder to provide the appropriate IRS Form W-8 may result in backup withholding on some or all of the payments made to such Non-U.S. Holder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability if the required information is furnished by such Holder on a timely basis to the IRS.

If you do not timely provide us with IRS Form W-8 or IRS Form W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all Holders. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all Holders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the Holders that failed to timely provide the proper U.S. tax certifications).

The proper application to us of rules for withholding under Section 1441 of the Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of Holders at any particular time (in light of possible sales of Class A ordinary shares), we may over-withhold or under-withhold with respect to a particular Holder. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a Non-U.S. Holder. It may be determined, however, that the corresponding amount of our income was not properly allocable to such Non-U.S. Holder, and the withholding should have been less than the actual withholding. Such Non-U.S. Holder would be entitled to a credit against such Non-U.S. Holder’s U.S. tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the Non-U.S. Holder’s U.S. tax liability, the Non-U.S. Holder would be required to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may be determined that the corresponding income was properly allocable to a Non-U.S. Holder and withholding should have been imposed. In that event, we may determine to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all partners on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant Non-U.S. Holder).

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Reportable Transactions

If the U.S. federal tax rules relating to “reportable transactions” are applicable to us (or any of the transactions undertaken by us), Holders that are required to file U.S. federal income tax returns (and, in some cases, certain direct and indirect interest holders of certain Holders) would be required to disclose to the IRS information relating to the Company and our transactions, and to retain certain documents and other records related thereto. Although we do not believe that the purchase of our Class A ordinary shares is a reportable transaction, there can be no assurance that the IRS will not take a contrary position. In addition, an interest in the Company could become a reportable transaction for Holders in the future, for example if we generate certain types of losses that exceed prescribed thresholds or if certain other events occur. It is also possible that a transaction undertaken by us will be a reportable transaction for Holders. Substantial penalties may be imposed on taxpayers who fail to comply with these laws.

In addition, other tax laws impose substantial excise taxes and additional reporting requirements and penalties on certain tax-exempt investors (and, in some cases, the managers of tax-exempt investors) that are, directly or in some cases indirectly, parties to certain types of reportable transactions.

FATCA

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on (i) payments of certain U.S. source income (including interest and dividends) and gross proceeds from the sale or other disposition after December 31, 2018, of property that can produce U.S. source interest or dividends (“withholdable payments”) and (ii) payments made after December 31, 2018 (or, if later, the date on which the final U.S. Treasury regulations that define “foreign passthru payments” are published) by certain foreign financial institutions (such as banks, brokers, investment funds or certain holding companies) (“FFIs”) that are “attributable” to withholdable payments (“foreign passthru payments”). It is uncertain at present when payments will be treated as “attributable” to withholdable payments.

FATCA may also apply to certain non-U.S. entities held by or affiliated with us, including Masterworks 002 Cayman.

Although the application of FATCA to a sale or other disposition of an interest in an entity treated as a partnership for U.S. federal income tax purposes is unclear, it is possible that the gross proceeds from the sale or other disposition of an interest in the Company may be subject to tax under FATCA.

Each Holder should consult its own tax advisor regarding the application of FATCA to an investment in the Company.

Certain State, Local and Non-U.S. Tax Considerations

The foregoing discussion does not address the U.S. state and local or non-U.S. tax consequences of the purchase, ownership and disposition of our Class A ordinary shares. Holders may be subject to certain U.S. state and local and non-U.S. taxation, and tax return filing requirements, in the jurisdictions of our activities or investments. Holders may not receive the relevant tax information prior to when their tax return reporting obligations become due and may need to file for extensions. Prospective Holders are urged to consult their own tax advisors regarding U.S. state and local and non-U.S. tax matters.

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ADDITIONAL REQUIREMENTS AND RESTRICTIONS

State Securities – Blue Sky Laws

There is no established public market for our Class A ordinary shares, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our Class A ordinary shares may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Class A ordinary shares may not be traded in such jurisdictions. Because the securities qualified hereunder have not been registered for resale under the blue sky laws of any state, the holders of such Class A ordinary shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the Class A ordinary shares for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide us with “manual” exemptions in approximately 39 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-nine states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling shareholders. In these states, so long as we obtain and maintain a listing in a securities manual recognized by the state such as Mergent, Inc., Moody’s Investor Service or Standard and Poor’s Corporate Manual, secondary trading of our Class A ordinary shares can occur without any filing, review or approval by state regulatory authorities. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin and Wyoming. If we can secure this listing in such securities manuals, only then secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require Class A ordinary shares to be qualified before they can be resold by holders of Class A ordinary shares.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

●	A “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

●	Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

●	Within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

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●	A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

●	Designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

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LEGAL MATTERS

The validity of the securities offered by this offering circular will be passed upon for us by Anthony L.G., PLLC, formerly named Legal & Compliance, LLC, 625 N. Flagler Drive, Suite 600, West Palm Beach, Florida 33401.

EXPERTS

Our balance sheet as of December 31, 2018 included in this offering circular has been audited by Mayer Hoffman McCann, P.C., an independent auditor, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

APPOINTMENT OF AUDITOR

On August 13, 2018, our Manager appointed Mayer Hoffman McCann, P.C. as our independent registered public accounting firm. Mayer Hoffman McCann, P.C. audited our balance sheet as of December 31, 2018 which has been included in this offering circular. Prior to engaging Mayer Hoffman McCann, P.C. as our independent auditor, we did not have an independent auditor to audit our financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under Regulation A of the Securities Act with respect to the Class A ordinary shares offered by this offering circular. This offering circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. Statements contained in this offering circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

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We also maintain a website at the website address of Masterworks.io located at www.masterworks.io. After the completion of this Offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this offering circular and the inclusion of our website address in this offering circular is an inactive textual reference only.

After the completion of this Tier II, Regulation A offering, we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Until we become or never become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each holder of Class A ordinary shares:

1.	Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.	Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, the Administrator will cause to be mailed or made available, by any reasonable means, to each holder of Class A ordinary shares as of a date selected by the Administrator, an annual report containing our financial statements for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Company. The Company shall be deemed to have made a report available to each holder of Class A ordinary shares as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and our affiliate and available for viewing by holder of Class A ordinary shares.

3.	Tax Information. As soon as practicable following the end of our fiscal year, which is currently January 1st through December 31st, we will send to each holder of Class A ordinary shares such tax information as shall be reasonably required for federal and state income tax reporting purposes.

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INDEX TO FINANCIAL STATEMENTS OF MASTERWORKS 002, LLC

Page

Unaudited Balance Sheet

Balance Sheet as of September 30, 2019	F-1

Notes to Unaudited Balance Sheet	F-2 – F-4

Audited Balance Sheet

Independent Auditors’ Report	F-5

Balance Sheet as of December 31, 2018	F-6

Notes to Balance Sheet	F-7 – F-9

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MASTERWORKS 002, LLC

Balance Sheet

(Unaudited)

September 30, 2018

ASSETS

Cash and Cash Equivalents	$100

Total Assets	$100

LIABILITIES AND MEMBER’S EQUITY

Member’s Equity	$100

Total Liabilities and Member’s Equity	$100

F-1

MASTERWORKS 002, LLC

NOTES TO UNAUDITED BALANCE SHEET

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization – Masterworks 002, LLC (the “Company”) was formed as a manager-managed Delaware limited liability company to purchase a painting by Claude Monet, known as Coupe de Vent, 1881, Oil on canvas (the “Painting”). All of the Company’s membership interests are owned by Masterworks Gallery, LLC. The Company intends to offer membership interests to enable investors to diversify their portfolios with a long-term investment in fine artwork. The Company expects that we will be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. On June 20, 2018, 6461230, LLC, a Delaware limited liability company and a wholly owned subsidiary of Masterworks Gallery, LLC, successfully bid for the Painting at the Impressionist and Modern Art Evening Sale public auction held by Christie’s International PLC, for a total sale price of £4,733,750 or $6,239,556 based on the average exchange rate in effect on such date. The sale closed in September 2018.

Basis of Accounting – The preparation of the balance sheet and related notes of the Company are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States which requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could materially differ from those estimates.

Cash and Cash Equivalents - As of September 30, 2019, our cash and cash equivalents consisted of cash held in an FDIC insured bank account. Cash equivalents are recorded at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Concentration of Credit Risk – The Company maintains its cash in bank accounts in amounts that may exceed federally insured limits at times. The Company has not experienced any losses in these accounts in the past, and management believes the Company is not exposed to significant credit risks as they periodically evaluate the strength of the financial institutions in which it deposits funds.

Income Taxes – The Company is a limited partnership and generally is not subject to federal or state income taxes. Accordingly, our taxable income or loss, which may vary substantially from income or loss reported for financial reporting purposes, will be included in the federal and state income tax returns of the Company’s members based upon their respective share of the Company’s income and expenses as reported for income tax purposes. Accordingly, no provision for income taxes is reflected in the accompanying financial statements. For the current tax year and for all major taxing jurisdictions, the Administrator has concluded that the Company is a pass-through entity and there are no uncertain tax positions that would require recognition in the financial statements. If the Company were to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes. The Administrator does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. However, the Administrator’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors including but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S., State and foreign income tax laws, and changes in administrative practices and precedents of the relevant taxing authorities. Generally, Federal, State and Local authorities may examine the Company’s tax returns for three years from the date of filing.

Investment in Artwork – Investment in artwork will consist of the Painting. Upon completion of the Merger (as defined below), the Painting will be recorded on the Company’s balance sheet at the original cost basis at which the Company’s affiliate, Masterworks Gallery, LLC, paid for the Painting. The difference between the value of the Painting recorded on the Company’s balance sheet and the consideration payable to Masterworks Gallery, LLC in the Merger, which is attributable to the true-up payable to Masterworks, in the form of cash or a combination of cash and Class A ordinary shares, will be recorded as an expense which will reduce members’ capital. Artwork is determined to have an indefinite life. The Company will review the artwork for impairment in accordance with the requirements of ASC 360-10, Impairment and Disposal of Long-Lived Assets (“ASC 360”). Those requirements will require the Company to perform an impairment analysis whenever events or changes in circumstances indicate that the carrying amount of the artwork might not be recoverable, i.e., information indicates that an impairment might exist. In accordance with ASC 360, the Company will:

F-2

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

●	Consider whether indicators of impairment are present; Indicators or triggers of impairment management considers are: deteriorating physical condition of the artworks, trends in the art market, reputation of the artist, recent sales of other paintings by the artist and other events, circumstances or conditions that indicate impairment might exist;

●	If indicators are present, perform a recoverability test by comparing the estimated amount realizable upon sale of the Painting, to its carrying value; and

●	If the amount realizable upon sale of the Painting is deemed to be less than its carrying value, we would measure an impairment charge.

If it is determined that measurement of an impairment loss is necessary, the impairment loss would be calculated based on the difference between the carrying amount of the artwork and its estimated fair value. An impairment loss would be reported as a component of income from continuing operations before income taxes in the Company’s financial statements.

Revenue Recognition – The Company does not plan to generate revenue until the artwork is sold at some undetermined future date. At the time of sale, revenue will be recognized upon the sale’s effective date.

Expenses – The Company’s expenses are covered under the annual administrative services fee, which covers all normal operating costs of the Company. The annual administrative services fee is paid to Masterworks Administrative Services, LLC (the “Administrator”) in additional membership interests and will be accounted for as a management fee expense and an equity issuance in the Company’s financial statements. Organization and offering costs of the Company are being paid by Masterworks entities on behalf of the Company. These organization and offering costs include all expenses relating to the formation of the Company and the qualification of the Offering and the marketing and distribution of Class A ordinary shares including, without limitation, expenses for printing, and amending the offering circulars, mailing and distributing costs, telephones, Internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of Class A ordinary shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company is not required to reimburse Masterworks for any of these costs.

2.	RISKS & UNCERTAINTIES

The Company is a new company and has no operating history to assess the future viability of its business model. The Company’s single asset is an investment in artwork which can decline in value or become worthless due to economic factors, trend in the art market, changes in the condition of the artwork among other factors.

Under various agreements, the Company has engaged or will engage the Administrator to provide certain services that are essential to the Company such as storage, insurance, display, transport, SEC filings and compliance, transfer agent fees and other normal operating expenses. As a result of these relationships, the Company is dependent upon Masterworks. In the event that Masterworks is unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

3.	SUBSEQUENT EVENTS

During 2019 or 2020, the Company anticipates completing the offering and sale of Class A ordinary shares in a Tier 2 offering under Regulation A and expects to raise up to $6,817,960 from such offering. With funds raised from this financing transaction, the Company intends to effect a Merger pursuant to which it will effectively purchase the Painting from a related party and pay a true-up to Masterworks for aggregate consideration of $6,817,960 for cash or, if the offering is not fully subscribed, the Company intends to issue Masterworks Gallery a number of unsold shares equal to the aggregate number of unsold shares in the offering, all of which will be in the form of Class A ordinary shares, as partial consideration for the Merger. Prior to qualification of this offering circular by the SEC, the Company intends to adopt an amended and restated operating agreement and shall issue 85,225 Class B ordinary shares to Masterworks upon conversion in full of its then existing 100% ownership interest in the Company.

F-3

Upon issuance, the Class A ordinary shares will represent membership interests having economic rights to the Company, with certain voting and approval rights. The Class B ordinary shares shall have no voting rights, except as may be required by law, and shall represent a 20% “profits interest” in the Company’s fully diluted equity. The Class B ordinary shares will entitle the holder to 20% of the profit on sale of the Painting or the ability to convert such shares into Class A ordinary shares with a value at the time of conversion equal to 20% of the increase in value of our issued and outstanding shares. Except for certain voting and approval rights of the Class A ordinary shares, the Administrator will control all other matters in accordance with the amended and restated operating agreement.

Masterworks Gallery, LLC is the beneficial owner of the Painting and the owner holding 100% of the membership interest of the Company as of the date of this balance sheet. Masterworks Administrative Services, LLC, is the company that will contractually provide administrative services to the Company. Masterworks Gallery, LLC and Masterworks Administrative Services, LLC (the “Administrator”) are each wholly-owned and controlled by Masterworks.io, LLC and are thus considered to be related parties to the Company.

Upon issuance of the Class A ordinary shares, the administrative services agreement with the Administrator will become effective. The expected annual administrative services fee will be payable to the Administrator via issuance of Class A ordinary shares at a rate of 1.5% of the total shares outstanding(excluding the Class B ordinary shares), per annum and will be recorded as an administrative fee expense in the Company’s financial statements. The annual administrative services fee is anticipated to cover all normal operating costs of the Company, including storage, insurance, display, transport, SEC filings and compliance, transfer agent fees and accounting. However, the Administrator will charge the Company, for any extraordinary costs and payments, which are expected to be defined as costs and payments associated with litigation, arbitration or judicial proceedings; material or extraordinary transactions related to a merger, third-party tender offer, or other similar transaction, selling the Painting. For any extraordinary costs incurred or payments made on behalf of the Company, the Company will show the expense on its statement of operations in the year of occurrence, as well as carry forward a due to related party liability on its balance sheet in perpetuity, until the Painting is sold and the resulting proceeds can be used to settle the liability to the Administrator.

As part of the potential administrative services agreement, the Administrator will be required to provide the Company with evidence and detail of the extraordinary costs for which it will be entitled to reimbursement. In addition, the Administrator is required to obtain and maintain the necessary capital to fulfill its obligations under the administrative services agreement and to remain solvent. The Administrator will report to the Company on a semi-annual basis its current and total assets, current and total liabilities, and total equity and the Company intends to include such amounts in its SEC reports.

F-4

INDEPENDENT AUDITORS’ REPORT

To the Manager and Member

Masterworks 002, LLC

We have audited the accompanying balance sheet of Masterworks 002, LLC as of December 31, 2018, and the related notes to the balance sheet.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of this financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Masterworks 002, LLC as of December 31, 2018 in accordance with accounting principles generally accepted in the United States of America.

/s/ Mayer Hoffman McCann P.C.
Mayer Hoffman McCann P.C.

Kansas City, Missouri

February 8, 2019

F-5

MASTERWORKS 002, LLC

Balance Sheet

December 31, 2018

ASSETS

Cash and Cash Equivalents	$100

Total Assets	$100

LIABILITIES AND MEMBER’S EQUITY

Member’s Equity	$100

Total Liabilities and Member’s Equity	$100

F-6

MASTERWORKS 002, LLC

NOTES TO BALANCE SHEET

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization – Masterworks 002, LLC (the “Company”) was formed as a manager-managed Delaware limited liability company to purchase a painting by Claude Monet, known as Coupe de Vent, 1881, Oil on canvas (the “Painting”). All of the Company’s membership interests are owned by Masterworks Gallery, LLC. The Company intends to offer membership interests to enable investors to diversify their portfolios with a long-term investment in fine artwork. The Company’s manager is Masterworks Administrative Services, LLC (the “Administrator”). We expect that we will be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. On June 20, 2018, 6461230, LLC, a Delaware limited liability company and a wholly owned subsidiary of Masterworks Gallery, LLC, successfully bid for the Painting at the Impressionist and Modern Art Evening Sale public auction held by Christie’s International PLC, for a total sale price of £4,733,750 or $6,239,556 based on the average exchange rate in effect on such date. The sale closed in September 2018.

Basis of Accounting – The preparation of the balance sheet and related notes of the Company are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States which requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could materially differ from those estimates.

Cash and Cash Equivalents - As of December 31, 2018, our cash and cash equivalents consisted of cash held in an FDIC insured bank account. Cash equivalents are recorded at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Concentration of Credit Risk – The Company maintains its cash in bank accounts in amounts that may exceed federally insured limits at times. The Company has not experienced any losses in these accounts in the past, and management believes the Company is not exposed to significant credit risks as they periodically evaluate the strength of the financial institutions in which it deposits funds.

Income Taxes – The Company is a limited partnership and generally is not subject to federal or state income taxes. Accordingly, our taxable income or loss, which may vary substantially from income or loss reported for financial reporting purposes, will be included in the federal and state income tax returns of the Company’s members based upon their respective share of the Company’s income and expenses as reported for income tax purposes. Accordingly, no provision for income taxes is reflected in the accompanying financial statements. For the current tax year and for all major taxing jurisdictions, the Administrator has concluded that the Company is a pass-through entity and there are no uncertain tax positions that would require recognition in the financial statements. If the Company were to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes. The Administrator does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. However, the Administrator’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors including but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S., State and foreign income tax laws, and changes in administrative practices and precedents of the relevant taxing authorities. Generally, Federal, State and Local authorities may examine the Company’s tax returns for three years from the date of filing.

F-7

MASTERWORKS 002, LLC

NOTES TO BALANCE SHEET

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Investment in Artwork – Investment in artwork will consist of the Painting. Upon completion of the Merger (as defined below), the Painting will be recorded on the Company’s consolidated balance sheet at the original cost basis at which the Company’s affiliate, Masterworks Gallery, LLC, paid for the Painting. The difference between the value of the Painting recorded on the Company’s balance sheet and the consideration payable to Masterworks Gallery, LLC in the Merger in the form of cash or a combination of cash and Class A ordinary shares will be recorded as an adjustment to members’ capital. Artwork is determined to have an indefinite life. The Company will review the artwork for impairment in accordance with the requirements of ASC 360-10, Impairment and Disposal of Long-Lived Assets (“ASC 360”). Those requirements will require the Company to perform an impairment analysis whenever events or changes in circumstances indicate that the carrying amount of the artwork might not be recoverable, i.e., information indicates that an impairment might exist. In accordance with ASC 360, the Company will:

●	Consider whether indicators of impairment are present; Indicators or triggers of impairment management considers are: deteriorating physical condition of the artworks, trends in the art market, reputation of the artist, recent sales of other paintings by the artist and other events, circumstances or conditions that indicate impairment might exist;

●	If indicators are present, perform a recoverability test by comparing the estimated amount realizable upon sale of the Painting, to its carrying value; and

●	If the amount realizable upon sale of the Painting is deemed to be less than its carrying value, we would measure an impairment charge.

If it is determined that measurement of an impairment loss is necessary, the impairment loss would be calculated based on the difference between the carrying amount of the artwork and its estimated fair value. An impairment loss would be reported as a component of income from continuing operations before income taxes in the Company’s consolidated financial statements.

Revenue Recognition – The Company does not plan to generate revenue until the artwork is sold at some undetermined future date. At the time of sale, revenue will be recognized upon the sale’s effective date.

Expenses – The Company’s expenses are covered under the annual administrative services fee, which covers all normal operating costs of the Company. The annual administrative services fee is paid to Masterworks Administrative Services, LLC (the “Administrator”) in additional membership interests and will be accounted for as a management fee expense and an equity issuance in the Company’s financial statements. Organization and offering costs of the Company are being paid by the Administrator and its affiliates on behalf of the Company. These organization and offering costs include all expenses relating to the formation of the Company and the qualification of the Offering and the marketing and distribution of Class A ordinary shares including, without limitation, expenses for printing, and amending the offering circulars, mailing and distributing costs, telephones, Internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of Class A ordinary shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company is not required to reimburse the Administrator for any of these costs.

2.	RISKS & UNCERTAINTIES

The Company is a new company and has no operating history to assess the future viability of its business model. The Company’s single asset is an investment in artwork which can decline in value or become worthless due to economic factors, trend in the art market, changes in the condition of the artwork among other factors.

Under various agreements, the Company has engaged or will engage the Administrator to provide certain services that are essential to the Company such as storage, insurance, display, transport, SEC filings and compliance, transfer agent fees and other normal operating expenses. As a result of these relationships, the Company is dependent upon the Administrator. In the event that the Administrator is unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

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3.	SUBSEQUENT EVENTS

During 2019, the Company anticipates completing the offering and sale of Class A ordinary shares in a Tier 2 offering under Regulation A and expects to raise up to $6,817,960 from such offering. With funds raised from this financing transaction, the Company intends to effect a Merger pursuant to which it will effectively purchase the Painting from a related party at a purchase price of $6,817,960 for cash or, if the offering is not fully subscribed, the Company intends to issue Masterworks Gallery a number of unsold shares equal to the aggregate number of unsold shares in the offering, all of which will be in the form of Class A ordinary shares, as partial consideration for the Painting. Prior to qualification of this offering circular by the SEC, the Company intends to adopt an amended and restated operating agreement and shall issue 85,225 Class B ordinary shares to Masterworks upon conversion in full of its then existing 100% ownership interest in the Company.

Upon issuance, the Class A ordinary shares will represent membership interests having economic rights to the Company, with certain voting and approval rights. The Class B ordinary shares shall have no voting rights, except as may be required by law, and shall represent a 20% “profits interest” in the Company’s fully diluted equity. The Class B ordinary shares will entitle the holder to 20% of the profit on sale of the Painting or the ability to convert such shares into Class A ordinary shares with a value at the time of conversion equal to 20% of the increase in value of our issued and outstanding shares. Except for certain voting and approval rights of the Class A ordinary shares, the Administrator will control all other matters in accordance with the amended and restated operating agreement.

Masterworks Gallery, LLC is the owner of the Painting and the owner holding 100% of the membership interest of the Company as of the date of this balance sheet. Masterworks Administrative Services, LLC, is the company that will contractually provide administrative services to the Company. Masterworks Gallery, LLC and Masterworks Administrative Services, LLC (the “Administrator”) are each wholly-owned and controlled by Masterworks.io, LLC and are thus considered to be related parties to the Company.

Upon issuance of the Class A ordinary shares, the administrative services agreement with the Administrator will become effective. The expected annual administrative services fee will be payable to the Administrator via issuance of Class A ordinary shares at a rate of 1.5% of the total shares outstanding(excluding the Class B ordinary shares), per annum and will be recorded as an administrative fee expense in the Company’s financial statements. The annual administrative services fee is anticipated to cover all normal operating costs of the Company, including storage, insurance, display, transport, SEC filings and compliance, transfer agent fees and accounting. However, the Administrator will charge the Company, for any extraordinary costs and payments, which are expected to be defined as costs and payments associated with litigation, arbitration or judicial proceedings; material or extraordinary transactions related to a merger, third-party tender offer, or other similar transaction, selling the Painting. For any extraordinary costs incurred or payments made on behalf of the Company, the Company will show the expense on its statement of operations in the year of occurrence, as well as carry forward a due to related party liability on its balance sheet in perpetuity, until the Painting is sold and the resulting proceeds can be used to settle the liability to the Administrator.

As part of the potential administrative services agreement, the Administrator will be required to provide the Company with evidence and detail of the extraordinary costs for which it will be entitled to reimbursement. In addition, the Administrator is required to obtain and maintain the necessary capital to fulfill its obligations under the administrative services agreement and to remain solvent. The Administrator will report to the Company on a semi-annual basis its current and total assets, current and total liabilities, and total equity and the Company intends to include such amounts in its SEC reports.

F-9

MASTERWORKS 002, LLC

Best Efforts Offering of

$6,863,500 Maximum Offering Amount (343,175 Class A ordinary shares)

OFFERING CIRCULAR

PART III – EXHIBITS

Index to Exhibits

Exhibit
No.	Exhibit Description

1.1	Form of Engagement Letter (SDDco-BA)**

2.1	Certificate of Formation of Masterworks 002, LLC filed with Delaware Secretary of State on July 19, 2018.**

2.2	Operating Agreement of Masterworks 002, LLC. **

2.3	Form of Amended and Restated Operating Agreement of Masterworks 002, LLC. **

4.1	Form of Subscription Agreement for Regulation A Offering.**

6.1	Form of Merger Agreement, by and among Masterworks Gallery, LLC, Masterworks 002, LLC and 6461230, LLC.*

6.2	Form of Administrative Services Agreement, dated XXXX XX, 2019, between Masterworks Administrative Services, LLC, Masterworks Cayman and Masterworks 002, LLC.*

10.1	Power of attorney.**

11.1	Consent of Mayer Hoffman McCann, P.C.*

11.2	Consent of Legal & Compliance, LLC (included in Exhibit 12.1)*.

12.1	Opinion of Legal & Compliance, LLC.*

13.1	Testing the Waters materials.**

* Filed herewith

** Previously filed.

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Amendment No. 4 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 7, 2019.

MASTERWORKS 002, LLC

By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
General Counsel and Secretary

Pursuant to the requirements of Regulation A, this Amendment No. 4 to Form 1-A has been signed by the following persons in the capacities indicated on October 7, 2019.

Name	Title

*	Chief Executive Officer of Masterworks 002, LLC
Scott W. Lynn	(Principal Executive Officer)

*	Chief Financial Officer and Member of the Board of Managers of Masterworks 002, LLC (Principal Financial Officer and Principal Accounting Officer)
Nigel S. Glenday

/s/ Joshua B. Goldstein	General Counsel, Secretary and Member of the Board of Managers of Masterworks 002, LLC
Joshua B. Goldstein

*	Member of Board of Managers; Independent Manager of Masterworks 002, LLC
Leonard J. Sokolow

* By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
Attorney-in-fact

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